    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1995

                                                       REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            ATRIX LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                            8731                           84-1043826
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NO.)            IDENTIFICATION NO.)

                              2579 MIDPOINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 482-5868
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

           JOHN E. URHEIM, VICE CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            ATRIX LABORATORIES, INC.
                              2579 MIDPOINT DRIVE
                          FORT COLLINS, COLORADO 80525
                                 (970) 482-5868
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                             WARREN L. TROUPE, ESQ.
                             DEBORAH A. HOGAN, ESQ.
                                   KUTAK ROCK
                       717 SEVENTEENTH STREET, SUITE 2900
                             DENVER, COLORADO 80202
                                 (303) 297-2400

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
  TITLE OF EACH CLASS OF                         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
     SECURITIES TO BE          AMOUNT TO BE          OFFERING       AGGREGATE OFFERING     REGISTRATION
        REGISTERED              REGISTERED        PRICE PER UNIT         PRICE(1)           FEE(1)(2)
----------------------------------------------------------------------------------------------------------
Common Stock, $.001 par
  value per share.........       704,835               N/A              $3,524,175          $1,215.23
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(f)(2) promulgated under the Securities Act of 1933, as amended.

(2) $774.16 previously paid at the time of the filing of the preliminary proxy materials of Vipont Royalty Income Fund, Ltd. on May 19, 1995.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ATRIX LABORATORIES, INC.

                             CROSS REFERENCE SHEET

   FURNISHED PURSUANT TO ITEM 1 OF FORM S-4 AND ITEM 501(B) OF REGULATION S-K

                                                                       CAPTION IN
                                                                    PROSPECTUS/PROXY
                    ITEM OF S-4                                        STATEMENT
----------------------------------------------------    ----------------------------------------
A.    Information about the Transaction

      1.    Forepart of Registration Statement and      Facing Page of Registration Statement;
            Outside Front Cover Page of Prospectus      Outside Front Cover Page of
                                                        Prospectus/Proxy Statement

      2.    Inside Front and Outside Back Cover Page    AVAILABLE INFORMATION; TABLE OF
            of Prospectus                               CONTENTS; Inside Front Cover Page of
                                                        Prospectus/Proxy Statement

      3.    Risk Factors, Ratio of Earnings to Fixed    VOTING PROCEDURES; SUMMARY; RISK
            Charges and Other Information               FACTORS; CONFLICTS OF INTEREST; FEDERAL
                                                        INCOME TAX CONSIDERATIONS

      4.    Terms of the Transaction                    SUMMARY; THE MERGER: DESCRIPTION OF
                                                        COMMON STOCK; THE
                                                        MERGER -- Consideration to be received
                                                        by the Limited Partners; FEDERAL INCOME
                                                        TAX CONSIDERATIONS

      5.    Pro Forma Financial Information             PRO FORMA FINANCIAL INFORMATION

      6.    Material Contacts Between the Company       THE PARTNERSHIP
            and the Partnership

      7.    Additional Information Required for         Not Applicable
            Reoffering by Persons and Parties Deemed
            to be Underwriters

      8.    Interest of Named Experts and Counsel       Not Applicable

      9.    Disclosure of Commission Position on
            Indemnification for Securities Act
            Liabilities

B.    Information about the Registrant

      10.   Information with Respect to S-3             Not Applicable
            Registrants

      11.   Incorporation of Certain Information by     Not Applicable
            Reference

      12.   Information with Respect to S-2 or S-3      AVAILABLE INFORMATION; THE COMPANY
            Registrants

      13.   Incorporation of Certain Information by     AVAILABLE INFORMATION
            Reference

      14.   Information with Respect to Registrants     Not Applicable
            other than S-3 or S-2 Registrants
C.    Information about the Company Being Acquired

      15.   Information with Respect to S-3             Not Applicable
            Companies

      16.   Information with Respect to S-2 or S-3      AVAILABLE INFORMATION; THE PARTNERSHIP
            Companies

      17.   Information with Respect to Companies       Not Applicable
            other than S-3 or S-2 Companies

                                                                       CAPTION IN
                                                                    PROSPECTUS/PROXY
                    ITEM OF S-4                                        STATEMENT
----------------------------------------------------    ----------------------------------------
D.    Voting and Management Information

      18.   Information if Proxies, Consents or         AVAILABLE INFORMATION; SUMMARY; THE
            Authorizations are to be Solicited          MERGER -- Vote Required for Approval of
                                                        the Merger; VOTING PROCEDURES; CONFLICTS
                                                        OF INTEREST

      19.   Information if Proxies, Consents or         Not Applicable
            Authorizations are not to be solicited
            or in an Exchange Offer

                        VIPONT ROYALTY INCOME FUND, LTD.
                              2579 MIDPOINT DRIVE
                          FORT COLLINS, COLORADO 80525

                 NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS
                         TO BE HELD SEPTEMBER 27, 1995

TO THE LIMITED PARTNERS OF VIPONT ROYALTY INCOME FUND, LTD.

     NOTICE IS HEREBY GIVEN that a Special Meeting of Limited Partners (the "Meeting") of Vipont Royalty Income Fund, Ltd. (the "Partnership") will be held at The Marriott Hotel, 350 East Horsetooth, Ft. Collins, Colorado 80525 on September 27, 1995, at 10:00 a.m. Fort Collins time, for the following purpose:

          To consider and act upon a proposal to approve the merger (the "Merger") of the Partnership with and into a to-be-formed Colorado limited partnership ("Atrix, L.P."), pursuant to an Agreement and Plan of Merger to be entered into by and among the Partnership, Atrix Laboratories, Inc. ("Atrix") and Atrix, L.P., and such actions as are necessary or appropriate to effectuate the Merger including, without limitation, the adoption of certain amendments to the agreement of limited partnership of the Partnership, as described in the accompanying Prospectus/Proxy Statement. In connection with the Merger, the limited partners of the Partnership will receive shares of common stock of Atrix.

     The General Partner of the Partnership (the "General Partner") has fixed August 21, 1995 as the record date for the determination of the limited partners entitled to vote at the Meeting or any adjournment thereof.

     You are cordially invited and urged to attend the Meeting. All limited partners, whether or not they expect to attend the Meeting in person, are requested to complete, date and sign the enclosed proxy card and return it promptly in the postage-paid, self-addressed envelope provided for that purpose. By returning your proxy card promptly you can help the Partnership avoid the expense of follow-up mailings to ensure a quorum so that the Meeting can be held. Limited partners who attend the Meeting may revoke a prior Proxy and vote their Proxy in person as set forth in the Prospectus/Proxy Statement.

     THE ENCLOSED PROXY IS BEING SOLICITED BY THE GENERAL PARTNER.

     The General Partner has a conflict of interest with respect to the Merger and is not making a recommendation to the Limited Partners on whether to vote "For" or "Against" the Merger. See "CONFLICTS OF INTEREST" in the accompanying Prospectus/Proxy Statement. Each Limited Partner must make his or her own decision whether to vote "For" or "Against" the Merger. See "RISK FACTORS" and "THE MERGER -- Advantages of the Merger" in the accompanying Prospectus/Proxy Statement.

                                          By Direction of the General Partner

                                          JOHN E. URHEIM,
                                          Vice Chairman and Chief Executive
                                          Officer

Fort Collins, Colorado
August   , 1995

       ATRIX LABORATORIES, INC.          VIPONT ROYALTY INCOME FUND, LTD.
               704,835                           PROXY STATEMENT
        SHARES OF COMMON STOCK            FOR SPECIAL MEETING OF LIMITED
           $.001 PAR VALUE                           PARTNERS
              PROSPECTUS                  TO BE HELD SEPTEMBER 27, 1995

     This Prospectus and Proxy Statement (the "Prospectus/Proxy Statement") is being furnished to the limited partners of Vipont Royalty Income Fund, Ltd., a Colorado limited partnership (the "Partnership"), in connection with the solicitation of proxies by Atrix Laboratories, Inc., a Delaware corporation and sole general partner of the Partnership (the "Company" or "General Partner"), for use at the special meeting of limited partners, or any adjournment or postponement thereof (the "Meeting"), which has been called to consider and vote upon the proposed merger (the "Merger") of the Partnership with and into a to-be-formed Colorado limited partnership ("Atrix, L.P."). Atrix, L.P. will be formed immediately prior to the Merger and the Company will be its sole limited partner. The general partner of Atrix, L.P. will be a to-be-formed Colorado corporation ("AtrixSub"), which will be a wholly owned subsidiary of the Company.

     The limited partners of the Partnership (the "Limited Partners") are being asked to approve the Merger pursuant to the terms set forth in the form of Agreement and Plan of Merger attached to this Prospectus/Proxy Statement as Appendix A. See "THE MERGER." Approval of the Merger requires the affirmative vote of Limited Partners holding at least a majority of the outstanding Partnership units (the "Units") entitled to vote. If the Merger is approved, each Limited Partner will receive shares of the Company's $.001 par value common stock (the "Common Stock" or "Shares") for each Unit held by the Limited Partner.

     The Company has filed a registration statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Common Stock to be issued to the Limited Partners in connection with the Merger. This Prospectus/Proxy Statement constitutes the Company's Prospectus filed as part of the Registration Statement. The Company's Common Stock is traded on The Nasdaq Stock Market under the symbol ATRX. The market value used to set the number of Shares to be issued per Unit in connection with the Merger will be the average closing price per share taken over the 15 trading days ending on the sixth trading day before the date of the Merger. See "THE
MERGER -- Consideration to be Received by the Limited Partners." Limited Partners will receive Shares with an aggregate market value of $3,524,175 or $681 per Unit. Assuming the Merger occurred on August 4, 1995, Limited Partners would be issued an aggregate of 546,377 Shares or 105.58 Shares per Unit. The Merger will not occur if the average closing price of the Shares over the period is less than $5.00. On August 10, 1995, the last reported sale price of the Common Stock on The Nasdaq Stock Market was $7.00 per share.

     Upon the completion of the Merger, the Partnership will cease to exist and Atrix, L.P. will succeed to all of its assets. Immediately thereafter the Company intends to liquidate Atrix, L.P. and the assets of the Partnership will be distributed to the Company. As a result of the Merger, Limited Partners will become shareholders of the Company. The General Partner will not receive Shares, cash or any other consideration for its general partner interest in the Partnership in connection with the Merger. Instead, such interest will be distributed to the Limited Partners on a pro rata basis. However, if the Merger is consummated, the General Partner will benefit from the termination of certain agreements between the Company and Partnership. See "CONFLICTS OF INTEREST".

     FOR A DISCUSSION OF CERTAIN RISKS INVOLVED IN THE MERGER AND THE BUSINESS OF THE COMPANY, SEE "RISK FACTORS" which begins on page 17 of this Prospectus/Proxy Statement. See "GLOSSARY OF TERMS" for definitions of certain terms used in this Prospectus/Proxy Statement.

     This Prospectus/Proxy Statement, Notice of Meeting and form of Proxy are
first being mailed or given to the Limited Partners on or about August   , 1995.
NEITHER THIS TRANSACTION NOR THESE SECURITIES HAVE BEEN APPROVED OR DISAPPROVED
 BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
   COMMISSION. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
     SECURITIES COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THIS
      TRANSACTION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
       STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
        OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
          CRIMINAL OFFENSE.

        THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS AUGUST   , 1995.

                             AVAILABLE INFORMATION

     The Company and the Partnership are each subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission located at Suite 1300, 7 World Trade Center, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     This Prospectus/Proxy Statement does not include all of the information set forth in the Registration Statement filed by the Company with the Commission under the Securities Act, as permitted by the rules and regulations of the Commission. The Registration Statement, including any amendments, schedules and exhibits filed or incorporated by reference as a part thereof, is available for inspection and copying as set forth above. The Company's common stock is traded on The Nasdaq Stock Market. Reports and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc. (the "NASD"), 1735 K Street, N.W., Washington, D.C. 20006-1506.

     Statements contained in this Prospectus/Proxy Statement or in any document incorporated herein by reference as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, and each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     THIS PROSPECTUS/PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. The following documents previously filed with the Commission pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus/Proxy Statement: (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1994; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995, (iii) Form 8-K of the Company dated April 28, 1995, (iv) the Partnership's Annual Report on Form 10-K for the year ended December 31, 1994
(v) the Partnership's Form 10-K/A-1 filed with the Commission on August 18, 1995, and (vi) the Partnership's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995. THESE DOCUMENTS ARE AVAILABLE, WITHOUT CHARGE, UPON REQUEST TO ATRIX LABORATORIES, INC., ATTENTION: CORPORATE SECRETARY, 2579 MIDPOINT DRIVE, FORT COLLINS, COLORADO 80525, TELEPHONE (970) 482-5868. IN ORDER TO ENSURE TIMELY DELIVERY OF SUCH DOCUMENTS, ANY REQUESTS SHOULD BE MADE ON OR BEFORE FIVE BUSINESS DAYS PRIOR TO THE MEETING. In addition, such information may be copied at the Commission at the address above.

     Any statement incorporated by reference into this Prospectus/Proxy Statement shall be deemed to be modified or superseded to the extent that a statement contained in this Prospectus/Proxy Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this Prospectus/Proxy Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
SUMMARY...............................................................................     1
The Merger............................................................................     1
Advantages of the Merger..............................................................     3
Disadvantages of the Merger...........................................................     4
Alternative to the Merger.............................................................     5
Reasons the General Partner has approved the Merger; Recommendation...................     5
Conflicts of Interest.................................................................     6
Risk Factors..........................................................................     6
The Company...........................................................................     8
The Partnership.......................................................................     9
Selected Historical Financial Data....................................................     9
Selected Pro Forma Financial Data.....................................................    10
Pro Forma Balance Sheet Data..........................................................    10
Certain Comparative Per Share Data....................................................    10
Market Information....................................................................    11
The Meeting...........................................................................    11
No Dissenters' Rights.................................................................    11
Regulatory Requirements...............................................................    11
Federal Income Tax Considerations.....................................................    12
RISK FACTORS..........................................................................    13
Risks Relating to the Merger..........................................................    13
  No Independent Party Retained to Represent the Partnership or Limited Partners. ....    13
  No Independent Appraisal............................................................    13
  Absence of Fairness Opinion.........................................................    13
  Conflicts of Interest...............................................................    13
  Loss of Relative Voting Power.......................................................    13
  Fundamental Change in Nature of Investment..........................................    14
  Changes in Form of Investment Will Change Rights of Limited Partners. ..............    14
  Majority Vote Will Bind All Limited Partners in the Partnership. ...................    14
  No Dissenters' Rights...............................................................    14
  Risks Relating to the Business of the Company.......................................    14
  Lack of Regulatory Approval; Uncertainty of Product Development.....................    14
  No Product Revenue; Recent Operating Losses.........................................    14
  Capital Requirements................................................................    15
  Liquidity...........................................................................    15
  Competition.........................................................................    15
  Possible Technological Change.......................................................    15
  Governmental Regulation.............................................................    15
  No Commercial Manufacturing Experience..............................................    16
  No Marketing Experience.............................................................    16
  Reliance on Patents and Proprietary Rights..........................................    16
  Uncertainty of Third Party Reimbursement............................................    16
  Product Liability and Insurance.....................................................    16
  Dependence on Key Personnel.........................................................    16
  No Dividends........................................................................    17

                                                                                        PAGE
                                                                                        ----
  Investment Company Act Considerations...............................................    17
  Volatility of Stock Prices..........................................................    17
  Anti-Takeover Measures..............................................................    17
THE MERGER............................................................................    17
General...............................................................................    17
Consideration to be Received by the Limited Partners..................................    18
Advantages of the Merger..............................................................    19
Disadvantages of the Merger...........................................................    20
Alternative to the Merger.............................................................    21
Reasons the General Partner Has Approved the Merger; Recommendation...................    21
Terms of the Merger Agreement.........................................................    22
No Fractional Shares..................................................................    23
Accounting Treatment..................................................................    23
Certain Federal Income Tax Considerations.............................................    23
Consequences if Merger Not Approved...................................................    23
Vote Required for Approval of the Merger..............................................    24
Amendments to the Partnership Agreement...............................................    24
THE COMPANY...........................................................................    25
Company's Products....................................................................    27
SELECTED FINANCIAL DATA OF THE COMPANY................................................    32
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF THE COMPANY..............................................    33
Three Months Ended June 30, 1995 Compared to Three Months Ended June 30, 1994.........    33
Six Months Ended June 30, 1995 Compared to Six Months Ended June 30, 1994.............    34
Year Ended December 31, 1994 Compared to Fiscal Year Ended September 30, 1993.........    35
Three Months Ended December 31, 1993 Compared to Three Months Ended December 31,
  1992................................................................................    36
Fiscal Year Ended September 30, 1993 Compared to Fiscal Year Ended September 30,
  1992................................................................................    37
Liquidity and Capital Resources.......................................................    37
THE PARTNERSHIP.......................................................................    39
General...............................................................................    39
Agreements Between the Partnership and the Company....................................    39
SELECTED FINANCIAL INFORMATION OF THE PARTNERSHIP.....................................    41
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF THE PARTNERSHIP..........................................    42
Results of Operations.................................................................    42
Three Months Ended June 30, 1995 compared to Three Months Ended June 30, 1994.........    42
Six Months Ended June 30, 1995 compared to Six Months Ended June 30, 1994.............    42
Liquidity and Capital Resources.......................................................    42
UNAUDITED PRO FORMA FINANCIAL STATEMENTS..............................................    43
MARKET INFORMATION....................................................................    45
Market for the Partnership's Limited Partnership Units................................    45

                                                                                        PAGE
                                                                                         --
THE MEETING...........................................................................    46
General...............................................................................    46
Purpose of the Meeting................................................................    46
Voting Procedures.....................................................................    46
Vote Required for Approval of the Merger and the Amendments...........................    46
The Amendments........................................................................    47
Revocability..........................................................................    47
No Right of Appraisal.................................................................    47
Right to Inspect Books and Records....................................................    47
Solicitation of Proxies; Solicitation Expenses........................................    47
COMPARISON OF OWNERSHIP OF THE COMPANY'S SECURITIES
AND PARTNERSHIP UNITS.................................................................    48
General...............................................................................    48
Objectives and Business Strategy......................................................    48
Voting Rights.........................................................................    48
Management............................................................................    49
Amendment of Governing Documents......................................................    49
Special Meetings of Shareholders and Meetings of Limited Partners.....................    49
Business Combinations, Sales of Assets and Dissolution................................    50
Dissenters' or Appraisal Rights.......................................................    50
Distributions and Dividends...........................................................    50
Duties of the Company's Directors and the General Partner.............................    51
Duration..............................................................................    52
Transferability of Interests..........................................................    52
Inspection of Books and Records.......................................................    52
CONFLICTS OF INTEREST.................................................................    52
DESCRIPTION OF COMMON STOCK...........................................................    53
Common Stock..........................................................................    53
Preferred Stock.......................................................................    54
Provisions Which May Delay a Change in Control of the Company.........................    54
Transfer Agent and Registrar..........................................................    54
FEDERAL INCOME TAX CONSIDERATIONS.....................................................    54
Opinions of Counsel...................................................................    54
Certain Tax Differences Between the Ownership of Units and Shares.....................    55
Tax Consequences of the Merger........................................................    55
Taxation of Taxable Domestic Shareholders.............................................    57
Backup Withholding....................................................................    57
Taxation of Tax-exempt Shareholders...................................................    57
State Tax Consequences and Withholding................................................    57
LEGAL MATTERS.........................................................................    58
EXPERTS...............................................................................    58
GLOSSARY OF TERMS.....................................................................    59
INDEX TO FINANCIAL STATEMENTS.........................................................   F-1

                               LIST OF APPENDICES

APPENDIX A  --   Form of Agreement and Plan of Merger.................................   A-1
APPENDIX B  --   Form of Certificate of Amendment to the Amended and                     B-1
                 Restated Agreement of Limited Partnership............................
APPENDIX C  --   Opinion of Kutak Rock on Certain Federal Income Tax Issues...........   C-1

                                    SUMMARY

     The following summary is intended only to highlight certain information contained elsewhere in this Prospectus/Proxy Statement. This summary is not intended to be complete and is qualified in its entirety by the more detailed information and financial statements appearing or referenced elsewhere in this Prospectus/Proxy Statement, the Appendices hereto and the documents incorporated herein by reference or otherwise referred to herein. Limited Partners are urged to review this entire Prospectus/Proxy Statement carefully, including the Appendices hereto. Capitalized terms not otherwise defined in this Summary shall have the meanings set forth in the "GLOSSARY OF TERMS."

THE MERGER

     As described in this Prospectus/Proxy Statement, Atrix Laboratories, Inc., a Delaware corporation (the "Company"), is proposing the merger (the "Merger") of Vipont Royalty Income Fund, Ltd., a Colorado limited partnership (the "Partnership"), with and into a to-be-formed Colorado limited partnership ("Atrix, L.P."). The Company currently serves as the sole general partner of the Partnership and, as such, may be referred to herein from time to time as the "General Partner." Atrix, L.P. will be formed immediately prior to the Merger and the Company will be its sole limited partner. The sole general partner of Atrix, L.P. will be a to-be-formed Colorado corporation ("AtrixSub"), which will be a wholly owned subsidiary of the Company.

     The limited partners of the Partnership (the "Limited Partners") are being asked to consider and approve the Merger as described herein at the Special Meeting of Limited Partners called for that purpose to be held on September 27, 1995 (the "Meeting"). Approval of the Merger requires the affirmative vote of Limited Partners holding an aggregate of at least 2,588 Partnership units (the "Units"), which constitutes an majority of the outstanding Units. See "THE MERGER -- Vote Required for Approval of the Merger." If the Merger is approved and certain conditions are satisfied or waived, each Limited Partner will receive shares of the Company's $.001 par value common stock (the "Common Stock" or "Shares") upon completion of the Merger, regardless of whether the Limited Partner voted for or against the Merger. The General Partner will not receive Shares, cash or any other consideration for its one percent general partner interest in the Partnership in connection with the Merger. Instead, such interest will be distributed to the Limited Partners on a pro rata basis. However, if the Merger is consummated, the General Partner will benefit from the termination of the agreements between the Company and the Partnership. See "CONFLICTS OF INTEREST."

     Consummation of the Merger is conditioned upon (i) the Shares having an average closing price per share of at least $5.00 for purposes of determining the numbers of Shares to be issued in the Merger; (ii) the approval of the Merger by Limited Partners holding an aggregate of at least 2,588 Units, which constitutes a majority of the outstanding Units, (iii) the receipt of all necessary consents, waivers, approvals, authorizations or orders required to be obtained and the making of all filings required to be made by any of the parties for the authorization, execution and delivery of the Merger Agreement (as defined herein) and the transactions contemplated thereby on or before the Effective Date (as defined herein), (iv) there having been no statute, rule, order or regulation enacted or issued by the United States or any state, or by a court, which prohibits the consummation of the Merger, and (v) the Registration Statement having been declared effective and no stop order suspending the effectiveness having been issued or proceedings for such purpose having been instituted, and all necessary approvals under state securities laws having been received. The foregoing conditions are for the sole benefit of Atrix, L.P. and all such conditions, except as described in (ii), (iv) and (v), may be waived by Atrix, L.P. in whole or in part.

     The Shares issued in connection with the Merger will be allocated among the Limited Partners in proportion to their ownership interest in the Partnership. The aggregate number of Shares to be issued to the Limited Partners will equal the value of the Partnership as determined by the Company as of July 10, 1995 (the "Assigned Value"), divided by the average closing price per share of the Common Stock taken over the 15 trading days ending on the sixth trading day before the closing date of the Merger. See "THE MERGER -- Consideration to be Received by the Limited Partners." The Shares are traded on The Nasdaq

Stock Market under the symbol ATRX, and the last reported sale price of the Common Stock on The Nasdaq Stock Market on August 10, 1995, was $7.00.

     The Partnership's assets consist of rights between the Partnership and the Company pursuant to certain agreements described herein and as amended by the proposal adopted by the Limited Partners at the Special Meeting of Limited Partners held on October 14, 1992 (the "Agreements"). See "THE PARTNERSHIP -- Agreements between the Partnership and the Company." The Agreements entitle the Partnership to receive payments from the Company based on royalties and/or proceeds from the sale of rights relating to the Company's products which utilize the Company's ATRIGEL(TM) drug delivery system to treat periodontal disease (the "Perio Product"). In addition, pursuant to a Technology Transfer Agreement between the Company and the Partnership, the Partnership has an exclusive license for technology relating to sanguinaria, sanguinarine and other benzophenanthridine alkaloids (the "License"). Although the Company initially conducted studies on the Perio Product with sanguinarine, these studies were terminated when it was found that doxycycline was a more effective agent than sanguinarine. The Company has no plans to develop any products which utilize the technology which is covered by the License. As a result, the Company assigned the License no value in its calculation of the Assigned Value.

     The Company's Perio Product nearest commercialization is its Perio Product with doxycycline (the "Perio Product-Doxycycline"). The Company commenced pivotal Phase III clinical studies on the Perio Product-Doxycycline in January 1995 and intends to file a New Drug Application ("NDA") for the Perio Product-Doxycycline with the U.S. Food and Drug Administration ("FDA") in the first quarter of 1997. The Perio Product-Doxycycline is a Perio Product from which Limited Partners would be entitled to receive royalties and/or proceeds from the sale of rights. The Company is not currently developing any other Perio Product, therefore, it only included projected sales from the Perio Product-Doxycycline in its determination of the Assigned Value.

     For purposes of the Merger, the Assigned Value is $3,524,175, or $681 per Unit and was determined by the Company as of July 10, 1995 based upon the Company's calculation of the Limited Partners' pro rata share of projected royalty payments from projected sales of the Perio Product-Doxycycline.

     In determining the Assigned Value, the Company used an income valuation approach. Under this approach the Assigned Value was determined based on projected royalty payments from projected sales of the Perio Product-Doxycycline. The Company used this methodology instead of other valuation methodologies such as discounted cash flow analysis, a comparable transaction analysis or capitalized earning approach because the Partnership does not have cash flow or earnings and there is no ascertainable market value. Further, the Company's assumptions in using the income valuation approach were
(i) a projected market for the Perio Product and the Company's projected market share thereof, (ii) a projected selling price of $70 for the Perio Product,
(iii) that the Partnership's current share of proceeds, including the general Partner's one percent general partner interest, from royalties and/or proceeds from sales of the Perio Product is 40%, which percentage may decrease as additional funds are spent to develop the Perio Product and therefore maximum payments of $21,600,000 to the Limited Partners based on the Agreements and assuming that the Company exercises its option under the Purchase Option Agreement (as defined herein), and (iv) a 30% discount rate to reflect net present value and risks relating to the development, regulatory approval and sale of the Perio Product. For a discussion of the Partnership's rights with respect to the Perio Product, see "THE PARTNERSHIP -- Agreements Between the Partnership and the Company."

     In determining the discount rate used in the calculation of Assigned Value, the Company considered discount rates ranging from 15% to 30%. This represents the range that has been used in similar transactions involving the exchange by merger of partnership interests. In such other transactions, a lower discount rate was used primarily where partnerships had existing operations, revenue, cash flow and/or ascertainable assets, such as real estate. In transactions involving research and development limited partnerships, a higher discount rate was used to reflect the risks relating to uncertainty of the development of a product, competition, lack of revenues or cash flow, the uncertainty of regulatory approval and the uncertainty of whether a commercial market will develop for a product, if approved.

     In determining the sales projections used in the calculation of the Assigned Value the Company utilized information from two sources. The first source is The 1990 Survey of Dental Services Rendered, published June 1994, conducted by the American Dental Association ("ADA"). The ADA study provides a national statistical profile of the flow of patients into dental offices and the dental services they received. The second source is a study conducted by Fact Flow Research, a market research company ("Fact Flow"). The objective of the Fact Flow study was to (i) examine current practices of periodontists in the treatment of periodontal disease, and (ii) determine how periodontists would most likely utilize the Perio Product. Based upon the two studies, Atrix's management estimated the potential United States market for scaling and root planing procedures, the projected United States market share for the Perio Product and a projected sales price of $70 per unit for the Perio Product.

     The Assigned Value is based primarily on projected sales and any such prediction is highly speculative. Accordingly, no assurance can be given by the Company that the actual results will not vary significantly from such estimates.

     The terms of the Merger are set forth in the form of Agreement and Plan of Merger attached to this Prospectus/Proxy Statement as Appendix A (the "Merger Agreement"), which is incorporated herein by reference. Pursuant to the Merger Agreement, the assets and obligations of the Partnership will be merged with and into Atrix, L.P., as the surviving entity, and the Partnership will cease to exist. Immediately following the completion of the Merger the Company intends to liquidate Atrix, L.P. and each of the Agreements will be terminated.

     The primary purpose and effect of the Merger is the consolidation of the rights under the Agreements and the subsequent termination thereof, which the General Partner believes will facilitate prospective strategic business relationships while giving the Limited Partners substantially enhanced liquidity of investment in an enterprise with greater asset diversification. See "THE MERGER -- Advantages of the Merger." If the Limited Partners do not approve the Merger, the Partnership will continue to operate as a separate legal entity with its own assets and liabilities and the respective contractual obligations of the Company and the Partnership under the Agreements will continue under their present terms. If the Merger is not approved by the Limited Partners at the Meeting, neither Atrix, L.P. nor AtrixSub will be formed.

     A vote in favor of the Merger constitutes a vote in favor of the related amendments (the "Amendments") to the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"). The Amendments specifically permit the Merger and expressly authorize all actions necessary to successfully complete the Merger and the distribution of Shares to the Limited Partners. See "THE MERGER -- Amendments to Partnership Agreement." The form of the Amendments is attached to this Prospectus/Proxy Statement as Appendix B.

     The Merger will become effective upon the filing of the Partnership's Certificate of Cancellation with the Secretary of State of the State of Colorado (the "Effective Time"), which will occur on the closing date of the Merger (the "Closing Date") as set forth in the Merger Agreement. Such filing is currently expected to occur shortly after the Meeting if the Merger is approved by the requisite vote of the Limited Partners. See "THE MERGER -- Terms of the Merger Agreement." The General Partner will pay all expenses relating to the Merger regardless of whether the Merger is approved by the Limited Partners.

ADVANTAGES OF THE MERGER

     The principal expected advantages of the Merger are:

     - SUBSTANTIALLY ENHANCED LIQUIDITY. The Common Stock is traded on The Nasdaq Stock Market, whereas there is no established trading market for the Units and it is not anticipated that such a market will develop. Therefore, the conversion of Units into Shares in connection with the Merger offers Limited Partners the potential for substantially enhanced liquidity of investment.

     - ASSET DIVERSIFICATION. The Partnership's primary asset is its right to receive payments from the Company based on royalties and/or proceeds from the sale of rights related to the Perio Product. However, there can be no assurance that the Perio Product will ever be developed, approved or successfully marketed. If the Perio Product is not commercially successful, the Limited Partners may not realize any return on their investment. As shareholders of the Company, on the other hand, the Limited Partners will have the opportunity to benefit from the Company's more diversified product base. However, there can be no assurance that any of the Company's products will receive the necessary regulatory approval or clearance or that any of the Company's products can be successfully and profitably developed, produced and marketed.

     - UNCERTAINTY OF PAYMENTS RELATING TO THE PERIO PRODUCT. Even if the Perio Product is a commercial success, payments to the Limited Partners are based upon royalties and/or proceeds from sales or rights and therefore the payments, if any, will be made at some undetermined time upon the commercialization of the Perio Product and subsequent sales thereof.

     - FACILITATION OF STRATEGIC BUSINESS RELATIONSHIPS. The Merger will potentially enhance the Company's strategy of entering into strategic alliances with pharmaceutical or healthcare companies to fully develop, market and manufacture the ATRIGELTM System. The Merger will eliminate the Agreements and enhance the Company's ability to negotiate global strategic alliances encompassing all of its products.

     - LONG-TERM OPPORTUNITIES. The Merger will allow the Limited Partners to benefit, as shareholders, in the Company's products, other than the Perio Product, that may be developed, approved and marketed in the future. The Company expects its ATRISORBTM GTR Barrier product to receive regulatory approval to begin marketing in the fourth quarter of 1995 and expects first commercial sales in selected European countries in the first quarter of 1996. The Company also expects to receive regulatory approval in the United States in the second quarter of 1996 and projects first commercial sales in the United States in the third quarter of 1996. The impact of sales of the ATRIGELTM GTR Barrier product on the Company will be to generate revenue in 1996 from the Company's first commercial product and thereby move the Company from a research and development stage company to a commercial stage company.

     - SIMPLIFIED REPORTING. The Merger will result in simplified federal and state tax reporting for the Limited Partners and the Company. Limited Partners will no longer be subject to state tax withholding, or be required to file individual state tax returns (other than in their state of residence) solely as a result of becoming a shareholder of the Company.

     - ELIMINATION OF EXPENSES. The Merger will eliminate certain costs to the Partnership including expenses related to the filing of reports under federal securities laws, legal and accounting fees, and the $12,000 annual management fee payable to the General Partner. The General Partner is currently advancing funds to the Partnership to pay these expenses. Such advances are only required to be repaid at such time, if ever, as the Partnership receives royalties and/or proceeds from the sale of rights to the Perio Product. If the Merger is approved, the General Partner will forgive all accrued expenses and management fees, the total sum of which were $148,000 as of June 30, 1995.

DISADVANTAGES OF THE MERGER

     The principal disadvantages of the Merger are:

     - FUNDAMENTAL CHANGE IN NATURE OF INVESTMENT. As shareholders of the Company, the nature of the Limited Partners' investment will have changed fundamentally, and their rights will be different from their rights as Limited Partners in the Partnership. See "COMPARISON OF OWNERSHIP OF THE COMPANY'S SECURITIES AND PARTNERSHIP UNITS".

     - LACK OF REGULATORY APPROVAL; UNCERTAINTY OF PRODUCT DEVELOPMENT. The Company has not received regulatory approval or clearance to market any of its products under development. There can be no assurance that any of the Company's products, if and when fully developed and tested, will perform in accordance with the Company's expectations, that necessary regulatory approval or clearance will be obtained in a timely manner, if at all, or that any of the Company's products can be successfully and profitably produced and marketed.

     - NO PRODUCT REVENUE; RECENT OPERATING LOSSES. To date, the Company has had no revenue from product sales. The Company incurred a loss for the year ended December 31, 1994 and expects to incur additional losses until such time, if any, as the Company receives regulatory approval for the marketing of its products under development and commences commercial sales thereof. There can be no assurance that the Company will receive such regulatory approval or that it will be able to successfully market its products or achieve profitability in the future even if such approval is received.

     - CAPITAL REQUIREMENTS. The Company expects to continue to expend significant capital to fund its research and development and clinical trials. It is also anticipated that, should any of the Company's products under development receive regulatory approval, the Company will expend funds to develop commercial-scale manufacturing facilities. Additional financing may be necessary for the continued support of the Company's existing and proposed products in the future. There can be no assurance that the Company will be able to secure additional financing or that such financing will be on terms satisfactory to the Company.

     - VOLATILITY OF STOCK PRICES. The market prices for securities of companies engaged primarily in the development of drug delivery systems have been highly volatile. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market price of companies generally, and companies similar to the Company, that have been unrelated to operating performance. These broad market fluctuations may adversely effect the market price of the stock.

     For a complete discussion of the risk factors relating to the Merger and an investment in the Company, see "RISK FACTORS."

ALTERNATIVE TO THE MERGER

     The only alternative to the Merger considered by the General Partner was leaving the Partnership in its current form to pursue its present business objectives. Under the current structure, the Company would be obligated to make payments to the Partnership based on royalties and/or proceeds from the sale of rights related to the Perio Product. The Partnership would then distribute these payments to the Limited Partners. The General Partner has not rejected the alternative of leaving the Partnership in its current form. However, the General Partners believes that the Limited Partners should have the opportunity to consider and vote upon the Merger as an alternative to leaving the Partnership intact because it believes (i) the Limited Partners may prefer immediate payment of a liquid asset over delayed payments of uncertain amounts at unknown times and (ii) the value of the Shares to be issued in the Merger is fair compared to what the Limited Partners might be expected to receive if the Partnership was left intact. See "THE MERGER -- Alternative to the Merger."

REASONS THE GENERAL PARTNER HAS APPROVED THE MERGER; RECOMMENDATION

     The General Partner has approved the Merger because it believes that the Merger will be more beneficial to the Limited Partners than the alternative of leaving the Partnership intact. See "THE MERGER -- Alternative to the Merger." Its decision is also based on its belief that the consideration offered by the Company is fair payment for the Limited Partners' interests and that the Merger is fair to the Limited Partners. The General Partner bases this belief on the high degree of uncertainty of the amount and timing of any revenues that will be payable to the Partnership from the Company and its belief that its revenue projections are optimistic. See "THE MERGER -- Consideration to be received by the Limited Partners". However, the General Partner cannot predict whether the Limited Partners would ultimately receive more or less value from leaving the Partnership intact than from the Merger. The value to a particular Limited Partner of the right to receive future distributions from the Partnership will depend on the Limited Partner's desire for liquidity and tolerance for the uncertainty of the timing and amounts of any payments they would receive if the Partnership was left intact. The per Unit value of the Shares that the Limited Partners would receive if the Merger occurs is $681, which is based on the Company's projection of the payments that would be received by the Limited Partners if the Partnership was left intact. See "THE MERGER -- Consideration to be received by the Limited Partners". The General Partner also considered the risk factors relating to the Company and an investment in the Shares. The General Partner believes that these risk factors are outweighed, however, by the advantages of the Merger to the Limited Partners, see "THE
MERGER -- Advantages to the Merger", and the benefits described above.

     The absence of independent representation for the Partnership; the absence of a fairness opinion and an independent appraisal did not impact the General Partner's decision to approve the Merger. Neither independent representation nor an independent appraisal is required by either the Partnership Agreement or by Colorado Partnership Law and the General Partner did not believe independent representation or an independent appraisal were necessary in order to treat the Limited Partners fairly. As discussed in the preceding paragraph, the General Partner believes the consideration being offered by the Company and method used by the Company to determine the Assigned Value are fair to the Limited Partners.

     Although the General Partner has approved the Merger and believes that the consideration to be received by the Limited Partners is fair, the General Partner has a conflict of interest with respect to the Merger and is not making a recommendation to the Limited Partners on whether to vote "For" or "Against" the Merger. Each Limited Partner must make his or her own decision on whether to vote "For" or "Against" the Merger. See "RISK FACTORS" and "THE
MERGER -- Advantages of the Merger." The General Partner is not required to make a recommendation regarding the Merger under any applicable laws.

CONFLICTS OF INTEREST

     The Company is the sole general partner of the Partnership. As such it is subject to various conflicts of interest in connection with the Merger. The General Partner has initiated and structured the Merger, and because the General Partner has a financial interest in the consummation of the Merger, there is an inherent conflict of interest in its structuring the terms of the Merger. The General Partner did not retain an independent representative to act on behalf of the Limited Partners or the Partnership in designing the overall structure of the Merger. If an independent representative had been retained, the terms of the Merger may have been different and possibly more favorable to the Limited Partners. See "CONFLICTS OF INTEREST."

RISK FACTORS

     The following summarizes certain risks relating to the Merger and the business of the Company. This summary is qualified in its entirety by the more detailed discussion in the section entitled "RISK FACTORS" contained in this Prospectus/Proxy Statement.

     NO INDEPENDENT PARTY RETAINED TO REPRESENT THE PARTNERSHIP OR LIMITED PARTNERS. The terms of the Merger are not the result of arm's-length negotiations among the Company, the Partnership and the Limited Partners. No independent party has acted on behalf of the Partnership or the Limited Partners in connection with the Merger, and the Company did not negotiate the terms of the Merger with any Limited Partner. The General Partner has a conflict of interest with respect to the Merger and is not making a recommendation to the Limited Partners on whether to vote "For" or "Against" the Merger. Each Limited Partner must make his or her own decision on whether to vote "For" or "Against" the Merger. See "RISK FACTORS" and "THE MERGER -- Advantages of the Merger." No independent party was obtained because the engagement of an independent representative is not required by either the Partnership Agreement or Colorado Partnership Law. If such an independent party had been retained, the terms and conditions of the Merger may have been more favorable to the Limited Partners. See "CONFLICTS OF INTEREST."

     NO INDEPENDENT APPRAISAL. No independent appraisal of the market value of the Partnership's assets has been or will be obtained in connection with the Merger. The Assigned Value of the Partnership was determined by the Company. No independent appraisal was obtained because an independent appraisal is not required by either the Partnership Agreement or Colorado Partnership Law and the General Partner believes the method used by the Company to determine the Assigned Value is fair to the Limited Partners. See "THE MERGER -- Consideration to be received by the Limited Partner". If an independent appraisal of the fair market value of the Partnership's assets had been obtained, the consideration received by the Limited Partners in connection with the Merger may have been greater. See "THE MERGER -- Consideration to be Received by the Limited Partners."

     ABSENCE OF FAIRNESS OPINION. The General Partner did not obtain a fairness opinion as to the adequacy or fairness of the consideration to be received by the Limited Partners in connection with the Merger. No fairness opinion was obtained because a fairness opinion is not required by either the Partnership Agreement or Colorado Partnership Law. See "THE MERGER -- Consideration to be Received by the Limited Partners."

     CONFLICTS OF INTEREST. The Company has different interests in the Merger than the Limited Partners. This conflict of interest may adversely affect the Partnership by causing the Company to act for its own best interests and not that of the Limited Partners. See "CONFLICTS OF INTEREST."

     FUNDAMENTAL CHANGE IN NATURE OF INVESTMENT. As shareholders of the Company, the nature of the Limited Partners' investment will have changed fundamentally, and their rights will be different from their rights as Limited Partners in the Partnership. See "COMPARISON OF OWNERSHIP OF THE COMPANY'S SECURITIES AND PARTNERSHIP UNITS."

     MAJORITY VOTE WILL BIND ALL LIMITED PARTNERS. If Limited Partners holding an aggregate of at least 2,588 Units approve the Merger and certain conditions are satisfied or waived, the Partnership will be merged with and into Atrix, L.P., and each Limited Partner will receive Shares regardless of whether the Limited Partner voted for or against the Merger. See "THE MERGER."

     LACK OF REGULATORY APPROVAL; UNCERTAINTY OF PRODUCT DEVELOPMENT. The Company has not received regulatory approval or clearance to market any of its products under development. There can be no assurance that any of the Company's products, if and when fully developed and tested, will perform in accordance with the Company's expectations, that necessary regulatory approval or clearance will be obtained in a timely manner, if at all, or that any of the Company's products can be successfully and profitably produced and marketed.

     NO PRODUCT REVENUE; RECENT OPERATING LOSSES. To date, the Company has had no revenue from product sales. The Company incurred a loss for the year ended December 31, 1994 and expects to incur additional losses until such time, if any, as the Company receives regulatory approval for the marketing of its products under development and commences commercial sales thereof. There can be no assurance that the Company will receive such regulatory approval or that it will be able to successfully market its products or achieve profitability in the future even if such approval is received.

     CAPITAL REQUIREMENTS. The Company expects to continue to expend significant capital to fund its research and development and clinical trials. It is also anticipated that, should any of the Company's products under development receive regulatory approval, the Company will expend funds to develop commercial-scale manufacturing facilities. Additional financing may be necessary for the continued support of the Company's existing and proposed products in the future. There can be no assurance that the Company will be able to secure additional financing or that such financing will be on terms satisfactory to the Company.

     LIQUIDITY. The Company expects to seek additional capital through debt and/or equity financings in the next twelve to eighteen months. There can be no assurance that such funds will be available to the Company on favorable terms, if at all. In the event the Company seeks additional capital through equity financing, it may have the effect of diluting the ownership interests of the Company's shareholders.

     COMPETITION. In general, the drug delivery and dental products industries are composed of numerous large and well financed firms, including large pharmaceutical and consumer good companies, as well as universities and other research institutions, that are constantly developing or acquiring rights to new products. There can be no assurance that one or more of these firms or institutions will not develop or manufacture drug delivery systems and periodontal therapeutic products that are more effective or better accepted than those which the Company seeks to develop and produce.

     GOVERNMENTAL REGULATION. The research and development, manufacturing and marketing of the Company's products are subject to regulation by the United States Food and Drug Administration (the "FDA") and by comparable authorities in other countries. The process of obtaining regulatory approval from such authorities can take many years and require the expenditure of substantial resources. There can be no assurance that the Company will obtain necessary approval or clearance on a timely basis, if at all, for its products under development or its future products.

     NO COMMERCIAL MANUFACTURING EXPERIENCE. The Company has no experience in manufacturing products on a commercial basis. No assurances can be given that manufacturing or quality control problems will not arise as the Company increases production of its products, or as additional facilities are required in the future.

     NO MARKETING EXPERIENCE. The Company has no experience in marketing products. The Company expects that certain of its products under development may be marketed in collaboration with a corporate partner. Such collaborative agreements could result in lower revenue than if the Company marketed products itself. In other cases, the Company may develop a direct marketing organization or make other distribution arrangements. There can be no assurance that the Company will be able to establish such arrangements or that the Company will market its product effectively. To market any developed product directly, the Company would have to develop a marketing and sales force with technical expertise and supporting distribution capability. There can be no assurance that the Company would be able to develop such a sales force or distribution capability.

     RELIANCE ON PATENTS AND PROPRIETARY RIGHTS. The Company relies on certain patents and patent applications pending in the United States and foreign countries relating to various aspects of its products under development. There can be no assurance that patents will issue as a result of any such pending applications or that, if issued, such patents will be sufficiently broad to afford protection against competitors with similar technology. In addition, there can be no assurance that any patents issued to the Company will not be challenged, invalidated or circumvented, or that any of the rights granted thereunder will provide competitive advantages to the Company. The commercial success of the Company will also depend on its products not infringing patents issued to competitors.

     VOLATILITY OF STOCK PRICES. The market prices for securities of companies engaged primarily in the development of drug delivery systems have been highly volatile. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market price of companies generally, and companies similar to the Company, that have been unrelated to operating performance. These broad market fluctuations may adversely effect the market price of the stock.

THE COMPANY

     The Company was organized as a Delaware corporation in August 1986 under the name Vipont Research Laboratories, Inc. The Company changed its name to Atrix Laboratories, Inc. in December 1989. The Company's principal offices are located at 2579 Midpoint Drive, Fort Collins, Colorado 80525, and its telephone number is (970) 482-5868.

     The Company is engaged in the research and development of a broad range of medical, dental and veterinary products based on its proprietary biodegradable controlled release drug delivery system. This patented drug delivery system, trade-named ATRIGEL(TM), consists of biodegradable polymers dissolved in biocompatible solvents that can be injected or inserted into the target site as a liquid and that solidify upon contact with body fluids to form an implant. The ATRIGEL(TM) drug delivery system can incorporate various pharmaceutical compounds and is designed to release the compounds at targeted rates and over predetermined periods of time. The Company believes that the ATRIGEL(TM) drug delivery system has the potential to enhance the therapeutic benefits of a broad range of drugs through one or more of the following means: controlled release of drug, ease of application, improved safety and efficacy, reduced costs and greater patient compliance. The Company also believes that the ATRIGEL(TM) delivery system when used without the incorporation of a drug affords the same benefits for a range of medical device applications. See "THE COMPANY -- Company's Products."

     The Company's drug delivery strategy is to combine the patented ATRIGEL(TM) drug delivery system with drugs whose therapeutic effectiveness may be enhanced when administered in a sustained-release form or through systemic application. The Company conducts research activities on its own behalf and contract research for third parties. The Company also has conducted research for the United States government and its agencies through government grants. The Company has initiated early stage research programs with several pharmaceutical companies and intends to evaluate the use of the ATRIGEL(TM) drug delivery system with drugs having various human and animal health applications. In addition, the Company intends to pursue human medical device applications in conjunction with other pharmaceutical and health care companies. See generally "THE COMPANY."

THE PARTNERSHIP

     The Partnership, a Colorado limited partnership, was organized in August 1987. Its principal offices are located at 2579 Midpoint Drive, Fort Collins, Colorado 80525, and its telephone number is (970) 482-5868. The Company is sole general partner of the Partnership. None of the Company's directors, executive officers or their affiliates own any Partnership Units.

     The Partnership was formed to undertake the research, development, manufacturing and marketing of a treatment for gingivitis and periodontal disease. The Partnership's primary asset is its right to receive royalties and/or proceeds from the sale of rights related to the Perio Product at such time, if ever, as the Company successfully develops and markets a Perio Product. For a description of the Perio Product and the Partnership's rights under the Agreements, see "THE COMPANY -- Company's Products" and "THE
PARTNERSHIP -- Agreements Between the Partnership and the Company."

SELECTED HISTORICAL FINANCIAL DATA

     THE COMPANY. The selected historical financial information as of December 31, 1994 and September 30, 1993 and for the year ended December 31, 1994, the three months ended December 31, 1993 and the four years in the period ended September 30, 1993 presented below are derived from the financial statements of the Company, which have been audited and reported upon by Deloitte & Touche LLP, independent auditors. The selected historical financial information as of June 30, 1995 and 1994 and for the six months ended June 30, 1995 and 1994, are derived from unaudited financial statements of the Company. The Company's management believes such unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such financial statements. The selected financial information set forth in the tables below is not necessarily indicative of the results of future operations of the Company and should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY" and the financial statements, related notes and report of independent auditors, included herein. See "INDEX TO FINANCIAL STATEMENTS."

                                                                          THREE
                                         SIX MONTHS ENDED       YEAR      MONTHS      YEAR        YEAR        YEAR        YEAR
                                             JUNE 30,          ENDED      ENDED       ENDED       ENDED       ENDED       ENDED
                                        -------------------   DEC. 31,   DEC. 31,   SEPT. 30,   SEPT. 30,   SEPT. 30,   SEPT. 30,
                                         1995        1994       1994       1993       1993        1992        1991        1990
                                        -------     -------   --------   --------   ---------   ---------   ---------   ---------
                                            (UNAUDITED)                  (IN THOUSANDS, EXCEPT SHARE DATA)
SUMMARY OF OPERATIONS:
  Total revenue.......................  $   789     $   945   $  1,815   $    539    $  3,092    $  3,161    $  2,429    $  3,026
  Total expenses......................    4,868       3,728      7,355      1,546       6,791      10,061       4,411       2,778
  Net income (loss)...................   (4,079)     (2,783)    (5,540)    (1,007)     (3,699)     (6,900)     (1,905)        244
  Net income (loss) per common
    share.............................     (.52)       (.36)      (.72)      (.13)       (.48)       (.94)       (.35)        .05
  Weighted average shares
    outstanding.......................    7,844       7,739      7,741      7,721       7,695       7,340       5,370       4,774
BALANCE SHEET DATA:
  Working capital.....................  $ 9,086     $10,503   $ 12,616   $ 13,478    $  9,372    $ 17,779    $  4,347    $  5,837
  Total assets........................   18,701      24,729     22,006     27,912      29,074      36,515       6,440       8,286
  Long-term obligations...............       --          --         --         --          --       4,000       4,000       4,000
  Shareholders' equity................   17,723      23,941     21,191     26,978      28,118      31,529       1,422       2,182

     THE PARTNERSHIP. The selected historical financial information for the five years ended December 31, 1994 presented below are derived from the financial statements of the Partnership, which have been audited and reported upon by Deloitte & Touch LLP, independent auditors. The selected historical financial information for the six months ended June 30, 1995 and 1994, are derived from unaudited financial statements of the Partnership. The Company's management believes such unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such financial statements. The selected financial information set forth in the tables below is not necessarily indicative of the results of future operations of the Partnership and should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE PARTNERSHIP" and the financial statements, related notes and report of independent auditors, included herein. See "INDEX TO FINANCIAL STATEMENTS."

                                  SIX MONTHS ENDED
                                      JUNE 30,                                 YEARS ENDED DECEMBER 31,
                               ----------------------    --------------------------------------------------------------------
                                 1995         1994         1994         1993          1992           1991            1990
                               ---------    ---------    ---------    ---------    ----------    ------------    ------------
                                    (UNAUDITED)
Research and Development
  Expenses...................  $       0    $       0    $       0    $       0    $        0    $  1,142,328    $  2,125,288
General and Administrative
  Expenses...................     16,524       18,147       28,626       35,245       155,640          22,865          22,595
                                 -------      -------    ---------      -------     ---------     -----------     -----------
        Total Expenses.......     16,524       18,147       28,626       35,245       155,640       1,165,193       2,147,883
                                 -------      -------    ---------      -------     ---------     -----------     -----------
Interest Income..............          0            0            0            0         1,997           8,400         112,241
                                 -------      -------    ---------      -------     ---------     -----------     -----------
Net loss.....................  $ (16,524)   $ (18,147)   $ (28,626)   $ (35,245)   $ (153,643)   $ (1,156,793)   $ (2,035,642)
                                 =======      =======    =========      =======     =========     ===========     ===========
Net loss per Limited
  Partnership Interest.......  $   (3.16)   $   (3.47)   $      (5)   $      (7)   $      (29)   $       (221)   $       (389)
                                 =======      =======    =========      =======     =========     ===========     ===========
        Total Assets.........  $       0    $       0    $       0    $       0    $        0    $    101,404    $  1,334,197
                                 =======      =======    =========      =======     =========     ===========     ===========

SELECTED PRO FORMA FINANCIAL DATA

     The following selected pro forma balance sheet data for the Company assumes that the Merger had occurred on June 30, 1995. Selected statement of operations data has not been presented because the Partnership has no revenues and general and administrative expenses are not material. The pro forma financial data are unaudited and are not necessarily indicative of the financial position or results of operations of the Company that would have occurred had the Merger occurred as of June 30, 1995. The following pro forma information should be read in conjunction with the historical financial statements and notes thereto of the Company and Partnership and the pro forma financial statements appearing elsewhere in this Prospectus/Proxy Statement. Pro forma information is illustrative only and is not necessarily indicative of future results of operations of the Company.

PRO FORMA BALANCE SHEET DATA:

                                                                     JUNE 30, 1995
                                                                     (IN THOUSANDS)
            Working Capital........................................     $  8,149
            Total Assets...........................................       18,701
            Long Term Obligations..................................           --
            Shareholders' Equity...................................       17,423

CERTAIN COMPARATIVE PER SHARE DATA

     The following table sets forth certain comparative data related to book value and earnings (loss) (i) per Share on an historical basis for the Company,
(ii) per Unit on an historical basis for the Partnership, and (iii) on an equivalent pro forma basis for the Company after giving effect to the Merger. The pro forma information shown is derived from the pro forma financial statements presented elsewhere herein, which give effect to the Merger as if it had occurred at the date or at the beginning of the period indicated. The information shown below should be read in conjunction with the historical financial statements of the

Company and the Partnership, including the respective notes thereto, and the pro forma financial statements, including the notes thereto, all appearing elsewhere in this Prospectus/Proxy Statement. See "INDEX TO FINANCIAL STATEMENTS." The equivalent pro forma amounts are equal to the pro forma per share amounts of the Company multiplied by 105, the estimated number of Shares to be exchanged for each Unit.

                                                            THE COMPANY
                                               --------------------------------------     THE PARTNERSHIP
                                                                            EQUIVALENT    ---------------
                                               HISTORICAL     PRO FORMA     PRO FORMA       HISTORICAL
                                               ----------     ---------     ---------     ---------------
Book value:
  June 30, 1995..............................    $ 2.25        $  2.08       $218.11          $(30.80)
Net loss:
  Year ended December 31, 1994...............     (0.72)         (0.67)       (70.21)           (5.48)
  Six months ended June 30, 1995.............     (0.52)         (0.49)       (51.06)           (3.16)

     The Company has never paid cash dividends, and the Partnership has never made any distributions to the Limited Partners. The Company currently anticipates that it will retain all available funds for use in the operation of its business and does not anticipate paying any cash dividends in the foreseeable future.

MARKET INFORMATION

     The Company's Common Stock is traded on The Nasdaq Stock Market under the symbol ATRX. On August 17, 1995, the last trading day before the proposed Merger was publicly announced, the last reported sale price of the Common Stock on The Nasdaq Stock Market was $7.00. On August 10, 1995, the last trading day before the date of this Prospectus/Proxy Statement, the last reported sale price of the Common Stock was $7.00. There is no established trading market for the Partnership Units and it is not anticipated that such a market will develop. See "MARKET INFORMATION."

THE MEETING

     The Meeting will be held at the Marriott Hotel, 350 East Horsetooth, Ft. Collins, Colorado 80525, at 10:00 a.m. local time, on September 27, 1995, to consider and vote upon the Merger and the adoption of the related Amendments, as summarized above and described in more detail elsewhere in this Prospectus/Proxy Statement. Limited Partners holding Units of record at the close of business on the Record Date will be entitled to vote at the Meeting. At the close of business on the Record Date, there were 5,175 Units outstanding and entitled to vote. Each Unit is entitled to one vote on each matter properly submitted to the Limited Partners at the Meeting.

     Approval of the Merger and the adoption of the related Amendments requires the approval of Limited Partners holding an aggregate of at least 2,588 Units, which constitutes a majority of the outstanding Units entitled to vote. Limited Partners voting in favor of the Merger will be deemed to have voted in favor of the adoption of the related Amendments. None of the Company's directors, executive officers or their affiliates own any Units. See "THE MEETING."

NO DISSENTERS' RIGHTS

     Limited Partners who vote against or abstain from voting for the Merger will not be entitled to dissenters' or appraisal rights under the Partnership Agreement or the Colorado Uniform Limited Partnership Act of 1981, as amended (the "Colorado Partnership Law"). Such rights, when they exist, give the holders of securities the right to surrender such securities for an appraised value in cash, if they oppose a merger or similar reorganization. No such rights will be provided by the Partnership or the Company. See "THE MEETING -- No Right of Appraisal."

REGULATORY REQUIREMENTS

     No federal or state regulatory requirements, other than applicable requirements related to federal and state securities laws and the requirements of the Colorado Partnership Law regarding mergers, must be complied with in order to complete the Merger, and no regulatory approvals must be obtained in order to complete either Merger.

FEDERAL INCOME TAX CONSIDERATIONS

     The Company believes that the Merger, if consummated, would be treated as a taxable exchange of the assets of the Partnership for the Common Stock. As a result, each Limited Partner will be required to recognize a proportionate share of the gain or loss which results from the Merger. See "FEDERAL INCOME TAX CONSIDERATIONS." Limited Partners should review the tax consequences of the Merger with their tax advisers considering their individual financial and tax situations.

                                  RISK FACTORS

     The Merger involves certain risks and other adverse factors. Limited Partners should read this entire Prospectus/Proxy Statement, including all appendices hereto, and consider carefully the following factors in evaluating the Merger, the Company and its business before completing the accompanying Proxy Card.

RISKS RELATING TO THE MERGER

     NO INDEPENDENT PARTY RETAINED TO REPRESENT THE PARTNERSHIP OR LIMITED PARTNERS. The Company initiated the Merger and the terms were not the result of arm's-length negotiations among the Company, the Partnership and the Limited Partners. No independent party has acted on behalf of the Partnership or the Limited Partners in connection with the Merger, and the Company did not negotiate the terms of the Merger with any Limited Partner. The General Partner has a conflict of interest with respect to the Merger and is not making a recommendation to the Limited Partners on whether to vote "For" or "Against" the Merger. Each Limited Partner must make his or her own decision on whether to vote "For" or "Against" the Merger. See "RISK FACTORS" and "THE
MERGER -- Advantages of the Merger." No independent party was retained because the engagement of an independent representative is not required by either the Partnership Agreement or Colorado Partnership Law. If such an independent party had been retained, the terms and conditions of the Merger may have been more favorable for the Limited Partners.

     NO INDEPENDENT APPRAISAL. No independent appraisal of the fair market value of the Partnership's assets has been or will be obtained. The Assigned Value of the Partnership was determined by the Company. No independent appraisal was obtained because an independent appraisal is not required by either the Partnership Agreement or Colorado Partnership Law and the General Partner believes the method used by the Company to determine the Assigned Value is fair to the Limited Partner. See "THE MERGER -- Consideration to be received by the Limited Partner." If an independent appraisal of the fair market value of the Partnership's assets had been obtained, such appraisal may have resulted in a value higher or lower than the Assigned Value in which case the consideration received by the Limited Partners may have been higher or lower, respectively.

     ABSENCE OF FAIRNESS OPINION. The Company did not obtain a fairness opinion as to the adequacy or fairness of the consideration to be received by the Limited Partners in connection with the Merger. No fairness opinion was obtained because a fairness opinion is not required by either the Partnership Agreement or Colorado Partnership Law. If obtained, a fairness opinion could provide an independent analysis of the fairness, from a financial point of view, of the consideration to be received by the Limited Partners in the Merger, including the value of the assets involved in the Merger and the reasonableness of the projections and underlying assumptions used to determine the Assigned Value. However, since no fairness opinion will be rendered, the Limited Partners will not have the benefit of the analysis of an independent third party in deciding whether to vote for or against the Merger. See "THE MERGER -- Consideration to be Received by the Limited Partners."

     CONFLICTS OF INTEREST. The Company has different interests in the Merger than the Limited Partners. The Merger, if completed, would relieve the Company of its obligation to make cash payments to the Partnership based on royalties and/or proceeds from the sale of rights it receives related to the Perio Product, if the Perio Product receives regulatory approval, as provided in the Agreements. This conflict of interest may adversely affect the Partnership by causing the Company to act for its own best interests and not that of the Limited Partners. See "CONFLICTS OF INTEREST."

     LOSS OF RELATIVE VOTING POWER. If the Merger is completed, Limited Partners will have an investment in a larger entity and will thus lose relative voting power. Limited Partners may currently vote on certain Partnership matters in proportion to their interests in the Partnership relative to the interests of other Limited Partners in the Partnership. After the Merger, Limited Partners will be able to vote as shareholders of the Company, and, assuming the Closing Date occurred on August 4, 1995, would hold approximately 7% of the outstanding Common Stock. Shareholders of the Company have one vote per Share. See "COMPARISON OF OWNERSHIP OF THE COMPANY'S SECURITIES AND PARTNERSHIP UNITS."

     FUNDAMENTAL CHANGE IN NATURE OF INVESTMENT. Limited Partners will have changed fundamentally the nature of their investment, and their rights as shareholders will be different from their rights as Limited Partners. The Partnership was formed as a finite-life entity with certain characteristics, including: (i) Limited Partners would receive a portion of all royalties and/or proceeds from the sale of rights related to the Perio Product (ii) there would be no reinvestment of Partnership proceeds; and (iii) upon liquidation, the Limited Partners of the Partnership would realize the market value of the Partnership's assets, less expenses of liquidation and liquidation fees, if any, payable to the General Partner.

     In contrast, as shareholders, (i) Limited Partners will share in the capital appreciation of the Company, if any, (ii) they will not receive cash distributions since the Company does not anticipate paying cash dividends, and
(iii) the Company plans to continue operations indefinitely. If the Merger is completed, shareholders will not receive liquidation proceeds through asset sales but may liquidate their investment by selling their Shares on the open market. In this regard, the market value of the Shares may never reflect the full fair market value of the Company's assets and, consequently, shareholders may not realize the full fair market value of such assets by selling their Shares at prices which will be determined by the trading market for the Shares. See "COMPARISON OF OWNERSHIP OF THE COMPANY'S SECURITIES AND PARTNERSHIP UNITS."

     CHANGES IN FORM OF INVESTMENT WILL CHANGE RIGHTS OF LIMITED
PARTNERS. Specifically, instead of holding Units in a finite-life partnership, Limited Partners, as holders of securities in a company that has indefinite duration, will have to depend on the secondary market for the Common Stock to liquidate their investment. The Common Stock is listed on The Nasdaq Stock Market.

     The Delaware GCL, as well as the Company's Certificate of Incorporation, impose restrictions upon certain business combinations which may discourage a change in control of management of the Company and limit the liability of directors to Shareholders. In addition, the Company's Certificate of Incorporation generally provides for (i) greater indemnification of directors than is available to the General Partner under the Partnership Agreement, and
(ii) the ability to relieve directors of certain monetary liabilities not available to the General Partner under the Partnership Agreement.

     MAJORITY VOTE WILL BIND ALL LIMITED PARTNERS IN THE PARTNERSHIP. If the Merger is approved by Limited Partners holding an aggregate of at least 2,588 Units, which constitutes an majority of the outstanding Units, the Partnership will be merged with and into Atrix, L.P., and all Limited Partners of the Partnership will receive Shares in exchange for their Units regardless of whether they vote for or against the Merger.

     NO DISSENTERS' RIGHTS. Limited Partners who vote against or abstain from voting for the Merger will not be entitled to dissenters' or appraisal rights under the Partnership Agreement or Colorado Partnership Law. Such rights, when they exist, give the holders of securities the right to surrender such securities for an appraised value in cash, if they oppose a merger or similar reorganization. No such rights will be provided by the Partnership or the Company.

RISKS RELATING TO THE BUSINESS OF THE COMPANY

     LACK OF REGULATORY APPROVAL; UNCERTAINTY OF PRODUCT DEVELOPMENT. The Company has not received regulatory approval or clearance to market any of its products under development. There can be no assurance that any of the Company's products, if and when fully developed and tested, will perform in accordance with the Company's expectations, that necessary regulatory approval or clearance will be obtained in a timely manner, if at all, or that any of the Company's products can be successfully and profitably, developed, produced and marketed.

     NO PRODUCT REVENUE; RECENT OPERATING LOSSES. To date, the Company has had no revenue from product sales. The Company's future operating results will depend on many factors including regulatory approval or clearance of the Company's products, demand for the Company's drug delivery system and products based thereon, the level of competition, the ability of the Company to develop and manage product enhancements and new products, the ability of the Company to control costs and the level of third party reimbursement. The Company incurred a loss for the year ended December 31, 1994 and expects to incur additional losses until such time, if any, as the Company receives regulatory approval for the marketing of its products under development and commences commercial sales thereof. There can be no assurance that the Company will achieve profitability in the future.

     CAPITAL REQUIREMENTS. It is expected that the Company will continue to expend significant capital to fund its research and development and clinical trials. It is also anticipated that, should any of the Company's products under development receive regulatory approval, the Company will also expend funds to develop and/or expand commercial-scale manufacturing facilities. Additional financing may be necessary for the continued support of the Company's existing and proposed products in the future. There can be no assurance that the Company will be able to secure additional financing or that such financing will be on terms satisfactory to the Company. If adequate funds are not available, the Company may be required to curtail or terminate one or more of its research and development programs or attempt to obtain funds through arrangements with venture partners or others that may require the Company to relinquish rights to certain of its technologies or potential products.

     LIQUIDITY. The Company believes that under the current operating plan its existing capital resources will be sufficient to meet its operating expenses and capital expenditure requirements through at least 1996. However, as the Company's goal is to maintain a cash and investment balance sufficient to fund its operating expenses for at least two years, the Company expects to seek additional capital through debt and/or equity financings in the next twelve to eighteen months. There can be no assurance that such funds will be available to the Company on favorable terms, if at all. In addition, the availability of such funds may be adversely affected by increasing governmental pressures on the pharmaceutical industry. The Company cannot predict the effect that health care reforms may have on the Company. The Company's long-term success depends on sales of products that must undergo an extensive regulatory approval process. There can be no assurance that regulatory agency approvals will be obtained for any products or drugs developed or discovered by the Company, or that the Company will be successful in developing any products or drugs.

     COMPETITION. In general, the drug delivery and dental products industries are intensely competitive and composed of numerous large and well financed firms, including large pharmaceutical and consumer good companies, as well as universities and other research institutions, that are constantly developing or acquiring rights to new products. There can be no assurance that one or more of these firms or institutions will not develop or manufacture drug delivery systems and periodontal therapeutic products that are more effective or better accepted than those which the Company seeks to develop and produce. Many of these entities have greater financial, technical, clinical, marketing manufacturing and other resources and experience than the Company.

     POSSIBLE TECHNOLOGICAL CHANGE. The markets in which the Company intends to compete are undergoing, and are expected to continue to undergo, rapid and significant technological change and innovation, and the Company expects competition to intensify as technological advances in such fields are made. There can be no assurance that development by others will not render the products or technologies of the Company obsolete or uncompetitive.

     GOVERNMENTAL REGULATION. The development, manufacture and sale of drug delivery systems, devices and certain dental products are subject to strict regulation and approval or clearance by governmental authorities in the United States and elsewhere. The process of obtaining regulatory approval can take many years and require the expenditure of substantial resources. There can be no assurance that the Company will obtain necessary approval or clearance on a timely basis, if at all, for its products under development or its future products. Delays in receiving these regulatory approvals could adversely affect the Company's ability to market its products commercially. Moreover, if granted, such approvals may entail limitations on the indicated uses for which it may be marketed, and such approved drug, its manufacturers and its manufacturing facilities would be subject to continual review and periodic inspections, and later discovery of previously unknown problems with a product, a manufacturer or facility may result in restrictions on such product or manufacturers, including withdrawal of the product from the market. In addition, laws or regulations may be adopted in the future, including legislation to regulate the prices of products sold by pharmaceutical companies and legislation to regulate laboratory or manufacturing practices, any of which could have a material adverse affect on the business and operations of the Company.

     NO COMMERCIAL MANUFACTURING EXPERIENCE. The Company has no experience in manufacturing products on a commercial basis. The Company believes that its existing manufacturing facilities will enable it to produce initial commercial quantities of its products, although it may have to make certain leasehold improvements in order to do so. No assurances can be given, however, that manufacturing or quality control problems will not arise as the Company commences production of its products, or as additional facilities are required in the future. If the Company is unable to commercially procure the raw materials needed for the Perio Product (as defined herein), it will have a material adverse affect on the value of the Company's rights to manufacture the Perio Product.

     NO MARKETING EXPERIENCE. The Company has no experience in marketing products. The Company expects that certain of the products under development may be marketed in collaboration with a corporate partner. Such collaborative agreements could result in lower revenue than if the Company marketed products itself. In other cases, the Company may develop a direct marketing organization or make other distribution agreements. There can be no assurance that the Company will be able to establish such arrangements or, that the Company will market its products effectively. To market any product directly, the Company would have to develop a marketing and sales force with technical expertise and supporting distribution capability. There can be no assurance that the Company would be able to develop such a sales force or distribution capability.

     RELIANCE ON PATENTS AND PROPRIETARY RIGHTS. The Company considers patent protection and proprietary technology to be materially significant to its business. The Company relies on certain patents and patents pending in the United States and foreign applications relating to various aspects of its products under development. There can be no assurance that patents will issue as a result of any such pending applications or that, if issued, such patents will be sufficiently broad to afford protection against competitors with similar technology. In addition, there can be no assurance that any patents issued to the Company, will not be challenged, invalidated or circumvented, or that any of the rights granted thereunder will provide competitive advantages to the Company. The commercial success of the Company will also depend on not infringing patents issued to competitors. Litigation, which could result in substantial cost to the Company, may be necessary to enforce the Company's rights provided by the Company's patents or to determine the scope and validity of other's proprietary rights.

     UNCERTAINTY OF THIRD PARTY REIMBURSEMENT. The Company intends that any dental products that may be developed will be sold to dental practitioners and other health care providers. These persons, in turn, may seek reimbursement from third-party payers, such as Medicare, Medicaid, health maintenance organizations and private insurers, including Blue Cross/Blue Shield Plans. Sales of potential dental products may be largely dependent on the availability of reimbursement to the health care providers or their patients from such payers. Significant uncertainty exists as to the reimbursement status of newly approved health care products, and there can be no assurance that adequate third party coverage will be available. Limitations imposed by insurance programs and the failure of certain payers to fully or substantially reimburse health care providers or their patients for the use of the Company's dental products could materially adversely affect the Company's revenues and acceptance of such dental products.

     PRODUCT LIABILITY AND INSURANCE. The Company currently has in force general, product and professional liability insurance with coverage limits of $3 million per year and $1 million per occurrence. The Company's insurance policies provide coverage on a claims made basis and are subject to annual renewal. Such insurance may not be available in the future on acceptable terms or at all. There can be no assurance that coverage limits of such policies will be adequate.

     DEPENDENCE ON KEY PERSONNEL. The Company is heavily dependent upon the expertise of certain key officers and scientists, including John E. Urheim, Vice Chairman and Chief Executive Officer; Dr. G. Lee Southard, President and Chief Scientific Officer; Dr. Richard L. Dunn, Vice President of Drug Delivery Research and Research and Development, Dr. Charles P. Cox, Vice President of Product Development and Dr. Steve Garrett, Vice President of Dental Clinical Research. Of these individuals, the Company has employment agreements with Mr. Urheim and Dr. Garrett. The loss of one or more of these individuals could have a material adverse affect upon the Company. There can be no assurance that the Company will continue to be successful in recruiting or retaining such personnel in the future.

     NO DIVIDENDS. The Company has never paid any cash dividends on its Common Stock and does not anticipate paying any dividends in the foreseeable future. Earnings, if any, will be retained to fund operations of the Company.

     INVESTMENT COMPANY ACT CONSIDERATIONS. A significant potion of the Company's assets are invested in interest-bearing securities, which, if not invested properly, could subject the Company to the registration requirements of the Investment Company Act of 1940 (the "1940 Act"). Registration under the 1940 Act would subject the Company to substantive regulations which could have a material adverse effect on its business. The Company intends to conduct its business in a manner designed to avoid being subject to the registration requirements of the 1940 Act; however, there can be no assurance that the Company can avoid becoming subject to these registration requirements.

     VOLATILITY OF STOCK PRICES. The market prices for securities of companies engaged primarily in pharmaceutical development have been highly volatile. The announcement of technological innovations or new commercial products by the Company and its competitors, governmental regulation, regulatory approvals or developments relating to patents or proprietary rights, publicity regarding actual or potential medical results with respect to products under development by the Company or others, as well as period-to-period fluctuations in financial results, may have a significant impact on the market price of the common stock. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market price of companies generally, and companies similar to the Company, that have been unrelated to operating performance. These broad market fluctuations may adversely effect the market price of the stock.

     ANTI-TAKEOVER MEASURES. The Company's Amended and Restated Certificate of Incorporation (the "Certificate") contains certain provisions establishing a classified board of directors and a process to enlarge and fill vacancies of the board of directors. The Certificate also provides for cumulative voting for the election of directors on or after the date on which the Company becomes aware that any shareholder has become the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of Common Stock entitled to vote generally for the election of directors. These provisions, as well as the issuance under certain circumstances of preferred stock of the Company, could delay, discourage or prevent certain types of transactions involving an actual or potential change in control of the Company.

                                   THE MERGER

     The information contained in this Prospectus/Proxy Statement with respect to the Merger is qualified in its entirety by reference to the Merger Agreement, the form of which is attached hereto as Appendix A and incorporated herein by reference.

GENERAL

     The Company, which is the sole general partner of the Partnership, is proposing the Merger of the Partnership with and into Atrix, L.P., pursuant to the terms and conditions of the Merger Agreement. If the Merger is approved by the Limited Partners at the Meeting, Atrix, L.P. will be formed immediately prior to the Merger, solely to effectuate the Merger, and the Company will be its sole limited partner. AtrixSub, which will be a newly formed wholly owned subsidiary of the Company, will be the sole general partner of Atrix, L.P.

     If the Merger is approved and certain conditions are satisfied or waived, each Limited Partner will receive shares of the Company's $.001 par value Common Stock (the "Common Stock" or "Shares") upon completion of the Merger, regardless of whether the Limited Partner voted for or against the Merger. Shares issued in connection with the Merger will be allocated among the Limited Partners in proportion to their ownership interest in the Partnership. See
" -- Consideration to be Received by the Limited Partners." The Shares are traded on The Nasdaq Stock Market under the symbol ATRX. The General Partner will not receive any Shares, cash or other consideration for its general partner interest in connection with the Merger.

However, the General Partner will receive certain economic benefits in exchange for issuing the Shares in the Merger. See "CONFLICTS OF INTEREST."

     The primary purpose and effect of the Merger is the consolidation of the rights under the Agreements and the subsequent termination thereof, which the General Partner believes will facilitate prospective strategic business relationships while giving the Limited Partners substantially enhanced liquidity of investment in an enterprise with greater asset diversification. If the Limited Partners do not approve the Merger, the Partnership will continue to operate as a separate legal entity with its own assets and liabilities and the respective contractual obligations of the Company and the Partnership under the Agreements will continue under their present terms. If the Merger is not approved at the Meeting, Atrix, L.P. and AtrixSub will not be formed.

     A vote in favor of the Merger constitutes a vote in favor of the related Amendments, the form of which is attached to this Prospectus/Proxy Statement as Appendix B. The Amendments specifically permit the Merger and expressly authorize all actions necessary to successfully complete the Merger and the distribution of Shares to the Limited Partners in connection therewith.

CONSIDERATION TO BE RECEIVED BY THE LIMITED PARTNERS

     In connection with the Merger, each Limited Partner will receive Shares. The Shares will be allocated among the Limited Partners in proportion to their ownership interest in the Partnership. The aggregate number of Shares to be issued will be equal to the Assigned Value of the Partnership, as determined by the General Partner, divided by the average closing price per share of the Common Stock taken over the 15 trading days ending on the sixth trading day before the Closing Date. Assuming the Merger occurred on August 4, 1995, Limited Partners would be issued an aggregate of 546,377 Shares or 105.58 Shares per Unit. The Merger will not occur if the average closing price of the Shares over the period is less than $5.00. The last reported sale price of the Common Stock on The Nasdaq Stock Market on August 10, 1995, was $7.00.

     For purposes of the Merger, the Assigned Value of the Partnership is $3,524,175, or $681 per Unit. The Assigned Value was determined by the Company as of July 10, 1995 based upon the Company's calculation of the Limited Partners potential return on their investment in the Partnership. Further, the Company's assumptions in using the income valuation approach were (i) a projected market for the Perio Product and the Company's projected market share thereof, (ii) a projected selling price of $70 for the Perio Product, (iii) that the Partnership's current share of proceeds, including the General Partner's one percent general partner interest, from royalties and/or proceeds from sales of the Perio Product is 40%, which percentage may decrease as additional funds are spent to develop the Perio Product and therefore maximum payments of $21,600,000 to the Limited Partners based on the Agreements and assuming that the Company exercises its option under the Purchase Option Agreement (as defined herein), and (iv) a 30% discount rate to reflect net present value and risks relating to the development, regulatory approval and sale of the Perio Product. For a discussion of the Partnership's rights with respect to the Perio Product, See "THE PARTNERSHIP -- Agreements Between the Partnership and the Company."

     In determining the sales projections used in the calculation of the Assigned Value it utilized information from two sources. The first source is The 1990 Survey of Dental Services Rendered, published June 1994, conducted by the American Dental Association ("ADA"). The ADA study provides a national statistical profile of the flow of patients into dental offices and the dental services they received. The second source is a study conducted by Fact Flow Research ("Fact Flow"). The objective of the Fact Flow Study was to (i) examine current practices of periodontists in the treatment of periodontal disease, and
(ii) determine how periodontists would most likely utilize the Perio Product. Based upon the two studies, Atrix's management estimated the potential United States market for scaling and root planing procedures, the projected United States market share for the Perio Product and a projected sales price of $70 per unit for the Perio Product.

     The Assigned Value is based primarily on projected sales and any such prediction is highly speculative. Accordingly, no assurance can be given by the Company that the actual results will not vary significantly from such estimates.

     The General Partner will not receive Shares, cash or any other consideration in exchange for its general partner interest in the Partnership. Assuming the Merger occurred on August 4, 1995 the Shares issued to the Limited Partners would constitute approximately 7% of the Company's issued and outstanding Common Stock. No fractional Shares will be issued by the Company in connection with the Merger. See " -- No Fractional Shares."

ADVANTAGES OF THE MERGER

     The principal expected advantages of the Merger are as follows:

     - SUBSTANTIALLY ENHANCED LIQUIDITY. The Common Stock is traded on The Nasdaq Stock Market, whereas there is no established trading market for the Units and it is not anticipated that such a market will develop. Therefore, the conversion of Units into Shares in connection with the Merger offers Limited Partners the potential for substantially enhanced liquidity of investment. However, there can be no assurance that any of the Company's products will receive the necessary regulatory approval or clearance or that any of the Company's products can be successfully and profitably developed, produced and marketed.

     - ASSET DIVERSIFICATION. The Partnership's primary asset is its right to receive payments from the Company based on royalties and/or proceeds from the sale of rights related to the Perio Product. However, there can be no assurance that the Perio Product will ever be developed, approved or successfully marketed. If the Perio Product is not commercially successful, the Limited Partners may not realize any return on their investments. As shareholders of the Company, on the other hand, the Limited Partners will have the opportunity to benefit from the Company's more diversified product base.

     - UNCERTAINTY OF PAYMENTS RELATING TO THE PERIO PRODUCT. Even if the Perio Product is a commercial success, payments to the Limited Partners are based upon royalties and/or proceeds from sales or rights and therefore the payments, if any, will be made at some undetermined time upon the commercialization of the Perio Product and subsequent sales thereof.

     - FACILITATION OF STRATEGIC BUSINESS RELATIONSHIPS. The Merger will potentially enhance the Company's strategy of entering into strategic alliances with pharmaceutical or healthcare companies to fully develop, market and manufacture the ATRIGEL(TM) System. The Merger will eliminate the Agreements and enhance the Company's ability to negotiate global strategic alliances encompassing all of its products.

     - LONG-TERM OPPORTUNITIES. The Merger will allow the Limited Partners to benefit, as shareholders, in the Company's products, other than the Perio Product, that may be developed, approved and marketed in the future. The Company expects its ATRISORB(TM) GTR Barrier product to receive regulatory approval to begin marketing in the fourth quarter of 1995 and expects first commercial sales in selected European countries in the first quarter of 1996. The Company also expects to receive regulatory approval in the United States in the second quarter of 1996 and projects first commercial sales in the United States in the Third quarter of 1996. The impact of Sales of the ATRIGEL(TM) GTR Barrier product on the Company will be to generate revenue in 1996 from the Company's first commercial product and thereby move the Company from a research and development stage company to a commercial stage company.

     - SIMPLIFIED REPORTING. The Merger will result in simplified federal and state tax reporting for the Limited Partners and the Company. Limited Partners will no longer be subject to state tax withholding, or be required to file individual state tax returns (other than in their state of residence) solely as a result of an investment in the Company.

     - ELIMINATION OF EXPENSES. The Merger will eliminate certain costs to the Partnership including expenses related to the filing of reports under federal securities laws, legal and accounting fees, and the $12,000 annual management fee payable to the General Partner. The General Partner is currently advancing funds to the Partnership to pay these expenses. Such advances are only required to be repaid at such time, if ever, as the Partnership receives royalties and/or proceeds from the sale of rights to the Perio Product. If the Merger is approved, the General Partner will forgive all accrued expenses and management fees, the total sum of which were $148,000 as of June 30, 1995.

     Based on the factors above, among others, the General Partner believes that an investment in the Company through the ownership of Common Stock will provide greater benefits to the Limited Partners than a continued investment in the Partnership. The General Partner has therefore determined that the Merger is in the best interests of the Limited Partners as well as the Company.

     Limited Partners are urged, however, to consider carefully the factors described under "RISK FACTORS" and the comparison of an investment the Partnership versus an investment in the Company set forth under "COMPARISON OF OWNERSHIP OF THE COMPANY'S SECURITIES AND PARTNERSHIP UNITS." Limited Partners also are urged to consult with their independent financial and tax advisors prior to consenting to the Merger.

DISADVANTAGES OF THE MERGER

     The principal disadvantages of the Merger are:

     - FUNDAMENTAL CHANGE IN NATURE OF INVESTMENT. As shareholders of the Company, the nature of the Limited Partners' investment will have changed fundamentally, and their rights will be different from their rights as Limited Partners in the Partnership. See "COMPARISON OF OWNERSHIP OF THE COMPANY'S SECURITIES AND PARTNERSHIP UNITS."

     - LACK OF REGULATORY APPROVAL; UNCERTAINTY OF PRODUCT DEVELOPMENT. The Company has not received regulatory approval or clearance to market any of its products under development. There can be no assurance that any of the Company's products, if and when fully developed and tested, will perform in accordance with the Company's expectations, that necessary regulatory approval or clearance will be obtained in a timely manner, if at all, or that any of the Company's products can be successfully and profitably produced and marketed.

     - NO PRODUCT REVENUE; RECENT OPERATING LOSSES. To date, the Company has had no revenue from product sales. The Company incurred a loss for the year ended December 31, 1994 and expects to incur additional losses until such time, if any, as the Company receives regulatory approval for the marketing of its products under development and commences commercial sales thereof. There can be no assurance that the Company will receive such regulatory approval or that it will be able to successfully market its products or achieve profitability in the future even if such approval is received.

     - CAPITAL REQUIREMENTS. The Company expects to continue to expend significant capital to fund its research and development and clinical trials. It is also anticipated that, should any of the Company's products under development receive regulatory approval, the Company will expend funds to develop commercial-scale manufacturing facilities. Additional financing may be necessary for the continued support of the Company's existing and proposed products in the future. There can be no assurance that the Company will be able to secure additional financing or that such financing will be on terms satisfactory to the Company.

     - VOLATILITY OF STOCK PRICES. The market prices for securities of companies engaged primarily in the development of drug delivery systems have been highly volatile. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market price of companies generally, and companies similar to the Company, that have been unrelated to operating performance. These broad market fluctuations may adversely effect the market price of the stock.

     For a complete discussion of the risk factors relating to the Merger and the Company, see "RISK FACTORS."

ALTERNATIVE TO THE MERGER

     The only alternative to the Merger considered by the General Partner was leaving the Partnership in its current form to pursue its present business objectives. Under the current structure, the Company would be obligated to make payments to the Partnership based on royalties and/or proceeds from the sale of rights related to the Perio Product. The Partnership would then distribute these payments to the Limited Partners. The General Partner has not rejected the alternative of leaving the Partnership in its current form. However, the General Partner believes that the Limited Partners should have the opportunity to consider and vote upon the Merger as an alternative to leaving the Partnership intact because it believes (i) the Limited Partners may prefer immediate payment of a liquid asset over delayed payments of uncertain amounts at unknown times and (ii) the value of the Shares to be issued in the Merger is fair compared to what the Limited Partners might be expected to receive if the Partnership left intact.

REASONS THE GENERAL PARTNER HAS APPROVED THE MERGER; RECOMMENDATION

     The General Partner has approved the Merger because it believes that the Merger will be more beneficial to the Limited Partners than the alternative of leaving the Partnership intact. See "THE MERGER -- Alternative to the Merger." Its decision is also based on its belief that the consideration offered by the Company is fair payment for the Limited Partners' interests and that the Merger is fair to the Limited Partners. The General Partner bases this belief on the high degree of uncertainty of the amount and timing of any revenues that will be payable to the Partnership from the Company and its belief that its revenue projections are optimistic. See "THE MERGER -- Consideration to be received by the Limited Partners". However, the General Partner cannot predict whether the Limited Partners would ultimately receive more or less value from leaving the Partnership intact than from the Merger. The value to a particular Limited Partner of the right to receive future distributions from the Partnership will depend on the Limited Partner's desire for liquidity and tolerance for the uncertainty of the timing and amounts of any payments they would receive if the Partnership was left intact. The per Unit value of the Shares that the Limited Partners would receive if the Merger occurs is $681, which is based on the Company's projection of the payments that would be received by the Limited Partners if the Partnership was left intact. See "THE MERGER -- Consideration to be received by the Limited Partners". The General Partner also considered the risk factors relating to the Company and an investment in the Shares. The General Partner believes that these risk factors are outweighed, however, by the advantages of the Merger to the Limited Partners, see "THE MERGER -- Advantages to the Merger", and the benefits described above.

     The absence of independent representation for the Partnership; the absence of a fairness opinion and an independent appraisal did not impact the General Partner's decision to approve the Merger. Neither an independent representation nor an independent appraisal is required by either the Partnership Agreement or by Colorado Partnership Law and the General Partner did not believe independent representation or an independent appraisal were necessary in order to treat the Limited Partners fairly. As discussed in the preceding paragraph, the General Partner believes the consideration being offered by the Company and the method used by the Company to determine the assigned value are fair to the Limited Partner.

     The General Partner believes that the Merger is procedurally fair to the Limited Partners because the Merger is consistent with the contractual rights Limited Partners accepted when they made their original investment in the Partnership. Limited Partners are not entitled under the Partnership Agreement to the appointment of an independent representative, an independent appraisal of the Partnership's assets prior to the sale or the grant of dissenters' or appraisal rights. Since the Merger will not proceed unless approved by Limited Partners holding at least 2588 Units, none of which are owned or controlled by the Company or its affiliates, the General Partner does not believe those added mechanisms are necessary for the Merger to be procedurally fair.

     Although the General Partner has approved the Merger and believes that the consideration to be received by the Limited Partners is fair, the General Partner has a conflict of interest with respect to the Merger and is not making a recommendation to the Limited Partners on whether to vote "For" or "Against" the Merger. Each Limited Partner must make his or her own decision on whether to vote "For" or "Against" the Merger.

See "RISK FACTORS" and "THE MERGER -- Benefits of the Merger." The General Partner is not required to make recommendation regarding the Merger under any applicable laws.

TERMS OF THE MERGER AGREEMENT

     GENERAL, EFFECTIVE TIME. The terms of the Merger are set forth in the form of Merger Agreement attached to this Prospectus/Proxy Statement as Appendix A. Pursuant to the Merger Agreement, the assets and obligations of the Partnership will be merged with and into Atrix, L.P., as the surviving entity. The Partnership's primary asset consists of certain rights under the Agreements to receive payments from the Company based on royalties and/or proceeds from the sale of rights relating to the Perio Product. See "THE PARTNERSHIP -- The Agreements Between the Partnership and the Company." Immediately following the completion of the Merger the Company intends to liquidate Atrix, L.P. and each of the Agreements will be terminated.

     The Merger Agreement provides that the Merger will become effective at the Effective Time, which is anticipated to be shortly after the Meeting if the requisite vote of the Limited Partners is obtained. As of the Effective Time, each Unit of the Partnership will automatically be converted into the right to receive a specified number of Shares as determined by the average closing price per share of the Common Stock taken over the 15 trading days ending on the sixth trading date before the Closing Date. See "-- Consideration to be Received by the Limited Partners."

     For state partnership law purposes, at the Effective Time of the Merger, the Partnership will be deemed to have merged with and into Atrix, L.P., and all assets and obligations of the Partnership will be deemed to have been transferred to Atrix, L.P. as the surviving entity. For federal tax purposes, at the Effective Time, each Limited Partner will be deemed to have exchanged all assets and obligations of the Partnership for Shares, which Shares will be distributed to the Limited Partners in the liquidation of the Limited Partners' interests in accordance with their respective capital accounts.

     Approval of the Merger by the Limited Partners constitutes consent to the merger of the Partnership with and into Atrix, L.P. pursuant to the terms of the Merger Agreement and to all actions necessary or appropriate to accomplish the Merger, including approval of the Amendments to the Partnership Agreement. Consummation of the Merger is subject to certain conditions. See "-- Conditions to the Merger."

     CONDITIONS TO THE MERGER. Consummation of the Merger is conditioned upon each of the following:

          (i) The Shares having an average closing price per Share of at least $5.00 for purposes of determining the number of Shares to be issued in the Merger.

          (ii) approval of the Merger by Limited Partners holding an aggregate of at least 2,588 Units, which constitutes an majority of the outstanding Units;

          (iii) receipt of all necessary consents, waivers, approvals, authorizations or orders required to be obtained and the making of all filings required to be made by any of the parties for the authorization, execution and delivery of the Merger Agreement and the consummation of the transactions contemplated thereby on or before (and remaining in effect at) the Effective Time;

          (iv) there having been no statute, rule, order or regulation enacted or issued by the United States or any state, or by a court, which prohibits the consummation of the Merger; and

          (v) the Registration Statement having been declared effective and no stop order suspending the effectiveness of the Registration Statement having been issued or proceedings for such purpose having been instituted, and all necessary approvals under state securities or blue sky laws having been received.

     In addition, if any event shall occur or any matter shall be brought to the attention of the Atrix, L.P. that, in its sole judgment, materially affects, whether adversely or otherwise, the Partnership or its assets, subject to the terms of the Merger Agreement, Atrix, L.P. reserves the right to modify or amend the terms of the Merger to take such event or matter into account, or to take such other actions as may be appropriate, including, without limitation, canceling the Merger. Any determination of Atrix, L.P. concerning the events and matters set forth above will be final and binding on all parties. The foregoing conditions are for the sole benefit of Atrix, L.P. and all such conditions, except as described in (ii), (iv) and (v) above, may be waived by Atrix, L.P. in whole or in part. Certain of the conditions to the consummation of the Merger are beyond the control of Atrix, L.P. and the Partnership; consequently, there can be no assurance that the Merger will occur.

     TERMINATION; AMENDMENT WAIVER. The Merger Agreement and the transactions contemplated thereby may be terminated at any time prior to the Effective Time
(i) by mutual consent of Atrix, L.P. and the Partnership, (ii) by action of the Partnership in the event of a failure of a condition to the obligations of Atrix, L.P. as set forth in Article VIII of the Merger Agreement, (iii) by action of Atrix, L.P. in the event of a failure of a condition to the obligations of the Partnership as set forth in Article VIII of the Merger Agreement, or (iv) by action of Atrix, L.P. or the Partnership in the event the Merger is not consummated prior to December 31, 1995 or such later date as the parties shall mutually agree in writing.

     In the event of termination, the Merger Agreement shall become void and of no effect with no liability on the part of any party thereto.

     Atrix, L.P. and the Partnership may amend the Merger Agreement by written agreement at any time prior to the Effective Time, such amendment to be approved by Atrix, L.P., the Company and the Partnership; provided that, after the approval of the Merger by the Limited Partners, no amendment shall be made which alters or changes (i) the amount or kind of consideration which the Limited Partners are entitled to receive upon conversion of their Units, or (ii) the terms and conditions of the Merger Agreement if such alteration or change would have an adverse effect on the Limited Partners. Atrix, L.P. or the Partnership may extend the time for performance of any of the obligations or other acts of any other party to the Merger Agreement, or waive compliance with any of the agreements of any other party or with any condition to the obligation under the Merger Agreement, in each case only to the extent that such obligations, agreements and conditions are intended for its benefit.

NO FRACTIONAL SHARES

     No fractional Shares will be issued by the Company in the Merger. Each Limited Partner who would otherwise be entitled to a fractional Share will instead receive a cash payment equal to the fraction multiplied by the average closing price per share of the Common Stock taken over the 15 trading days ending on the sixth trading day before the Closing Date.

ACCOUNTING TREATMENT

     For accounting purposes, the Merger will be recorded using the purchase method of accounting. For unaudited pro forma effects of the Merger upon the financial position of the Company see "UNAUDITED PRO FORMA FINANCIAL STATEMENTS."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The General Partner believes that the Merger if consummated would be treated as a taxable exchange of the assets of the Partnership for the Common Stock. As a result, each Limited Partner will be required to recognize a proportionate share of the gain or loss which results from the Merger. See "FEDERAL INCOME TAX CONSIDERATIONS." Limited Partners should review the tax consequences of the Merger with their tax advisers considering their individual financial and tax situations.

CONSEQUENCES IF MERGER NOT APPROVED

     If the Merger is not approved by the Limited Partners, the Partnership will continue to operate as separate legal entity with its own assets and liabilities and the contractual obligations between the Company and the Partnership will continue under their present terms. In addition, neither Atrix, L.P. nor AtrixSub will be formed.

VOTE REQUIRED FOR APPROVAL OF THE MERGER

     Approval of the Merger requires the approval of Limited Partners holding a majority of outstanding Units. On the Record Date, there were 5,175 Units outstanding; therefore, approval of the Merger requires the affirmative vote of Limited Partners holding at least 2,588 Units. This Prospectus/Proxy Statement constitutes the solicitation of the approval of the Limited Partners to the Merger, including all such actions required by the Partnership to consummate the Merger. None of the Company's directors, executive officers or their affiliates own any Units.

AMENDMENTS TO THE PARTNERSHIP AGREEMENT

     The Partnership Agreement does not specifically address the merger of the Partnership into another entity or the conversion of equity securities for Units. Therefore, the General Partner is also seeking the approval of the Limited Partners to amend the Partnership Agreement to include specific provisions regarding the Merger. By voting "FOR" the Merger, a Limited Partner will also be deemed to have approved the Amendments to the Partnership Agreement, which specifically permit the Merger and expressly authorize all actions necessary to successfully accomplish the Merger and the distribution of Shares to the Limited Partners as described in this Prospectus/Proxy Statement. See "THE MEETING -- The Amendments." The form of the Amendments to the Partnership Agreement is set forth in Appendix B to this Prospectus/Proxy Statement.

                                  THE COMPANY

     The Company, originally named Vipont Research Laboratories, Inc., was formed in August 1986 as a Delaware corporation. Simultaneously with the formation of the Partnership, the Company entered into the Agreements all of which were dated August 5, 1987. See "THE PARTNERSHIP -- Agreements between the Partnership and the Company". At a special meeting of the Limited Partners held on October 14, 1992, the Limited Partners approved a proposal to authorize the General Partner to amend the Agreements to permit the Partnership and the Company to share in the royalties and/or proceeds from the sale of rights to the Perio Product. Subsequently, the Research and Development Agreement terminated pursuant to its terms.

     On August 5, 1987, the Company entered into a Master Technology Transfer Agreement, together with amendments No. 1 and No. 2 (the "Prior Agreement") with Vipont Pharmaceutical, Inc. ("VPI") whereby VPI granted the Company an exclusive, irrevocable license to use all of VPI's proprietary technology relating to sanguinaria, sanguinarine and other benzophenanthridine alkaloids (except solely as it relates to human dental or oral care consumer products) in exchange for 3,200,000 Shares. (The Company then granted the Partnership an exclusive, irrevocable license to use this technology pursuant to the Technology Transfer Agreement.) In addition the Company granted VPI the first right to exercise all of its rights under the Agreements. At the time the Prior Agreement was entered into, VPI was the sole general partner of the Partnership and Atrix was a wholly owned subsidiary of VPI.

     On November 13, 1989 VPI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Colgate Palmolive Company ("Colgate"), commenced a tender offer for all of the outstanding common stock of VPI. In connection with the tender offer, VPI, Colgate and VPI Acquisition Corp. entered into an Agreement and Plan of Merger which provided for the merger of VPI Acquisition Corp. into VPI and the spin-off of Atrix, a wholly owned subsidiary of VPI, to the shareholders of VPI. As a result, VPI became a wholly owned subsidiary of Colgate. On June 20, 1990 Atrix was appointed as general partner of the Partnership in substitution of VPI.

     In connection with the acquisition of VPI by Colgate, Atrix entered into several agreements with Colgate, which have subsequently been terminated. In addition, Atrix entered into Amendment No. 3 and Restatement of the Master Technology Agreement with VPI (the "Revised Agreement") dated as of February 22, 1990 which supersedes, replaced and terminated the Prior Agreement.

     In general, the Revised Agreement allocates between VPI and Atrix rights to technology disclosed in certain patents (all relating to sanguinaria, sanguinarine and other benzophenanthridine alkaloid, referred to herein as the "Patents."), sanguinaria or other benzophenanthridine subject matter disclosed in certain specified patent applications (relating to sanguinaria and non-sanguinaria technology, and referred to herein as the "Patent Applications") and related know-how and other proprietary information as of the date thereof (collectively with the Patents and the Patent Applications, the "Sanguinarine Technology") as well as other contractual rights arising out of the Agreements. Also under the Revised Agreement, VPI granted to Atrix royalty-free, exclusive licenses in certain situations with respect to the Sanguinarine Technology.

     There is currently no relationship between Atrix and/or the Partnership and their respective affiliates on the one hand and VPI and/or Colgate and their respective affiliates on the other hand.

     The Company is engaged in the research and development of a broad range of medical, dental and veterinary products based on its proprietary biodegradable controlled release drug delivery system. This patented drug delivery system, trade-named ATRIGEL(TM), consists of biodegradable polymers dissolved in biocompatible solvents that can be injected or inserted into the target site as a liquid and that solidify upon contact with body fluids to form an implant. The ATRIGEL(TM) drug delivery system can incorporate various pharmaceutical compounds and is designed to release the compounds at targeted rates and over predetermined periods of time. The Company believes that the ATRIGEL(TM) drug delivery system has the potential to enhance the therapeutic benefits of a broad range of drugs through one or more of the following means: controlled release of drug, ease of application, improved safety and efficacy, reduced costs and greater patient compliance. The Company also believes that the ATRIGEL(TM) delivery system when used without the incorporation of a drug affords the same benefits for a range of medical device applications.

     The Company's drug delivery strategy is to combine the patented ATRIGEL(TM) drug delivery system with drugs whose therapeutic effectiveness may be enhanced when administered in a sustained-release form or through systemic application. The Company conducts research activities on its own behalf and contract research for third parties. The Company also conducts research for the United States government and its agencies through government grants. The Company has initiated early stage research programs with several pharmaceutical companies and intends to evaluate the use of the ATRIGEL(TM) drug delivery system with drugs having various human and animal health applications. In addition the Company intends to pursue human medical device applications in conjunction with other pharmaceutical and health care companies. There can be no assurance that these programs will result in commercial products or that the Company will ultimately enter into other funded research programs. In the past the Company has been awarded government grants (including grants by the Department of Defense and National Institute of Health) to conduct research utilizing the ATRIGEL(TM) drug delivery system. Such research continues to be directed toward the development of products in the orthopedic and periodontal disease areas. See "-- Company's Products."

     The Company's products nearest commercialization utilize the ATRIGEL(TM) drug delivery system and are designed to treat periodontal disease. The Perio Product is designed to provide localized sustained delivery of an active agent, such as doxycycline, to diseased periodontal tissue. The Company's guided tissue regeneration product utilizing the ATRIGEL(TM) delivery system without an active agent, trade-named ATRISORB(TM), is designed to aid in the selective and enhanced regeneration of the periodontal tissue following gum surgery. The Center for Devices and Radiological Health Dental Products Panel has recommended to the FDA that reabsorbable barrier membranes be used in guided tissue regeneration as a Class II medical device.

     The Company conducted Phase III clinical studies on the Perio Product containing sanguinarine ("Perio Product-Sanguinarine") during fiscal year 1992. A statistical analysis of the results from the Phase III clinical studies indicated that the differences between the Perio Product-Sanguinarine and the Perio Product without an active agent were not sufficiently different to justify the submission to the FDA of an approvable NDA. Upon receiving the results, the Company elected to conduct a clarifying study, which was completed during fiscal year 1994. The clarifying study employed a different design from the above Phase III clinical studies and also incorporated the Perio Product containing doxycycline ("Perio Product-Doxycycline") as one of the test items. After reviewing the results of the clarifying study, management concluded that further clinical evaluation of the Perio Product-Sanguinarine would not be able to demonstrate the clinically and statistically significant results required by the FDA for approval of the NDA. Therefore, the Company is no longer using its resources for any future development of the Perio-Product Sanguinarine.

     Based on the results from the clarifying study which showed that the Perio Product-Doxycycline was effective in treating periodontal disease, the Company commenced pivotal Phase III clinical studies on the Perio Product-Doxycycline in January 1995. The pivotal trials will include two studies, each of which will be conducted at ten sites and include approximately 400 patients. The Company expects to file an NDA with the FDA in the first quarter of 1997. See
"-- Company's Products -- The Perio Product."

     The Company began human clinical trials on the ATRISORB(TM) GTR Barrier during fiscal year 1992. The results of these trials were favorable and the Company is now conducting a final stage clinical study with the goal of filing a 510(k) notification with the FDA in late 1995 for evaluation of the ATRISORB(TM) GTR Barrier as a medical device. The current human clinical trials on ATRISORB(TM) GTR are not classified as being either Phase I, Phase II or Phase
III. The FDA clears medical devices (such as the ATRISORB(TM) GTR barrier membrane) for marketing based on the results of a single "pivotal" study comparing the experimental device with a similar device currently on the market (referred to as the predicate device). The Company is currently conducting a study comparing the ATRISORB(TM) GTR barrier membrane with the GORETEX(TM) Periodontal Material. The Company will submit results from this study to the FDA as part of a 510(k) marketing notification in late 1995.

     If the FDA determines that the ATRISORB(TM) GTR barrier is safe and comparable to the predicate device (i.e., GORETEX(TM) Periodontal Material) for its intended use, it will grant a 510(k) clearance which will allow the Company to market the ATRISORB(TM) GTR barrier in the United States. The Company also expects to commercialize the product in one or more foreign countries. The regulatory requirements for marketing medical devices in the European Community (the "EC") are currently in transition as the EC's new Medical Device Directive is being implemented. Some countries do not currently require pre-market approval or notification for this type of product, while other countries do not distinguish between medical devices and drug products. The EC's Medical Device Directive transition period will end in June 1998, after which time all medical devices will require a Certification Equivalent (a "CE Mark") before they can be marketed in any EC member states. Obtaining the CE Mark requires information that is similar to that which is submitted to the FDA in the 510(k) notification, plus additional manufacturing and quality assurance documentation (and inspections) mandated by the International Standards Organization 9000 standards.

     The Company expects to commercialize the ATRISORB(TM) GTR barrier in the fourth quarter of 1995 in those European countries (e.g., Spain, France and Switzerland) which currently require only import notification from local authorities and subsequent export permission for the FDA. The Company plans to complete the additional work required to obtain the CE mark prior to expiration of the Medical Device Directive transition period in June 1998.

     There can be no assurance that regulatory agency approvals will be obtained for any products developed or discovered by the Company, or that the Company will be successful. Even if the Company obtains regulatory approvals to market its products, there is no assurance such products will be commercially successful.

COMPANY'S PRODUCTS

     ATRIGEL(TM) DRUG DELIVERY SYSTEM. The ATRIGEL(TM) drug delivery system offers a unique approach to drug delivery. This patented drug delivery system is comprised of a biodegradable polymer that is administered as a liquid, which then solidifies in situ upon contact with body fluids to form a biodegradable implant. It is designed to provide extended localized drug delivery in a single application, without the need for surgical implantation or removal. Depending on the intended use or the specific drug to be delivered via the ATRIGEL(TM) drug delivery system, the degradation rate of the system can be custom-tailored. The Company believes that the unique properties of the drug delivery system create the potential for a wide variety of medical and veterinary applications. There can be no assurance, however, that the ATRIGEL(TM) drug delivery system will be successfully developed for commercial use.

     The Company believes that the ATRIGEL(TM) drug delivery system may provide benefits over traditional methods of drug administration such as pills, injections and continuous infusion as a result of the following properties:

     - Versatility. The ATRIGEL(TM) drug delivery system may be used with a wide variety of pharmaceutical compounds.

     - Ease of Application. The ATRIGEL(TM) drug delivery system can be injected or inserted as a liquid by means of ordinary cannulas and syringes.

     - Biodegradability. ATRIGEL(TM) products will biodegrade and thus are not expected to require removal when the drug is depleted.

     - Site Specificity. The ATRIGEL(TM) drug delivery system can be delivered directly to the target area, thus potentially achieving higher drug concentrations at the desired site of action and minimizing systemic side effects.

     - Systemic Drug Delivery. The ATRIGEL(TM) drug delivery system can be used to provide sustained drug relief into the systemic circulation in these applications where the entire body requires treatment, and the drug is not active when taken by mouth.

     - Customized Continuous Release. The ATRIGEL(TM) drug delivery system can be designed to provide continuous release of incorporated pharmaceuticals over a targeted time period so as to reduce the frequency of drug administration.

     - Custom Designed Degradation Rates. The ATRIGEL(TM) drug delivery system has the ability to degrade over weeks, months, or even one year.

     - Low Cost and Ease of Manufacture. The ATRIGEL(TM) drug delivery system is manufactured using a simple and inexpensive process relative to available sustained-release drug delivery systems.

     - Increased Patient Compliance. Because the drug is implanted and released over time, patient compliance is virtually assured.

     - Safety. All current components of the ATRIGEL(TM) drug delivery system are biocompatible and have independently established safety and toxicity profiles. In addition, the polymers used in the system are members of a class of polymers some of which have previously been approved by the FDA for human use in other applications. The Company has also conducted toxicological studies on the ATRIGEL(TM) drug delivery system to develop a safety and toxicological profile.

     The Company believes that the ATRIGEL(TM) delivery system without a drug has potential uses as medical devices in which case the ATRIGEL(TM) delivery system has all of the properties described above except those dependent on the release of a drug.

     THE PERIO PRODUCT. The Perio Product combines the ATRIGEL(TM) drug delivery system and an antimicrobial or antibacterial agent to form a product designed to control the bacteria that cause periodontal disease. The Perio Product is intended to add a new chemotherapeutic maintenance procedure to current periodontal treatment. The Perio Product, as being developed by the Company, is administered by a periodontist or a general dentist by inserting the Perio Product into the periodontal pocket through a cannula that is similar in design to a periodontal probe. The Company has conducted studies which indicate that administration will be rapid, require a minimal amount of patient chair time, and involve less discomfort compared to conventional methods of therapy. The preliminary results from these studies also suggested that the clinical signs of periodontal disease such as pocket depth, bleeding on probing and attachment level are statistically and clinically improved when compared to a vehicle control.

     The Company has been conducting human clinical studies of the Perio Product-Sanguinarine under an Investigational New Drug ("IND") exemption since December 1988. During fiscal year 1992, the Company conducted Phase III clinical studies on the Perio Product-Sanguinarine. A statistical analysis of the results from the Phase III clinical studies indicated that the differences between the Perio Product-Sanguinarine and the Perio Product without an active agent were not sufficiently different to justify the submission to the FDA of an approvable NDA. Upon receiving the results, the Company elected to conduct a clarifying study, which was completed during fiscal year 1994. The clarifying study employed a different design from the above Phase III clinical studies and also incorporated the Perio Product-Doxycycline as one of the test items. The results from the clarifying study showed that the Perio Product-Doxycycline was effective in treating periodontal disease. The Company commenced pivotal Phase III studies in January 1995 on the Perio Product-Doxycycline and expects to file an NDA with the FDA in the first quarter of 1997. Since the clarifying study showed that sanguinarine was not as effective as doxycycline in treating periodontal disease, no additional studies involving sanguinarine are planned. There can be no assurance that regulatory agency approvals will be obtained for any products or drugs developed or discovered by the Company, or that the Company will be successful in developing any products or drugs. Even if the Company obtains regulatory approvals to market its products, there is no assurance such products will be commercially successful.

     THE ATRISORB(TM) GTR BARRIER PRODUCT. The ATRISORB(TM) GTR Barrier is a biodegradable, liquid polymer product that utilizes the ATRIGEL(TM) delivery system to aid in the regeneration of the periodontal ligament following osseous flap surgery or other periodontal procedures. Osseous flap surgery, a common treatment for severe cases of periodontal disease, involves cutting back a flap of the gum to expose and debride areas not reachable by conventional scaling and root planing procedures. The Company estimates that there are currently over 3 million flap surgeries performed each year in the United States. Published research has shown that to obtain optimal healing following flap surgery, it is necessary to prevent the migration of epithelial cells from the gum tissue into the periodontal pocket, which interferes with the upward migration of the periodontal ligament cells. The placement of a barrier that isolates the periodontal ligament cells from the gum tissue has been shown to selectively facilitate growth of the periodontal ligament cells, leading to connective tissue and bone regeneration at the base of the periodontal defects.

     The ATRISORB(TM) GTR Barrier is designed to be formed outside of the mouth using a sterile, single-use barrier forming kit. Once placed in the mouth to cover the periodontal defect, the semi-solid ATRISORB(TM) GTR Barrier further solidifies upon contact with oral fluids and forms a barrier to epithelial tissue in order to promote guided tissue regeneration ("GTR"). When prepared in this manner, the ATRISORB(TM) GTR Barrier allows for a shorter surgery time relative to existing GTR barrier products and, therefore, has the potential for treatment of multiple diseased sites in one surgical session. Since the ATRISORB(TM) GTR Barrier is biodegradable, a second surgery to remove the barrier is unnecessary.

     The Company filed an Investigational Device Exemption ("IDE") and commenced human clinical trials on the ATRISORB(TM) GTR Barrier during fiscal year 1992. The Company is now conducting a final stage clinical study and anticipates filing a 510(k) notification with the FDA during late 1995 for evaluation of the ATRISORB(TM) GTR Barrier as a medical device. The Company also expects to commercialize the product in one or more foreign countries. There can be no assurance that regulatory agency approvals will be obtained for any products or drugs developed or discovered by the Company, or that the Company will be successful in developing any products or drugs.

     OTHER ATRIGEL(TM) DELIVERY SYSTEM APPLICATIONS. The Company continues to evaluate the ATRIGEL(TM) delivery system for health care applications other than periodontal disease. These include uses as medical devices and drug delivery matrices. Some of these applications are funded by joint development agreements with other pharmaceutical and health care companies. The Company typically seeks to retain rights to any inventions, discoveries, and technology that arise in connection with such joint development projects.

     In addition to joint development projects co-funded by other companies, the Company conducts, at its own expense, programs to establish proof-of-concepts for a number of medical products. The specific products under development were selected from a list compiled by a marketing company hired by the Company to determine the most appropriate product opportunities for the ATRIGEL(TM) delivery system. The Company hopes to enter into joint development projects with other companies relating to such products; however, no assurance can be given that any such development agreements can be negotiated or that any of the products developed by the Company alone or in joint development projects with other companies will be successfully developed for commercial use.

     The following is a discussion of research programs that were conducted during 1994 by the Company itself or jointly with other companies.

     SURGICAL ADHESIONS. During 1993, the Company initiated a project to develop a biodegradable polymer product that could be applied to surgical sites to prevent the formation of fibrous adhesions and scarring during the healing process. The ATRIGEL(TM) delivery system was modified to provide a liquid biodegradable polymer material that could be applied with an aerosol spray to the tissues at the surgical site and form a thin polymer film to serve as a barrier to adhesion formation. During 1994, the Company continued to develop the aerosolized product to: (i) provide a more uniform application to the tissues at the surgical site, (ii) better prevent adhesions, and (iii) deliver the aerosolized product through a laproscopic procedure. The results from the current surgical adhesion project showed that the procedure was effective in reducing post-operative adhesions in accordance with this established protocol, and the Company is pursuing potential partners for joint research and development activities and licenses.

     GROWTH FACTORS. Since 1990, the Company has been pursuing the use of its ATRIGEL(TM) drug delivery system to deliver tissue growth factors for a variety of product applications. These include the regeneration of tissue lost as a result of periodontal disease, the healing of bone fractures and defects, and the treatment of dermal ulcers and other soft tissue wounds. In 1994, a number of pre-clinical studies were conducted which showed that a combination of tissue growth factors could be incorporated into the ATRIGEL(TM) delivery system and released at controlled rates for extended times. When this same ATRIGEL(TM) formulation was applied to a bone defect in a pre-clinical study, the amount of new bone formed was increased significantly over that obtained in a control group. The initial results from pre-clinical studies with a similar ATRIGEL(TM) formulation as well as an ATRIGEL(TM) barrier formulation, with the same growth factors, have shown that these products have the potential to induce bone formation in advanced periodontal defects. The Company intends to continue these studies to optimize the products for both periodontal tissue regeneration as well as healing of bone fractures.

     BONE HEMOSTASIS. In July 1994 the Company completed a contract with the United States Army Medical Research and Development Command to develop a biodegradable bone wax material for controlling bleeding in bone injuries or surgeries. The results of a pre-clinical study showed that the biodegradable bone wax material developed during this contract compared favorably with a nonbiodegradable bone wax material currently used by the medical profession. A patent application for these new biodegradable materials was filed in 1993 and is currently being prosecuted. The Company will retain the rights for any products developed for civilian applications including the use of the biodegradable wax materials to deliver antibiotics to prevent or treat bone infections or growth factors to accelerate bone healing.

     Preliminary studies which were conducted with the bone wax material in 1994, to assess its potential to deliver antibiotics, showed the product to be effective in providing hemostasis in bone defects. The Company has completed its study on this product, and based on the Company's determination that the market is not sufficiently large enough to justify further research, the Company does not plan further research activity.

     SOLID TUMORS. In 1994, the Company continued research on a project initiated in 1993 to evaluate its ATRIGEL(TM) drug delivery system to deliver chemotherapeutic agents locally at the sites of solid tumors. The sustained release of these agents at the tumor site is expected to provide higher concentrations of the agent at the site of action and fewer side effects than systemic administration of the same drug. Pre-clinical studies have shown that a number of antitumor agents can be delivered from the ATRIGEL(TM) delivery system directly in a tumor site and cause a reduction in the rate of tumor growth with a resultant increase in survival time. Preliminary studies were also conducted to test the biocompatibility of the ATRIGEL(TM) delivery system to treat liver tumors by direct injection and ovarian cancer by intraperitoneal injection. The Company plans to pursue corporate partners for joint development of these applications. In addition, in 1994, the Company initiated a pharmacokinetics study and a clinical study in collaboration with Colorado State University Veterinary School to evaluate the efficacy of several ATRIGEL(TM) delivery system formulations containing an antitumor agent to treat osteosarcoma in dogs. This study is ongoing with additional formulations in animals.

     PAIN CONTROL. One of the first projects the Company initiated in 1993 with its own funding was the development of a product for the treatment of post-operative pain. This product involves the site-specific delivery of a local anesthetic from the ATRIGEL(TM) drug delivery system to control pain following surgery. Research on this project in 1994 showed that in pre-clinical studies relief from pain could be achieved for about three days with the delivery of the anesthetic from an ATRIGEL(TM) formulation opposed to three (3) hours when injected in saline. Studies were also conducted to optimize the quantity of drug incorporated in the product and to evaluate the safety and stability of such formulations. A number of potential marketing partners were contacted during the year, but no agreements were signed. Because of the large clinical trials required for regulatory approval of this product, the Company plans to pursue further development of this product application only in collaboration with a marketing partner.

     THE UPJOHN COMPANY. The Company has collaborated with The Upjohn Company ("Upjohn") since 1991 to evaluate its ATRIGEL(TM) delivery system for the development of animal treatment products. During the past three years, a number of different product applications have been studied, and in 1994, Upjohn exercised its option for an exclusive license for the ATRIGEL(TM) delivery system technology for the delivery of animal vaccines. This decision was based upon the successful results of a number of studies with the ATRIGEL(TM) delivery system containing animal vaccines. The Company intends to work with Upjohn as needed to optimize these products and to obtain regulatory approval for their use in animals. Upjohn has scheduled larger scale efficacy studies to be conducted in late 1995.

     ELI LILLY AND COMPANY. In late 1994, the Company announced that it had signed a research and development agreement with Eli Lilly and Company ("Eli Lilly") to evaluate the ATRIGEL(TM) drug delivery system for potential use with a number of drugs under development by Lilly. Under this agreement, the

Company will conduct a feasibility program to develop ATRIGEL(TM) formulations to deliver drugs under development by Eli Lilly and to evaluate their release rates in pre-clinical studies.

     SYNTEX (U.S.A.), INC. In 1994, the Company also announced that it had signed an option agreement with Syntex (U.S.A.), Inc. ("Syntex") for the use of the ATRIGEL(TM) drug delivery system in combination with Syntex's proprietary Luteinizing Hormone Releasing Hormone drug. The product would be used to deliver the drug for about 30 days to treat prostate cancer and endometriosis. This option to renew the license expired unexercised on December 31, 1994.

     PARAVAX, INC. In April 1995, the Company signed a license agreement with Paravax, Inc. for the use of the ATRIGEL(TM) drug delivery system to develop a product to treat periodontal disease in companion animals.

     GENSIA, INC. In May 1995, the Company signed a license agreement with Gensia, Inc. ("Gensia") to develop a product for the treatment of solid tumor cancers using the ATRIGEL(TM) drug delivery system.

     For further information on the Company, see the Company's Annual Report on Form 10-K for the year ended December 31, 1994, which is incorporated by reference in this Prospectus/Proxy Statement.

                     SELECTED FINANCIAL DATA OF THE COMPANY

     The selected financial information as of December 31, 1994 and September 30, 1993 and for the year ended December 31, 1994, the three months ended December 31, 1993 and each of the four years in the period ended September 30, 1993 presented below are derived from the financial statements of the Company, which have been audited and reported upon by Deloitte & Touche LLP, independent auditors. The selected historical financial information as of June 30, 1995 and 1994 and for the six months ended June 30, 1995 and 1994, are derived from unaudited financial statements of the Company. The Company's management believes such unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such financial statements. The selected financial information set forth in the table below is not necessarily indicative of the results of future operations of the Company and should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE COMPANY" and the financial statements of the Company, related notes and report of independent auditors, included herein.

                                          SIX MONTHS ENDED                THREE
                                                                YEAR      MONTHS      YEAR        YEAR        YEAR        YEAR
                                              JUNE 30,         ENDED      ENDED       ENDED       ENDED       ENDED       ENDED
                                          -----------------   DEC. 31,   DEC. 31,   SEPT. 30,   SEPT. 30,   SEPT. 30,   SEPT. 30,
                                           1995      1994       1994       1993       1993        1992        1991        1990
                                          -------   -------   --------   --------   ---------   ---------   ---------   ---------
                                             (UNAUDITED)                       (IN THOUSANDS, EXCEPT SHARE DATA)
SUMMARY OF OPERATIONS:
  Total revenue.........................  $   789   $   945   $ 1,815    $   539     $ 3,092     $ 3,161     $ 2,429     $ 3,026
  Total expenses........................    4,868     3,728     7,355      1,546       6,791      10,061       4,411       2,778
  Net income (loss).....................   (4,079)   (2,783)   (5,540 )   (1,007 )    (3,699)     (6,900)     (1,905)        244
  Net income (loss) per common share....     (.52)     (.36)     (.72 )     (.13 )      (.48)       (.94)       (.35)        .05
  Weighted average shares outstanding...    7,844     7,739     7,741      7,721       7,695       7,340       5,370       4,774

BALANCE SHEET DATA:
  Working capital.......................  $ 9,086   $10,503   $12,616    $13,478     $ 9,372     $17,779     $ 4,347     $ 5,837
  Total assets..........................   18,701    24,729    22,006     27,912      29,074      36,515       6,440       8,286
  Long-term obligations.................       --        --        --         --          --       4,000       4,000       4,000
  Shareholders' equity..................   17,723    23,941    21,191     26,978      28,118      31,529       1,422       2,182

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS OF THE COMPANY

     OVERVIEW. Since its inception, the Company has devoted its efforts and resources primarily to research and development of periodontal products. To date, the Company has had no revenue from product sales. Substantially all of the Company's revenue through September 30, 1991 was derived from a research funding agreement with the Partnership. The Company was elected General Partner of the Partnership in substitution of Vipont Pharmaceutical, Inc. ("VPI"), in 1990. Under that research funding agreement, the Partnership paid to the Company an amount equal to research and development costs incurred by the Company regarding the Perio Product plus an overhead charge of 18.3% of such costs to cover administrative expenses. The Partnership's funds were exhausted in 1991 and since that date the Company has been funding the continuing research and development activities related to the Perio Product.

     The Company incurred a loss during the year ended December 31, 1994 and expects to incur additional losses until such time, if ever, as the Company receives United States regulatory approval or clearance for its products. During the year ended December 31, 1994, the Company spent approximately $2,765,000 to continue research and to conduct the clarifying study on the Perio Product. The Company commenced pivotal Phase III clinical studies on Perio Product-Doxycycline in January 1995. The Company anticipates that expenses for the year ending December 31, 1995 will increase as a result of increasing costs for product development, pre-clinical and clinical testing, regulatory affairs, initial manufacturing activities, and general and administrative activities associated with concurrently conducting clinical studies on the Perio Product-Doxycycline and the ATRISORB(TM) GTR Barrier.

     During 1993, the Company changed its year end from September 30 to a year ending December 31; therefore, the following comparison of results of operations includes a discussion of the three months ended December 31, 1993 compared to the three months ended December 31, 1992 and the year ended December 31, 1994 compared to the fiscal year ended September 30, 1993.

THREE MONTHS ENDED JUNE 30, 1995 COMPARED TO
THREE MONTHS ENDED JUNE 30, 1994

     Contract revenue represented revenue the Company received from grants and from unaffiliated third parties for performing contract research and development activities for the ATRIGEL(TM) system, and was approximately $182,000 for the three months ended June 30, 1995, compared to approximately $218,000 for the three months ended June 30, 1994. The decrease in contract revenue was a result of the Company completing a number of contracts that were in progress in the prior period, while contracts initiated in the current period have generated less revenue to date.

     Contract revenue from related party represented revenue the Company earned for the management of the Partnership, and was approximately $3,000 for the three months ended June 30, 1995 compared to the same amount for the three months ended June 30, 1994.

     Interest income for the three months ended June 30, 1995, was approximately $282,000 compared to approximately $335,000 for the three months ended June 30, 1994. Interest income decreased due to a reduction in principal investments as a result of the funds being used in general operations. The majority of the funds were invested in U.S. government bond funds, long-term U.S. government and government agency investments. The remaining cash and cash equivalents were invested in interest bearing cash accounts to meet the Company's short-term operating needs.

     A loss on sale of marketable securities of approximately $43,000 was recognized in the three month period ended June 30, 1994. There was no loss recognized in the current quarter because certain bonds matured and provided adequate funds for current operations. The prior period loss resulted from the sale of securities, available-for-sale at a time when the bond market had substantially declined compared to the period when the securities were purchased. The proceeds from the sale of marketable securities in the prior year were used to fund normal operations.

     Research expenses-Perio Product for the three months ended June 30, 1995, were approximately $1,439,000 compared to approximately $741,000 for the three months ended June 30, 1994. The increase was due to the commencement of two Phase III clinical studies in January 1995. Research expenses are anticipated to increase in subsequent periods as additional expenses for the clinical studies are incurred.

     Research and development expenses included activities for the development of the ATRISORB(TM) Barrier product and other research activities for the Company's own benefit. Research and development expenses decreased to approximately $886,000 during the three months ended June 30, 1995, from approximately $966,000 for the three months ended June 30, 1994. The decrease was primarily a result of a reduction of activity in the drug delivery research area for other applications of the ATRIGEL(TM) system due to the Company's focus on completing clinical studies related to the periodontal products during the current year.

     Administrative expenses increased to approximately $287,000 during the three months ended June 30, 1995, from approximately $164,000 for the three months ended June 30, 1994. The primary reasons for this increase were increased legal, accounting, and corporate marketing expenses.

     The Company recorded a net loss of approximately $2,145,000 for the three months ended June 30, 1995, compared to a net loss of approximately $1,357,000 for the three months ended June 30, 1994. The current period loss was higher due to decreased revenues and increased expenses associated with the commencement of two Phase III clinical studies on the Perio Product, and additional research and development on the ATRISORB(TM) Barrier product and the ATRIGEL(TM) drug delivery system.

SIX MONTHS ENDED JUNE 30, 1995 COMPARED TO
SIX MONTHS ENDED JUNE 30, 1994

     Contract revenue represented revenue the Company received from grants and from unaffiliated third parties for performing contract research and development activities for the ATRIGEL(TM) system, and was approximately $239,000 for the six months ended June 30, 1995, compared to approximately $312,000 for the six months ended June 30, 1994. The decrease in contract revenue was a result of the Company completing a number of contracts that were in progress in the prior period, while contracts initiated in the current period have generated less revenue to date.

     Contract revenue from related party represented revenue the Company earned for the management of the Partnership, and was approximately $6,000 for the six months ended June 30, 1995 compared to the same amount for the six months ended June 30, 1994.

     Interest income for the six months ended June 30, 1995, was approximately $545,000 compared to approximately $691,000 for the six months ended June 30, 1994. Interest income decreased due to a reduction in principal investments as a result of the funds being used in general operations. The majority of the funds were invested in U.S. government bond funds, long-term U.S. government and government agency investments. The remaining cash and cash equivalents were invested in interest bearing cash accounts to meet the Company's short-term operating needs.

     A loss on sale of marketable securities of approximately $64,000 was recognized in the six month period ended June 30, 1994. There was no loss recognized in the current quarter because certain bonds matured and provided adequate funds for current operations. The prior period loss resulted from the sale of securities, available-for-sale at a time when the bond market had substantially declined compared to the period when the securities were purchased. The proceeds from the sale of marketable securities in the prior year were used to fund normal operations.

     Research expenses-Perio Product for the six months ended June 30, 1995, were approximately $2,556,000 compared to approximately $1,360,000 for the six months ended June 30, 1994. The increase was due to the commencement of two Phase III clinical studies in January 1995. Research expenses are anticipated to increase in subsequent periods as additional expenses for the clinical studies are incurred.

     Research and development expenses included activities for the development of the ATRISORB(TM) Barrier product and other research activities for the Company's own benefit. Research and development expenses decreased to approximately $1,749,000 during the six months ended June 30, 1995, from approximately $1,963,000 for the six months ended June 30, 1994. The decrease was primarily a result of a reduction of activity in the drug delivery research area for other applications of the ATRIGEL(TM) system due to the Company's focus on completing clinical studies related to the periodontal products during the current year.

     Administrative expenses increased to approximately $563,000 during the six months ended June 30, 1995, from approximately $404,000 for the six months ended June 30 1994. The primary reasons for this increase were increased legal, accounting, and corporate marketing expenses.

     The Company recorded a net loss of approximately $4,079,000 for the six months ended June 30, 1995, compared to a net loss of approximately $2,783,000 for the six months ended June 30, 1994. The current period loss was higher due to decreased revenues and increased expenses associated with the commencement of two Phase III clinical studies on the Perio Product, and additional research and development on the ATRISORB(TM) Barrier product and the ATRIGEL(TM) drug delivery system.

YEAR ENDED DECEMBER 31, 1994 COMPARED TO
FISCAL YEAR ENDED SEPTEMBER 30, 1993

     Contract revenue represented revenue the Company received from grants and from unaffiliated third parties for performing contract research and development activities for the ATRIGEL(TM) system, and was approximately $701,000 for the year ended December 31, 1994, compared to approximately $1,037,000 for the year ended September 30, 1993. The decrease in contract revenue was a result of the Company completing joint development contracts that were in progress in the prior year.

     Contract revenue from related parties represented the reimbursement for joint development costs from Colgate from the ATRISORB(TM) Barrier product and from the Partnership for management fees. Revenue was approximately $12,000 for the year ended December 31, 1994 compared to approximately $342,000 for the fiscal year ended September 30, 1993. The reason for the decrease was due to the termination of the joint development agreement with Colgate in January 1993.

     Interest income for the year ended December 31, 1994, was approximately $1,320,000 compared to approximately $1,556,000 for the year ended September 30, 1993. The majority of the funds were invested in U.S. government bond funds, long-term U.S. government and government agency investments. The remaining cash and cash equivalents were invested in interest bearing cash accounts to meet the Company's short-term operating needs. There was a loss on sale of marketable securities of approximately $218,000 in the year ended December 31, 1994, compared to a gain of approximately $158,000 for the same period ended September 30, 1993. The change resulted from the sale of available-for-sale securities at a time when the marketable securities bond market had substantially declined compared to the period when the securities were purchased. The proceeds from the sale were used to fund normal operations.

     Research expenses-Perio Product for the year ended December 31, 1994, were approximately $2,765,000 compared to approximately $2,789,000 for the year ended September 30, 1993. The slight decrease was due to the change in activity in the clinical area, specifically the cost associated with completing the clarifying study in the prior year compared to preparation to begin the pivotal Phase III clinical studies in the current year. Research expenses are anticipated to increase in subsequent quarters as additional clinical study expenses are incurred.

     Research and development expenses included activities for the development of the ATRISORB(TM) Barrier product and other development activities for the Company's own benefit. Research and development expenses increased to approximately $3,902,000 during the year ended December 31, 1994, from approximately $3,065,000 for the year ended September 30, 1993. The primary reasons for the increase were higher expenses as a result of conducting final stage clinical studies on the ATRISORB(TM) Barrier product and increased research and development activities related to the ATRIGEL(TM) system.

     Administrative expenses decreased to approximately $688,000 during the year ended December 31, 1994, from approximately $937,000 for the year ended September 30, 1993. The primary reasons for this decrease were the reduction of expenses associated with the Company's accounting and administrative staff; lower expenses related to shareholder reporting and no fiscal year relocation expenses associated with the employment of the CEO. In addition, in the year ended September 30, 1993, $50,000 was expensed for the "manufacture and purchase option" as a result of Colgate terminating the joint development contract in January 1993.

     The Company recorded a net loss of approximately $5,540,000 for the year ended December 31, 1994, compared to a net loss of approximately $3,698,000 for the year ended September 30, 1993. The current period loss was higher due to decreased revenues and increased expenses associated with additional research on the ATRISORB(TM) Barrier product, the ATRIGEL(TM) system and training and preparation for the pivotal Phase III clinical studies on the Perio Product-Doxycycline.

THREE MONTHS ENDED DECEMBER 31, 1993
COMPARED TO THREE MONTHS ENDED DECEMBER 31, 1992

     Contract revenue-other projects represented revenue the Company received from grants and from unaffiliated third parties for performing contract research and development and activities, and was approximately $162,000 for the three months ended December 31, 1993, compared to approximately $241,000 for the three months ended December 31, 1992. The decrease in contract revenue was a result of the Company completing projects in progress in the prior year.

     Contract revenue from related parties represented the reimbursement for joint development costs from Colgate for the ATRISORB(TM) Barrier product and from the Partnership for management fees. Revenue was approximately $3,000 for the three months ended December 31, 1993, and approximately $159,000 for the three months ended December 31, 1992. The reason for the decrease was due to the joint development contract with Colgate being completed in January 1993.

     Interest income for the three months ended December 31, 1993, was approximately $374,000 compared to approximately $392,000 for the three months ended December 31, 1992. This decrease was due to a reduction in principal investments as a result of the funds being used in general operations. The majority of the funds were invested in mutual funds, long-term U.S. government and government agency investments. The remaining cash and cash equivalents were invested to meet the Company's short-term operating needs.

     Research expenses-Perio Product for the three months ended December 31, 1993, were approximately $541,000 compared to approximately $648,000 for the three months ended December 31, 1992. The decrease reflects the completion of the clarifying study during the current quarter.

     Research and development expenses included activities for the development of the ATRISORB(TM) Barrier product and all other research and development activities for the Company's own benefit. Research and development expenses increased to approximately $842,000 for the three months ended December 31, 1993, from approximately $696,000 for the three months ended December 31, 1992. The primary reasons for the increase were higher costs as a result of conducting final stage clinical studies on the ATRISORB(TM) Barrier product and increased research and development activities related to the ATRIGEL(TM) system.

     Administrative expenses were $163,000 for the three months ended December 31, 1993, compared to $227,000 for the three months ended December 31, 1992. The primary reason for this decrease was due to the Company's maintaining a reduced accounting and administrative staff and lower expenses related to shareholder reporting than incurred in the comparative quarter.

     The Company recorded a net loss of approximately $1,007,000 for the three months ended December 31, 1993, compared to a net loss of approximately $637,000 for the three months ended December 31, 1992. This increase in the net loss was primarily the result of decreased revenues from contracts and increased expenses associated with additional research on the ATRIGEL(TM) system.

FISCAL YEAR ENDED SEPTEMBER 30, 1993
COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1992

     Contract revenue-other projects represented revenue the Company received from grants from unaffiliated third parties for performing contract research and development activities and was approximately $1,037,000 for the year ended September 30, 1993, compared to approximately $802,000 for the prior period. The increase in contract revenue for the year ended September 30, 1993 was a result of the Company engaging in more projects funded by third parties, primarily related to the ATRIGEL(TM) system.

     Contract revenue from related parties represented the reimbursement for joint development costs from Colgate for the ATRISORB(TM) Barrier product. The revenue primarily represented 50 percent of the direct costs (plus a 35 percent overhead charge paid by Colgate) and was approximately $342,000 for the year ended September 30, 1993 compared to approximately $663,000 for the year ended September 30, 1992.

     Interest income for the year ended September 30, 1993, was approximately $1,556,000 compared to approximately $1,696,000 for the year ended September 30, 1992. This decrease was primarily due to a reduction in principal investments resulting from the prepayment of the Senior Note and funds used in general operations during the past year. The majority of the funds were invested in mutual funds, long-term U.S. government and government agency investments. The remaining cash and cash equivalents were invested to meet the Company's short term operating needs.

     Research expenses-Perio Product for the year ended September 30, 1993, were approximately $2,789,000 compared to approximately $2,431,000 for the prior year. The increase resulted from the higher expenses incurred as a result of the clarifying study and performing accelerated statistical analyses on data from the majority of the subjects.

     Research and development expenses were the result of contract research and development activities for the joint development of the ATRISORB(TM) Barrier product, unaffiliated third parties, and research and development activities for the Company's own benefit. Research and development expenses increased to approximately $3,065,000 during the year ended September 30, 1993, from approximately $2,129,000 for the prior year. The primary reasons for the increase were related to higher costs as a result of conducting clinical studies on the ATRISORB(TM) Barrier product and increased research and development activities related to the ATRIGEL(TM) system.

     Administrative expenses decreased to approximately $937,000 during the year ended September 30, 1993, from approximately $996,000 for the prior year. The primary reason for this decrease was due to the Company's maintaining a reduced accounting and administrative staff and reduced expenses related to shareholder reporting from the prior year.

     The Company recorded a net loss of approximately $3,698,000 for the year ended September 30, 1993, compared to a net loss of approximately $6,900,000 for the prior year. The primary reason for the reduction in the loss was that the loss for the year ended September 30, 1992 reflected a one-time expense of approximately $4,505,000 for the acquisition of the worldwide patent and licensing rights to the biodegradable drug delivery technology which is the basis for the ATRIGEL(TM) delivery system.

LIQUIDITY AND CAPITAL RESOURCES

     As of June 30, 1995, the Company had cash and cash equivalents of approximately $1,105,000, marketable securities at cost of approximately $4,664,000, marketable securities available-for-sale of approximately $3,659,000, and other current assets of approximately $636,000, for total current assets of approximately $10,064,000. Current liabilities totaled approximately $978,000, which resulted in working capital of approximately $9,086,000.

     The Company had funds available of approximately $16,566,000 to fund working capital requirements and capital expenditures. This included approximately $1,105,000 in cash and cash equivalents, approximately $4,664,000 in marketable securities with a maturity date of less than twelve months from the current period end, approximately $3,659,000 of marketable securities available-for-sale and approximately $7,138,000 in marketable securities with a maturity date greater than twelve months from the current period end.

     During the six months ended June 30, 1995, the Company used net cash from operating activities of approximately $3,895,000. This was primarily a result of a net loss of approximately $4,079,000, which was increased by prepaid expenses and inventory. This total cash used was partially offset by changes in other operating assets, depreciation, amortization and accounts payable. Changes in other operating assets and liabilities included a decrease in cash for prepaids of approximately $315,000 due to payments for clinical studies, an increase in cash for accounts receivable of approximately $74,000 and an increase in cash for deferred revenue of approximately $88,000.

     Net cash provided by investing activities was approximately $2,755,000 during the six months ended June 30, 1995, primarily as a result of the proceeds from maturities of marketable securities. This was reduced by cash used for the acquisition of capital equipment and leasehold improvements, investments in intangible assets, and investments in marketable securities.

     Net cash provided from financing activities was approximately $364,000. The increase was a result of the exercise of stock options by certain directors and employees.

     The Company's long-term capital expenditure requirements will depend on numerous factors, including the progress of the Company's research and development programs, the time required to file and process regulatory approval applications, the development of the Company's commercial manufacturing facilities, the ability of the Company to obtain additional licensing arrangements, and the demand for the Company's products, if and when approved. The Company expended approximately $220,000 for property, equipment and leasehold improvements, and approximately $55,000 for patent development in the six month period ending June 30, 1995.

     The Partnership has ongoing expenses related to its status as a public partnership, including the cost of preparing and filing reports required by the Securities Exchange Act of 1934 and the Internal Revenue Code, and providing certain communications to the limited partners. It is estimated that the cost of preparing, filing and mailing the various reports, including an annual audit will be approximately $30,000. The Partnership has exhausted all cash funds. The Company has agreed to advance additional funds to the Partnership to pay these expenses for the Partnership's calendar year ending December 31, 1995. All such advances will be due and payable, if ever, from the Partnership's share of royalties and/or proceeds from the sale of the rights to the Perio Product.

     As of June 30, 1995, the Partnership had approximately $148,000 in accounts payable, consisting of management fees owed to the Company, as General Partner, and trade payables. The Company expensed the amounts owed to the Partnership to pay general and administrative expenses in accordance with generally accepted accounting principles for advances to a research and development limited partnership.

     The Company expects to incur substantial expenditures over the next two years for research and development, testing and regulatory compliance and for hiring additional management, scientific, manufacturing and administrative personnel. The Company will use significant funds to undertake any clinical testing. The Company expects to incur substantial operating losses for the foreseeable future. Depending on the results of the Company's research and development activities, the Company may determine to accelerate or expand its efforts in one or more of its proposed areas and may therefore require additional funds earlier than presently anticipated. Further, the Company will require significant additional funds or arrangements with third parties to commercialize any of its products. The Company will also require substantial additional funds if it proceeds to manufacture and market any products on a commercial scale. Such funds will be needed to construct additional facilities and to hire manufacturing and marketing personnel. There can be no assurance that additional financing will be available when needed on terms favorable to the Company.

     Management believes that under the current operating plan its existing capital resources will be sufficient to meet its operating expenses and capital expenditure requirements through at least 1996. However, as the Company's goal is to maintain a cash and investment balance sufficient to fund its operating expenses for at least two years, the Company expects to seek additional capital through debt and/or equity financings in the next twelve to eighteen months. There can be no assurance that such funds will be available to the Company on favorable terms, if at all. In addition, the availability of such funds may be adversely affected by increasing governmental pressures on the pharmaceutical industry. Management currently has no commitments or arrangements for raising additional capital. The Company cannot predict the effect that health care reforms may have on the Company. The Company's long-term success depends on sales of products that must undergo an extensive regulatory approval process. There can be no assurance that regulatory agency approvals will be obtained for any products or drugs developed or discovered by the Company, or that the Company will be successful in developing any products or drugs.

                                THE PARTNERSHIP

GENERAL

     The Partnership was organized in August 1987 under the Colorado Partnership Law. The Partnership was formed to undertake the research, development, manufacturing and marketing of a treatment for gingivitis and periodontal disease. Upon its formation, the Partnership entered into the various Agreements with the Company which pertain to the research and development of, and rights with respect to, certain therapeutic periodontal treatment products with sanguinarine. These Agreements are described in more detail below under "-- The Agreements Between the Partnership and the Company."

     The Partnership raised $10,350,000 in gross proceeds from its initial public offering of Units. After deducting organizational and offering expenses, including sales commissions, the Partnership used the net offering proceeds of $8,901,000 for funding for the development of timed-release periodontal pocket treatment products containing sanguinarine or other benzophenanthridine alkaloids. Additionally, the General Partner made a capital contribution of $102,465 for its one (1) percent interest in the Partnership. The Partnership's funds were exhausted in 1991 and since that date the General Partner has been funding the continuing research and development activities related to the Perio Product.

     Each Unit originally cost $2,000 and included three factors: a) royalty payments based on gross sales revenues of the Perio Product-Sanguinarine as follows: (i) twelve percent of all gross sales revenues until the Partnership receives $18,000,000; (ii) eight percent of all gross sales revenues thereafter until the Partnership receives an additional $18,000,000; and (iii) four percent of all gross sales revenues thereafter until (x) the exercise of the option contained in the Purchase Option Agreement (as defined herein), (y) the termination of the Marketing Agreement (as defined herein), or (z) the termination of the Partnership; b) 125 warrants to purchase 125 shares of the common stock of VPI, the original general partner of the Partnership, at $15.00 per share any time during the two year period commencing 90 days after the date of the offering (the "VPI Warrants"); and c) 125 warrants to purchase 125 shares of the Common Stock of the Company (the "Company Warrants"). The VPI Warrants and the Company Warrants have expired pursuant to their respective terms.

AGREEMENTS BETWEEN THE PARTNERSHIP AND THE COMPANY

     Simultaneously with the formation of the Partnership, the Company entered into several agreements with the Partnership (collectively, the "Agreements") dated as of August 5, 1987, which are summarized below:

     TECHNOLOGY TRANSFER AGREEMENT. Pursuant to a Technology Transfer Agreement, the Company granted to the Partnership an exclusive, irrevocable sublicense to use all technology and related know-how owned by, or previously licensed to, the Company for the sole purpose of developing the Perio Product-Sanguinarine. VPI previously had granted to the Company an exclusive, irrevocable license to use the sanguinaria-related technology previously acquired or developed by VPI in exchange for the issuance of 3,200,000 shares of Common Stock to VPI.

     RESEARCH AND DEVELOPMENT AGREEMENT. Pursuant to a Research and Development Agreement, the Company agreed to perform research and development activities for the Partnership, with the objective of developing, clinically testing and applying for regulatory approvals to market timed-release periodontal pocket treatment products containing sanguinarine or other benzophenanthridine alkaloids as the active agent. The Partnership agreed to fund the Company's research and development activities by reimbursing the Company for all of its expenses relating to such research, plus a specified percentage of such expenses for the Company's overhead charges. The Research and Development Agreement expired on August 5, 1994.

     MARKETING AGREEMENT. The Company and the Partnership also entered into a Marketing Agreement, pursuant to which the Partnership granted to the Company and any of its Affiliates (as defined therein) the exclusive right, subject to the conditions discussed below, to manufacture and market the Perio Product-Sanguinarine on behalf of the Partnership. In exchange for the manufacturing and marketing rights granted to the Company, the Company was required to pay the Partnership royalty payments until the earlier of (a) the exercise of the option contained in the Purchase Option Agreement, described below; (b) the termination of the Marketing Agreement; or (c) the termination of the Partnership.

     If the Company does not begin commercialization of the Perio Product-Sanguinarine in a country within nine (9) months after the Perio Product-Sanguinarine has received regulatory approval in such country, then the Company will have no rights under the Marketing Agreement with regard to such country, and the Partnership may enter into exclusive agreements with third parties for the manufacture and sale of the Perio Product-Sanguinarine in such country. The Marketing Agreement expires on January 1, 2007. See "-- Amendment to the Agreements."

     PURCHASE OPTION AGREEMENT. The Company and the Partnership also entered into a Purchase Option Agreement, pursuant to which the Partnership granted to the Company and its Affiliates (as defined therein) an exclusive, irrevocable option (the "Purchase Option") to purchase all of the Partnership's rights in and to the Perio Product-Sanguinarine and all Resulting Technology. The option is exercisable only after the Company had paid to the Partnership, pursuant to the Marketing Agreement, royalties under the Marketing Agreement aggregating four times the gross proceeds from the public offering of Units by the Partnership in 1987 allocated to the development of the Perio Product-Sanguinarine.

     AMENDMENT TO THE AGREEMENTS. At a special meeting of the Limited Partners of the Partnership held on October 14, 1992, the Limited Partners approved a proposal to authorize the General Partner to amend the Agreements to permit the Partnership and the General Partner to share in certain royalties and/or proceeds from the sale of rights related to the Perio Product. The proposal as approved, allows the General Partner to share in royalties and/or proceeds from the sale of rights related to the Perio Product-Sanguinarine and the Partnership to share in royalties and/or proceeds from the sale of rights related to the Perio Product with or without an active agent, on a percentage basis representing the ratio of the total costs, including but not limited to all costs for testing, development and securing regulatory approval, if ever, of the Perio Product with or without an active agent to the amount that each party has contributed. In determining the Partnership's contribution, the General Partner credited the Partnership with the gross amount raised in the initial public offering of Units, $10,350,000.

                        LIMITED PARTNER RIGHTS REGARDING

                 ROYALTIES OR PROCEEDS FROM THE SALE OF RIGHTS

PERIO PRODUCT CONTAINING SANGUINARINE

Royalty share based upon percent of total funding.

Proceeds from sale of rights shared based upon percent of total funding. PERIO PRODUCT CONTAINING DOXYCYCLINE OR OTHER ACTIVE AGENT

Royalty share based upon percent of total funding.

Proceeds from sale of rights shared based upon percent of total funding. PERIO PRODUCT VEHICLE CONTROL CONTAINING NO ACTIVE AGENT

Royalty share based upon percent of total funding.

Proceeds from sale of rights shared based upon percent of total funding.

     For further information on the Partnership, see the Partnership's Annual Report on Form 10-K for the year ended December 31, 1994 which is incorporated by reference in this Prospectus/Proxy Statement.

               SELECTED FINANCIAL INFORMATION OF THE PARTNERSHIP

     The selected financial information for the five years ended December 31, 1994 presented below are derived from the financial statements of the Partnership which have been audited and reported upon by Deloitte & Touche LLP, independent auditors. The selected historical financial information for the six months ended June 30, 1995 and 1994, are derived from unaudited financial statements of the Partnership. The Partnership's management believes such unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments consisting only of normal recurring adjustments, necessary for a fair presentation of such financial statements. The selected financial information set forth in the table below is not necessarily indicative of the results of future operations of the Partnership and should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE PARTNERSHIP" and the financial statements of the Partnership, related notes and report of independent auditors, included herein.

                                              SIX MONTHS
                                                 ENDED
                                               JUNE   ,                          YEARS ENDED DECEMBER 31,
                                          -------------------   -----------------------------------------------------------
                                            1995       1994       1994       1993       1992         1991          1990
                                          --------   --------   --------   --------   ---------   -----------   -----------
                                              (UNAUDITED)
Research and Development Expenses.......  $      0   $      0   $      0   $      0   $       0   $ 1,142,328   $ 2,125,288
General and Administrative Expenses.....    16,524     18,147     28,626     35,245     155,640        22,865        22,595
                                          --------   --------   --------   --------   ----------- -----------   -----------
         Total Expenses.................    16,524     18,147     28,626     35,245     155,640     1,165,193     2,147,883
                                          --------   --------   --------   --------   ----------- -----------   -----------
Interest Income.........................         0          0          0          0       1,997         8,400       112,241
                                          --------   --------   --------   --------   ----------- -----------   -----------
Net loss................................  $(16,524)  $(18,147)  $(28,626)  $(35,245)  $(153,643)  $(1,156,793)  $(2,035,642)
                                          ========   ========   ========   ========   =========== ===========   ===========
Net loss per Limited Partnership
  Interest..............................  $  (3.16)  $  (3.47)  $     (5)  $     (7)  $     (29)  $      (221)  $      (389)
                                          ========   ========   ========   ========   =========== ===========   ===========
         Total Assets...................  $      0   $      0   $      0   $      0   $       0   $   101,404   $ 1,334,197
                                          ========   ========   ========   ========   =========== ===========   ===========

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                  AND RESULTS OF OPERATIONS OF THE PARTNERSHIP

OVERVIEW

     The Partnership was formed to undertake the research, development, manufacturing and marketing of a treatment for gingivitis and periodontal disease. The Partnership raised $10,350,000 in gross proceeds from its initial public offering of Units. After deducting organizational and offering expenses, including sales commissions, the Partnership used the net offering proceeds of $8,901,000 for funding for the development of timed-release periodontal pocket treatment products containing sanguinarine or other benzophenanthridine alkaloids. Additionally, the General Partner made a capital contribution of $102,465 for its one percent interest in the Partnership. The Partnership's funds were exhausted in 1991 and since that date the General Partner has been funding the continuing research and development activities related to the Perio Product. As a result of the Amendment, the Partnership is not required to pay any of the future costs for the development of the Perio Product or for filing for regulatory approval, including an NDA for the same. However, the Partnership is required to repay the General Partner from royalties or proceeds from the sale of rights related to the Perio Product for advances made by the General Partner to the Partnership to pay ongoing general and administrative expenses. The Partnership will be entitled to share in any royalties or proceeds from the sale of rights related to a Perio Product with or without an active agent, if the FDA approves the NDA for the Perio Product and if the Perio Product can be successfully marketed.

RESULTS OF OPERATIONS

THREE MONTHS ENDED JUNE 30, 1995 COMPARED TO
THREE MONTHS ENDED JUNE 30, 1994

     General and administrative expenses increased to $10,204 for the three months ended June 30, 1995, from $6,606 during the three months ended June 30, 1994. These expenses included the General Partner's management fee of $1,000 per month and out-of-pocket administrative expenses of the Partnership including accounting and legal fees associated with being a public partnership.

     Net loss for the three months ended June 30, 1995, was $10,204 compared with $6,606 for the three months ended June 30, 1994. The net loss is the result of the Partnership's normal administration expenses related to being a public partnership. The increase is related to higher expenditures for accounting and legal fees in the current period as more administrative activities were completed.

SIX MONTHS ENDED JUNE 30, 1995 COMPARED TO
SIX MONTHS ENDED JUNE 30, 1994

     General and administrative expenses decreased to $16,524 for the six months ended June 30, 1995, from $18,147 during the six months ended June 30, 1994. These expenses included the General Partner's management fee of $1,000 per month and out-of-pocket administrative expenses of the Partnership including accounting and legal fees associated with being a public partnership. The decrease is related to fewer expenditures for accounting and legal fees in the current period as fewer administrative activities were necessary.

     Net loss for the six months ended June 30, 1995, was $16,524 compared with $18,147 for the six months ended June 30, 1994. The net loss is the result of the Partnership's normal administration expenses related to being a public partnership.

LIQUIDITY AND CAPITAL RESOURCES

     At June 30, 1995, the Partnership had no cash or short-term investments. The funding provided to the General Partner by the Partnership to develop and test the Perio Product-Sanguinarine was exhausted prior to September 30, 1991. The Partnership Documents were amended at a Special Meeting held on October 14, 1992, to allow the Partnership and the General Partner to share in royalties or proceeds from the sale of rights related to the Perio Product. The Partnership and the General Partner will share the royalties or proceeds related to the Perio Product on a percentage basis, representing the ratio of the total costs, including but not limited to all costs for testing, development, and securing regulatory approval, if ever. Therefore, the Partnership is not required to repay the General Partner funds previously advanced.

     However, the Partnership has ongoing general and administrative expenses related to its status as a public Partnership; for example, annual reports on Form 10-K and quarterly reports on Form 10-Q. Further, the Partnership is required to prepare tax returns and provide certain communications to the limited partners. It is estimated that the cost of preparing, filing, and mailing the various reports, including an annual audit, will be approximately $30,000 for the year ending December 31, 1995. The General Partner has agreed to advance funds to the Partnership to pay these expenses for the year ending December 31, 1995, pursuant to Article 4 of the Partnership's Amended and Restated Agreement of Limited Partnership. Such advances will only be due and payable, if ever, from the Partnership's share of royalties and/or proceeds from the sale of rights to the Perio Product.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited Pro Forma combined balance sheet as of June 30, 1995 gives effect to the Merger as if the Merger had been effective on June 30, 1995. The Pro Forma information is based upon the historical financial statements for the Company and the Partnership after giving effect to the adjustments set forth in the accompanying notes to the pro forma balance sheet using the purchase method of accounting.

     A Pro Forma Combined Statement of Operations has not been presented as the Partnership has no revenues and general and administrative expenses are not material. General and administrative expenses of the Partnership and resulting net loss was $16,524 for the six month period ended June 30, 1995 and $28,626 for the year ended December 31, 1994. The expense associated with the allocation of the value assigned to the net assets acquired from the Partnership and associated costs of the Merger to research and development expense are one time charges which will have no continuing impact on the operations of the Company.

                            ATRIX LABORATORIES, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 JUNE 30, 1995

                                                             VIPONT
                                              ATRIX         ROYALTY
                                          LABORATORIES,   INCOME FUND,    PRO FORMA        PRO FORMA
                                              INC.            LTD.       ADJUSTMENTS        COMBINED
                                          -------------   ------------   -----------      ------------
Cash and Cash Equivalents...............  $   1,104,707                                   $  1,104,707
Marketable Securities, at Cost..........     11,802,334                                     11,802,334
Marketable Securities, Available for
  Sale..................................      3,658,812                                      3,658,812
All Other Assets........................      2,135,318                                      2,135,318
                                           ------------     ---------    -----------      ------------
          Total Assets..................  $  18,701,171             0              0      $ 18,701,171
                                           ============     =========    ===========      ============
          Total Liabilities.............  $     978,121    $  148,424    $   300,000(2)   $  1,278,121
                                                                            (148,424)(3)

Partners' Deficit.......................                     (148,424)       148,424(3)              0
Shareholders' Equity:
  Common Stock..........................          7,877                          543(1)          8,420
  Unrealized Holding Loss...............       (149,666)                          --          (149,666)
  Additional Paid in Capital............     40,341,296                    3,523,632(1)     43,864,928
  Accumulated Deficit...................    (22,476,457)                  (3,824,175)(1)   (26,300,632)
                                           ------------     ---------    -----------      ------------
          Total Shareholders' Equity....     17,723,050             0       (300,000)       17,423,050
                                           ------------     ---------    -----------      ------------
          Total Liabilities and
            Shareholders' Equity........  $  18,701,171    $        0    $         0      $ 18,701,171
                                           ============     =========    ===========      ============

---------------
(1) Common Stock in the unaudited Pro Forma Combined Balance Sheet has been adjusted to reflect the par value of the Shares to be issued to the Limited Partners, with a related adjustment to additional paid in capital. The associated charge to operations, to expense the value assigned to the net assets acquired from the Partnership and related expenses of the Merger, is allocated to research and development expenses and is reflected in the Company's accumulated deficit balance at June 30, 1995. The aggregate number of Shares to be issued to the Limited Partners will equal the Assigned Value of the Partnership as of July 10, 1995, as determined by the General Partner, divided by the average closing price per share of the Common Stock taken over the 15 trading days ending on the sixth trading day before the closing date of the Merger. The price used in the Pro Forma Combined Balance Sheet is $6.45 per share (the average closing price per share of the Common Stock assuming the Closing Date was August 4, 1995).

(2) The Pro Forma Combined Balance Sheet reflects adjustments for anticipated expenses related to the Merger and consist primarily of legal, accounting and other associated costs. Such costs are the only amounts which would impact cash flows resulting from the Merger.

(3) Elimination of the Partnership payable to the Company.

                               MARKET INFORMATION

     The Company's Common Stock is traded on The Nasdaq Stock Market under the symbol "ATRX." The following table sets forth the high and low sales prices of the Common Stock as reported on The Nasdaq Stock Market for the periods indicated. The prices do not include retail markups, markdowns or commissions.

                                                                         HIGH     LOW
                                                                         ----     ---
        Year ended December 31, 1995:
          First Quarter................................................    7      5 3/8
          Second Quarter...............................................    8 1/8  6 1/2
        Year ended December 31, 1994:
          First Quarter................................................    9 1/4  5 5/8
          Second Quarter...............................................    7 1/4  5 7/8
          Third Quarter................................................    8 3/4   5
          Fourth Quarter...............................................    6 1/2  5 1/4
        Fiscal Quarter Ended
          December 31, 1993............................................    6 3/4  5 1/8
        Year ended September 30, 1993:
          First Quarter................................................   10 1/2  6 1/4
          Second Quarter...............................................   10      6 3/4
          Third Quarter................................................    9 3/8  6 1/2
          Fourth Quarter...............................................    8      5 3/4

     As of August 10, 1995, there were approximately 3,427 holders of record of Common Stock.

     On August 17, 1995 the day before the proposed Merger was publicly announced, the last reported sale price of the Common Stock on The Nasdaq Stock Market was $7.00. On August 10, 1995 the last reported sale price of the Common Stock was $7.00.

     The Company knows of no person or group who owns more than 5% of the outstanding Shares. Three directors of the Company currently own more than 1% of the Company's outstanding Shares. The directors and executive officers of the Company as a group may be deemed to beneficially own approximately 10.99% of the outstanding Shares as of August 10, 1995. If the Merger is consummated, two directors, Dr. G. Lee Southard and Mr. John Horan, will be deemed to beneficially own more that 1% of the outstanding Shares and the ownership interest of the Company's directors and executive officers as a group will be approximately 11% of the outstanding Shares. If the Merger is consummated, Dr. Southard and Mr. Horan will beneficially own approximately 3.34% and 1.55%, respectively, of the Company's outstanding shares.

     The Company has never paid cash dividends. The Company currently anticipates that it will retain all available funds for use in the operation of its business and does not anticipate paying any cash dividends in the foreseeable future.

MARKET FOR THE PARTNERSHIP'S LIMITED PARTNERSHIP UNITS

     As of August 10, 1995, there were 1,294 holders of record of the Partnership's Units. There is no public trading market for the Units and it is not anticipated that a public market for the Units will develop, although the Units were registered under the Securities Act and certain state securities laws in a public offering in 1987. As a result, there are no quotations available for trading of the Units. Transfers of the Units must be made in compliance with applicable federal and state securities laws and are subject to the restrictions on transfers set forth in the Partnership Agreement. The Partnership has never made any distributions to the Limited Partners.

                                  THE MEETING

GENERAL

     The Meeting of the Limited Partners of the Partnership will be held at the Marriott Hotel, 350 East Horsetooth, Ft. Collins, Colorado 80525, at 10:00 a.m. local time, on September 27, 1995. Only Limited Partners holding Units of record at the close of business on the Record Date will be entitled to vote at the Meeting on any adjournment thereof. As of the Record Date there were 5,175 Units outstanding, each of which will be entitled to one vote on each matter properly submitted to the Limited Partners at the Meeting. The presence, in person or by proxy, of holders of a majority of the Units entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting.

     Because many Limited Partners may be unable to attend the Meeting in person, the General Partner is soliciting proxies by mail to give each Limited Partner an opportunity to vote on the matters presented at the Meeting. Limited Partners are urged (i) to read this Prospectus/Proxy Statement carefully, (ii) to specify their choice of the proposal by marking the appropriate box on the enclosed proxy card; and (iii) to sign, date and return the proxy card in the postage paid, return-addressed envelope provided for that purpose.

     All Units represented by properly executed Proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such Proxies have been previously revoked. Unless instructions to the contrary are marked, Units represented by Proxies will be voted in favor of the Merger and the adoption of the related Amendment.

PURPOSE OF THE MEETING

     The purpose of the Meeting is to consider and vote upon the proposed Merger and the adoption of the related Amendments which specifically permit the Merger and expressly authorize all actions necessary to successfully accomplish the Merger. See "THE MERGER."

VOTING PROCEDURES

     Limited Partners who wish to vote in favor of the Merger and the adoption of the related Amendments should complete, sign and return the accompanying proxy card by mail in the postage-paid, return-addressed envelope provided for that purpose. Each Limited Partner's attention is directed to the Letter of Instructions accompanying this Prospectus/Proxy Statement.

     Limited Partners who sign and return the proxy card without indicating a vote will be deemed to have voted "FOR" the Merger and the adoption of the Amendments. Limited Partners who wish to vote "AGAINST" the Merger should also complete a Proxy card. The failure to return a proxy card or returning it marked "ABSTAINED" has the effect of, and is equivalent to a "NO" vote.

     Votes cast by proxy will be tabulated by the General Partner. Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the General Partner to act as election inspectors for the Meeting. All questions as to the form of all documents and the validity (including time of receipt) of all proxies and elections will be determined by the General Partner, which determination shall be final and binding. The General Partner reserves the absolute right to waive any defects or irregularities in any approval of the Merger or preparation of the form of Proxy. The General Partner's interpretation of the terms and conditions of the Merger will be final and binding. The General Partner shall be under no duty to give notification of any defects or irregularities in any approval of the Merger or preparation of the form of Proxy and shall not incur any liability for failure to give such notification.

VOTE REQUIRED FOR APPROVAL OF THE MERGER AND THE AMENDMENTS

     Approval of the Merger and the adoption of the related Amendments requires the approval of Limited Partners whose aggregate Sharing Ratios exceed 50% which is the equivalent of an affirmative vote of Limited Partners holding an aggregate of at least 2,588 Units, which constitutes an majority of the outstanding Units. The term "Sharing Ratios" is defined in the Partnership Agreement as the ratio of a Limited Partner's Units to the aggregate number of Units of all Limited Partners and the aggregate number of Units held by all Limited Partners as of the Record Date was 5,175. Therefore, approval of the Merger and the adoption of the Amendments requires the affirmative vote of at least 2,588 Units. Abstentions will have the effect of a vote against the Merger.

THE AMENDMENTS

     The Partnership Agreement does not specifically address the merger of the Partnership with or into another entity or the conversion of Units to equity securities. The General Partner therefore proposes to amend the Partnership Agreement to include specific provisions regarding the Merger and the transactions related thereto. The Amendments, the form of which are set forth as Appendix B to this Prospectus/Proxy Statement, specifically permit the Merger and expressly authorize all actions necessary to successfully accomplish the Merger, including the merger of the Partnership with and into Atrix, L.P. and the distribution of Shares of the in connection therewith. Limited Partners voting in favor of the Partnership's participation in the Merger will also be deemed to have voted in favor of the adoption of the proposed Amendments. See "THE MERGER -- Amendments to the Partnership Agreement."

REVOCABILITY

     Limited Partners may revoke their proxy at any time before it is exercised by filing with the General Partner an instrument revoking it, by filing a duly executed proxy bearing a later date or by attending the Meeting and electing to vote in person. Any notice of revocation sent to the General Partner must include the Limited Partner's name and must be received prior to the Meeting to be effective. Holders of Units that are transferred after a Proxy has been executed with respect to such Unit, and before the Meeting, may execute a new Proxy on or before the date of Meeting, and such later Proxy will revoke only earlier Proxy with respect to the Unit transferred.

NO RIGHT OF APPRAISAL

     Limited Partners who vote against or abstain from voting for the Merger will not be entitled to dissenters' or appraisal rights under the Partnership Agreement or the Colorado Partnership law. Such rights, when they exist, give the holders of securities the right to surrender such securities for an appraised value in cash, if they oppose a merger or similar reorganization. No such rights will be provided by the Partnership or the Company.

RIGHT TO INSPECT BOOKS AND RECORDS

     Under Colorado Partnership law, each Limited Partner has the right, during ordinary business hours, to inspect and copy at the General Partner's office a list of the names and addresses of the Limited Partners. The General Partner's office is located at 2579 Midpoint Drive, Fort Collins, Colorado 80525.

SOLICITATION OF PROXIES; SOLICITATION EXPENSES

     The General Partner will bear the entire cost of preparing, assembling, printing and mailing this Prospectus/Proxy Statement, the accompanying proxy and any additional material which may be furnished to the Limited Partners in connection with the Meeting. This solicitation is being made by mail, but may also be made without additional remuneration by officers, directors or regular employees of the General Partner by telephone, telegraph, facsimile transmission or personal interview. The General Partner has retained Cameron Associates, Inc. to assist in the solicitation of consent from the Limited Partners for a total fee of approximately $2500. The General Partner will reimburse brokerage firms, banks, custodians and fiduciaries who hold Units in their name or custody, or in the name of nominees for others, for their reasonable out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such Units. To obtain the necessary representation of Limited Partners at the Meeting, supplementary solicitations may be made by mail, telephone, telegraph or interview by officers of the Company or selected securities dealers. It is anticipated that the cost of such supplementary solicitations, if any, will not be material.

                         COMPARISON OF OWNERSHIP OF THE
                   COMPANY'S SECURITIES AND PARTNERSHIP UNITS

GENERAL

     Colorado Partnership Law and the Partnership Agreement govern the rights of the Limited Partners. If the Merger is completed, Limited Partners will receive Common Stock. As shareholders of the Company, a Delaware corporation, their rights will be governed by the Delaware General Corporation Law ("Delaware DGCL") and the Company's Certificate of Incorporation and Bylaws. The following summary compares ownership of the Common Stock and Units. The effects are set forth in italics below the caption headings.

OBJECTIVES AND BUSINESS STRATEGY

     The Company. The Company's objectives are to build its business through the discovery, development, production and marketing of a broad range of medical, dental and veterinary products based on its proprietary biodegradable controlled release drug delivery system. The Company intends to make substantial expenditures to fund proprietary research and development of its products and to support preclinical and clinical testing necessary for regulatory filings. The Company's product base is more diversified than that of the Partnership. See "THE COMPANY." Limited Partners who keep the Common Stock would participate in any benefits attributable to the Company's more diversified product base. The Company has no obligation to pay dividends on its Common Stock and does not anticipate paying cash dividends in the foreseeable future. Moreover, unlike the Partnership, the Company will not be dissolved by any specific date. Accordingly, holders of the Common Stock must depend on the liquidity of the securities markets in order to liquidate their investments. Whether these objectives would benefit Limited Partners as shareholders of the Company will depend on, among other things, the Company's ability to develop and market successfully its products and the market risks associated with owning the Company's securities. See "RISK FACTORS."

     The Partnership's current objectives are to receive payments, if any, from the Company relating to sales of the Perio Product. Under the Partnership Agreement the Partnership is required to distribute any remaining funds to the Limited Partners and to liquidate by December 31, 2006, following the distribution of its assets to the Limited Partners. Whether these objectives would benefit Limited Partners depends primarily on whether the Company receives revenues from sales and/or proceeds from sales of the Perio Product.

VOTING RIGHTS

     The Company. The Company may issue up to 30,000,000 shares of stock, including 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. Holders of the Common Stock have one vote per share. The Certificate of Incorporation prohibits cumulative voting in the election of directors except in a situation where the Company has become aware that any shareholder has become a 30% shareholder. In such a situation there shall be cumulative voting for election of directors. These limitations on cumulative voting may make it more difficult for holders of a relatively few shares of Common Stock to elect directors.

     The Board of Directors may issue preferred stock in one or more series and specify its rights and restrictions. These rights and restrictions include dividend rights, dividend rate, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares making up any series or the designations of the series without any further vote or action by the shareholders. Such rights and privileges could adversely affect the voting power of holders of Common Stock. The authority of the Board of Directors to issue preferred stock without further shareholder approval could hinder a change in control of the Company.

     Partnership. Limited Partners, as holders of Units, have no right to vote as shareholders of the Company. Limited Partners may vote only on matters related to the Partnership. Each Limited Partner may vote in proportion to his interest in the Partnership relative to the interests of all Limited Partners. Limited Partners whose aggregate Sharing Ratios exceed 50% generally may amend the Partnership Agreement without the General Partner's consent. See
"-- Amendment of Governing Documents" below. Subject to certain limitations, Limited Partners whose aggregate Sharing Ratios exceed 50% also may vote to dissolve the

Partnership. In addition, Limited Partners whose aggregate Sharing Ratios exceed 50% may vote to remove the General Partner, approve the transfer or assignment by the General Partner of all or any portion of its interest as a General Partner and elect one or more additional General Partners.

MANAGEMENT

     The Company. Except as otherwise provided in the Delaware GCL and the Company's Certificate of Incorporation, the Board of Directors manages and directs the business and affairs of the Company. The Company's Certificate of Incorporation provides for a board of directors made up of three classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. Holders of a majority of shares of stock entitled to vote may remove any director with or without cause. Based on the number of shares of the Common Stock the Limited Partners will likely receive if the Merger is completed, they alone would not be able to cause the removal of any director of the Company and, thus, their control of management through management's removal would be substantially reduced. The remaining directors (or the shareholders if there are no remaining directors) may fill any vacancy on the Board. Any officer elected or appointed by the Board of Directors may be removed any time by a majority vote of the Board whenever in its judgment the best interests of the Company would be served.

     Partnership. Limited Partners have no right to manage or supervise the business of the Partnership. The General Partner alone manages and controls the business of the Partnership. It receives a $12,000 management fee each year for its services which is accrued because the Partnership does not have any Funds. If the Merger is completed, that fee will no longer be payable in the future. However, if the Merger is not approved, the accrued management fee and ongoing management fees and expenses will continue to reduce the Partnership's percentage interest in royalties and/or proceeds from the sale of rights to the Perio Product.

     Limited Partners may remove the General Partner by the vote of Limited Partners whose aggregate Sharing Ratios exceed 50%. Within 90 days after removal or withdrawal of the General Partner, the Limited Partners may, by unanimous written consent, elect to carry on the business of the Partnership and appoint one or more general partners. If the Limited Partners do not appoint a new general partner within the 90-day period, the existing General Partner will wind up the Partnership's affairs and distribute the Partnership's assets.

AMENDMENT OF GOVERNING DOCUMENTS

     The Company. Under the Delaware GCL, following a resolution of the Board of Directors, shareholders may amend the Certificate of Incorporation. Such action must be taken at a meeting called for that purpose by the Board. In some cases, such as amendments to increase or decrease the total number of authorized shares of a class, the holders of that class must vote as a class even though the class does not vote on other matters.

     The holders of a majority of shares entitled to vote may amend or repeal the Company's Bylaws.

     Although there are significant differences in the procedures for amending the governing documents of the Company and the Partnership, those differences are primarily due to the form of the entity in question.

     Limited Partners whose aggregate Sharing Ratios exceed 50% generally may amend the Partnership Agreement without the General Partner's consent. Without the consent of each partner to be adversely affected, no amendment may convert a Limited Partner into a general partner, modify the limited liability of a Limited Partner or limit the liability of the General Partner. Also, without the consent of each partner no amendment may alter the interest of any partner in profits or losses or in the cash distributions of the Partnership, change the term of the Partnership, modify the procedure for removing the General Partner, remove the General Partner or limit its rights and powers, increase the obligations or responsibilities of any partner or alter the provisions related to amendment.

SPECIAL MEETINGS OF SHAREHOLDERS AND MEETINGS OF LIMITED PARTNERS

     The Company. Under the Delaware GCL and the Company's Bylaws, the chairman of the Board of Directors, the president or the Board of Directors may call a special meeting of shareholders. The president must call a special meeting at the request of the holders of at least two-thirds of all the outstanding shares of the Company stock entitled to vote at such meeting.

     Partnership. The General Partner may call a meeting of the Limited Partners. It also may submit proposed matters to the Limited Partners for action by their written consent. After receiving a written request from Limited Partners whose aggregate Sharing Ratios exceed 10%. The General Partner must submit to a vote of the Limited Partners a particular proposed amendment to the Partnership Agreement or call a meeting of the Limited Partners. Thus, the right of Limited Partners to call a special meeting is greater than the corresponding right of the Company shareholders.

BUSINESS COMBINATIONS, SALES OF ASSETS AND DISSOLUTION

     The Company. Under the Delaware GCL, holders of a majority of the outstanding shares of the Common Stock must approve a merger or consolidation or a sale, lease or exchange of substantially all of the Company's assets, except certain mergers in which the Company is the surviving corporation. Under the Delaware GCL, following a resolution of the Board of Directors, holders of a majority of shares entitled to vote must approve the Company's dissolution. Absent Board of Director approval the shareholders can dissolve the Company only by unanimous written consent. It is, therefore, relatively more difficult for the Company's shareholders to cause the dissolution of the Company than for Limited Partners to cause the dissolution of the Partnership.

     Partnership. Limited Partners holding a majority of the Units may cause the Partnership's dissolution if (a) procedures are established by the time of the vote for the assumption of the Partnership's obligations under agreements in force just before the vote, (b) an agent has been appointed with such powers as are necessary for all other parties to those agreements to deal with the agent as if he were the sole owner of the Partnership's interest and (c) the procedures and agency relationships are agreed in writing by each other party to such agreements.

DISSENTERS' OR APPRAISAL RIGHTS

     The Company. Under the Delaware GCL, the Company's shareholders may receive payment of the fair value of their shares if they so demand upon the submission of a proposed merger or consolidation to shareholders and they follow certain other procedures. They do not have this right for a sale, lease or exchange of substantially all of the Company's assets. Shareholders of the Company have relatively greater rights in connection with certain transactions than do Limited Partners of the Partnership.

     Partnership. Limited Partners have no dissenters' or appraisal rights under the Colorado Partnership Law or the Partnership Agreement if they object to the Merger or any other transaction involving the Partnership. If Limited Partners whose aggregate Sharing Ratios exceed 50% approve the Merger, the Partnership will merge with and into Atrix, L.P. and the Company Common Stock will be distributed to all Limited Partners regardless of how they voted on the Merger.

DISTRIBUTIONS AND DIVIDENDS

     The Company. The Company is not required to pay dividends on its Common Stock and it has never paid any cash dividends. The Company currently anticipates that it will retain all available funds for use in the operation of its business and does not anticipate paying any cash dividends in the foreseeable future. Any dividends will depend on future earnings, the operating and financial condition of the Company, its capital requirements and general business conditions. Thus, the Company shareholders must use other means, such as sales on securities markets, to realize cash from their investment.

     Partnership. Generally, the Partnership Agreement allocates Profits and Losses of the Partnership 1% to the General Partner and 99% to the Limited Partners. The Limited Partners' share is allocated among them in proportion to the amounts they contributed to the Partnership. "Profits" and "Losses" are based on taxable income of the Partnership. The General Partner must distribute to the Limited Partners 99% of the distributions from the Partnership.

DUTIES OF THE COMPANY'S DIRECTORS AND THE GENERAL PARTNER

     The Company. The Company's directors have fiduciary duties to the Company and its shareholders. Accordingly, they must act in good faith and in the best interests of the Company. Courts have permitted shareholders to sue on their own behalf and on behalf of all other similarly situated shareholders (a class action) to recover damages to such shareholders' rights caused by a breach of duty owed to them. Shareholders also may sue for a corporation (a derivative action) to recover damages from a breach of the directors' fiduciary obligations to the corporation and its shareholders. Generally, courts will not examine decisions of corporate directors unless the directors were self-interested, failed to act with due care and prudence or acted in bad faith.

     The Delaware GCL allows a corporation to indemnify persons who were or are parties or are threatened to be made parties to any suit or proceeding because these persons are or were directors, officers, employees or agents of the corporation or were serving, at the request of the corporation, as directors, officers, employees or agents of another corporation, against all costs reasonably incurred by them in connection with such suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. These persons may receive similar indemnity in connection with an action or suit by or in the right of the corporation, if these persons acted in good faith and in a manner they believed to be in or not opposed to the best interests of the corporation, and if further (unless a court of competent jurisdiction otherwise provides) that these persons have not been held liable to the corporation.

     The Company's Certificate of Incorporation provides that a director shall not be liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty as a director, except those arising from (a) a breach of the director's duty of loyalty, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) the unlawful payment of dividends or the unlawful purchase or redemption of stock or (d) a transaction where the director received an improper personal benefit.

     Under its Bylaws, the Company must indemnify directors, officers, agents or employees against expenses incurred in connection with any action, suit or proceeding brought by a third party or on behalf of the Company if certain standards are satisfied. The Company must determine that the indemnified parties acted in good faith and in the best interest of the Company, and had no reasonable cause to believe their conduct was unlawful and, for an action brought by or on behalf of the Company, that the indemnified parties have not been held liable for negligence or misconduct in the performance of their duties to the Company. To the extent provisions of the Delaware GCL, the Company's Certificate of Incorporation or its Bylaws purport to indemnify the Company's directors, officers or other persons against liabilities under the Securities Act, the Commission believes such indemnification is contrary to public policy and therefore unenforceable.

     The rights of the Company shareholders against management of the Company in certain circumstances are more limited that the rights of Limited Partners against the General Partner.

     Partnership. The General Partner has fiduciary duties to the Partnership. Thus, it must exercise good faith and integrity in handling the affairs of the Partnership. Courts have held that limited partners may bring legal actions on their own behalf and on behalf of all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of its fiduciary duty to a partnership. Limited partners also may bring a legal action for a partnership (a partnership derivative action) to recover damages from third parties. This is a rapidly developing and changing area of the law.

     The Partnership must indemnify the General Partner against any loss or liability and related expenses for any actions performed by the General Partner on behalf of the Partnership or in furtherance of its interests, provided that the General Partner determined, in good faith, that (a) the course of conduct that caused the loss or liability was in the best interests of the Partnership and (b) such loss or liability was not the result of negligence or misconduct by the General Partner. To the extent provisions of the Partnership Agreement purport to indemnify the General Partner against liabilities arising under the Securities Act, the Commission believes such indemnification is contrary to public policy and therefore unenforceable.

     Upon completion of the Merger, the fiduciary duties of the General Partner to the Partnership will terminate.

DURATION

     The Company. The Company has perpetual duration and will exist until affirmatively dissolved by a vote of the shareholders or otherwise. Under the Delaware GCL, the Company would be continued for at least three years after dissolution so that its affairs can be wound up, its debts and liabilities discharged in the order of priority provided by law, and its remaining assets distributed to its shareholders. Because the Company will not be dissolved by any specific date, holders of its securities must depend on securities markets to liquidate their investment.

     Partnership. The Partnership will continue until December 31, 2006, unless sooner dissolved. Upon dissolution of the Partnership, its affairs will be wound up, its debts and liabilities will be discharged in the order of priority provided by law, and its remaining assets will be distributed to its partners.

TRANSFERABILITY OF INTERESTS

     The Company. The Common Stock to be distributed in the Merger will be freely transferable. The Common Stock trades on the over-the-counter market in The Nasdaq Stock Market. Thus, if the Merger is completed, Limited Partners as security holders of the Company will have greater liquidity.

     Partnership. The Partnership Agreement imposes strict limits on transfers of Units. For example, the assignee must meet certain suitability standards, the assignee's counsel must deliver an opinion regarding matters specified in the Partnership Agreement, the assignor must pay reasonable expenses of the assignment and the General Partner, in its sole discretion, must consent to the assignment. Further restrictions apply before an assignee can become a Limited Partner. Federal and state securities laws may impose additional restrictions on transfers of the Units. There is no trading market for the Units.

INSPECTION OF BOOKS AND RECORDS

     The Company. Under the Delaware GCL, a shareholder of record, on written demand, may inspect and copy for any proper purpose a corporation's stock ledger, its shareholder list and other books and records. A proper purpose means a purpose reasonably related to such person's interest as a shareholder. For example, courts have held that a bad faith purpose, such as mere harassing and annoying corporate officials, precludes the right of inspection.

     Partnership. Under Colorado Partnership Law, a limited partner may inspect and copy any of certain partnership records. This would include a list of partners, income tax returns and reports and financial statements for the three most recent years, the partnership agreement and promissory notes to the partnership related to contributions owed by limited partners. In addition, a Limited Partner may get from the General Partner on reasonable demand information regarding the state of the business and financial condition of the Partnership and tax returns for each year. The Partnership is required to furnish specified periodic reports. Thus, the right of Limited Partners to inspect the books and records of the Partnership is somewhat greater than the corresponding right of shareholders of the Company.

                             CONFLICTS OF INTEREST

     The Company is the sole general partner of the Partnership. As such, it is subject to various conflicts of interest in connection with the Merger. The General Partner has initiated and participated in the structuring of the Merger.

     The General Partner has fiduciary duties to the Partnership, in addition to the specific duties and obligations imposed upon it under the Partnership Agreement. Subject to the terms of the Partnership Agreement, the General Partner, in managing the affairs of the Partnership, is expected to exercise good faith, to use care and prudence and to act with an undivided duty of loyalty to the Limited Partners. Under these fiduciary duties, the General Partner is obligated to ensure that the Partnership is treated fairly and equitably in transactions with third parties, especially where consummation of such transactions may result in the interests of the General Partner being opposed to, or not aligned with, the interests of the Limited Partners.

Accordingly, the General Partner is required to assess whether the Merger is fair and equitable. After consideration of the terms and conditions of the Merger, the General Partner has determined that the terms of the Merger are fair to the Limited Partners. However, due to its conflict of interest in the transaction the General Partner is not making a recommendation to the Limited Partners on whether to vote "For" or "Against" the Merger.

     The General Partner has initiated and structured the Merger. Because the General Partner has a financial interest in the consummation of the Merger, there is an inherent conflict of interest in its structuring the terms and conditions of the Merger. As a result the manner in which the Merger has been structured might have been different if structured by persons having no financial interest in whether or not the Merger proceeded. Certain of the potential benefits to the General Partner from the Merger, and the inherent conflicts related thereto, are reviewed below.

     LACK OF INDEPENDENT REPRESENTATION. The General Partner has not retained an independent representative to act on behalf of the Limited Partners or the Partnership, in designing the overall structure of the Merger. If an independent representative had been retained for the Partnership, the fees and expenses of the Merger would have been higher. No group of Limited Partners was empowered to negotiate the terms and conditions of the Merger or to determine what procedures should be used to protect the rights and interests of the Limited Partners. In addition, no investment banker, attorney, financial consultant or expert was engaged to represent the interests of the Limited Partners. The General Partner has been the party solely responsible for structuring all the terms and conditions of the Merger. Legal counsel engaged to assist with the preparation of the documentation for the Merger, including this Prospectus/Proxy Statement, was engaged by the General Partner and did not serve, or purport to serve, as legal counsel for the Partnership or Limited Partners. If an independent representative had been retained for the Partnership, the terms of the Merger may have been different and possibly more favorable to the Limited Partners.

     RELIEF FROM FUTURE PAYMENTS. The General Partner is obligated to pay the Partnership a percentage of all royalties and/or proceeds from the sale of rights related to the Perio Product pursuant to the Agreements. Upon the consummation of the Merger, the assets of Atrix, L.P. will be distributed to the General Partner, as the sole limited partner of Atrix, L.P., in complete liquidation of Atrix, L.P. Subsequently, the General Partner will terminate the Agreements. As a result the General Partner will be relieved from any payments which were required under the Agreement.

     FEATURES DISCOURAGING POTENTIAL TAKEOVERS. Certain provisions in the Bylaws, as well as statutory rights under the Delaware GCL, could be used by the Company's management to delay, discourage or thwart efforts of third parties to acquire control of, or a significant equity interest in, the Company. See "COMPARISON OF OWNERSHIP OF THE COMPANY'S SECURITIES AND PARTNERSHIP UNITS."

                          DESCRIPTION OF COMMON STOCK

COMMON STOCK

     The authorized common stock of the Company consists of 25,000,000, $.001 par value per share and as of August 10, 1995, there were 7,743,078 shares of Common Stock outstanding and held of record by 3,427 shareholders. Holders of shares of Common Stock are entitled to one vote per share on matters to be voted upon by the shareholders of the Company. The Certificate provides for cumulative voting for the election of directors on or after the date on which the Company becomes aware that any shareholder has become the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. No class of the Company's stock carries with it any preemptive right to subscribe for any securities of the Company.

PREFERRED STOCK

     Under its Certificate, the Company has authority to issue 5,000,000 shares of preferred stock, $.001 par value per share, in one or more series as determined by the Board of Directors. No shares of preferred stock are currently issued or outstanding. The Board of Directors may, without further action by the shareholders of the Company, issue series of preferred stock and fix the rights and preferences of those shares, including the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or the designation of such series. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock issued by the Company in the future.

PROVISIONS WHICH MAY DELAY A CHANGE IN CONTROL OF THE COMPANY

     The Certificate contains certain provisions which may delay or discourage a change in control of the Company, including provisions establishing a classified board of directors, permitting cumulative voting in certain circumstances, establishing a process to enlarge and fill vacancies on the board of directors and deterring certain self-dealing transactions. Certain of these provisions are designed to increase the likelihood that the Company's Board of Directors, if presented with a proposal for a business combination or other major transaction from a third party that has acquired a block of the Company's stock, will have sufficient time to review the proposal and possible alternatives to the proposal and to act in what it believes to be in the best interests of the shareholders. These provisions may discourage certain types of non-negotiated transactions which would result in a change of control of the Company and are expected to encourage persons seeking to acquire control of the Company to consult first with the Company's Board of Directors to negotiate the terms of any proposed business combination or offer.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

                       FEDERAL INCOME TAX CONSIDERATIONS

     Kutak Rock, counsel for the Company ("Counsel"), has rendered an opinion regarding the material federal income tax consequences associated with the Merger and the transactions related thereto, which are summarized in this section, which may affect Limited Partners who are individuals and citizens or residents of the United States. The following discussion further briefly summarizes such issues which may affect certain Limited Partners which are tax-exempt persons. This summary was prepared by Counsel and is based upon the Internal Revenue Code (the "Code"), Treasury regulations promulgated or proposed thereunder and published rulings and court decisions, all of which are subject to changes which could adversely affect the Limited Partners. Each Limited Partner should consult his own tax advisor as to the specific consequences of the proposed Merger, and the transactions related thereto, that may apply to them. No ruling from the IRS, or from any other taxing authority, will be sought or obtained as to any of the following tax issues, and, neither the IRS nor the courts are bound by the discussion set forth below.

OPINIONS OF COUNSEL

     Counsel has rendered its opinion to the Company and the Limited Partners concerning the material federal income tax consequences relating to the Merger and the related transactions. Subject to the limitations and qualifications described below, Counsel has opined that the Merger Agreement will be treated as a sale of assets by the Partnership to which the nonrecognition provisions of
Section 351 of the Code will not apply. In addition, Counsel has rendered its opinion to the effect that this discussion represents the material federal income tax consequences associated with the Merger, which may affect Limited Partners who are individuals and citizens or residents of the United States, to the extent such discussion describes provisions of the Code or interpretations thereof. The opinion of Counsel is attached hereto as Appendix C.

CERTAIN TAX DIFFERENCES BETWEEN THE OWNERSHIP OF UNITS AND SHARES

     Limited Partners are treated as limited partners of the Partnership for federal income tax purposes. The Partnership itself is not subject to taxation, and instead each Limited Partner is required to take into account his share of the income or loss of such Partnership, regardless of whether any cash is distributed to him. Upon consummation of the Merger the Limited Partners will receive Shares in liquidation of the Partnership.

     The Company is generally subject to tax on its income without regard to the dividends, if any, which it distributes. In addition, the ownership of Shares pursuant to the Merger will affect the character and amount of income reportable by the shareholders in the future. Currently, as the owners of Units in the Partnership, Limited Partners must take into account their distributive shares of all income, loss and separately stated Partnership items, regardless of the amount of any distributions of cash to such Limited Partners. That information is supplied to each Limited Partner annually on a Schedule K-1. The character of the income recognized by partners is dependent upon the assets and activities of the Partnership and may, in some circumstances, be treated as passive income.

     In contrast to the treatment of partners, shareholders of the Company will be taxed based on the amount of distributions received from the Company. Each shareholder will receive a Form 1099-DIV reporting the amount, if any, of taxable and nontaxable distributions paid to him or her during the preceding year. The taxable portion of such distributions depends on the amount of the Company's earnings and profits. In addition, the Company may be required to use a different method of depreciation or amortization than that used by the Partnerships with respect to properties transferred to the Company. Accordingly, under certain circumstances, even if the Company were to make the same level of distributions as the Partnership, a larger portion of such distributions by the Company could constitute taxable income as compared to the distributions of such Partnership. In addition, the character of this income to shareholders is not dependent on its character to the Company, and is generally ordinary dividend income to the shareholders and is classified as portfolio income under the passive loss rules. Furthermore, should the Company incur a taxable loss, such loss will not be passed through to the Stockholders. See "-- Taxation of Taxable Domestic Stockholders."

TAX CONSEQUENCES OF THE MERGER

     In connection with the Merger, the assets (and any liabilities) of the Partnership will be transferred to the Company in return for Shares. The Partnership will then immediately liquidate and distribute such property to the Limited Partners. Each Limited Partner will be required to recognize a share of the income or loss, subject to the limits described below, recognized by the Partnership, including gain or loss recognized as a result of the transfer of properties pursuant to the Merger. In the opinion of Kutak Rock, counsel to the Company, the Merger will constitute a taxable exchange of the Shares for the assets of the Partnership.

     Under the Code, an individual or entity cannot transfer its assets on a tax-free basis to a corporation unless immediately after the exchange the transferors own at least 80% of the stock of the transferee corporation. The number of Shares issued in connection with the Merger, even if aggregated with other Shares owned by the Limited Partners, would not be sufficient to satisfy such requirement. Accordingly, the transfer of assets (and any liabilities) in connection with the Merger will result in recognition of gain or loss by the Partnership, a share of which must be taken into account by each Limited Partner.

     The overall amount of gain or loss recognized by the Partnership will equal the difference between (i) the sum of the fair market values of the Shares, plus the amount of any liabilities of the Partnership, if any, assumed by the Company and (ii) the adjusted basis of the assets exchanged therefor. The amount of gain or loss recognized by the Partnership as a result of the Merger will be allocated among its partners in accordance with the terms of the Partnership Agreement. Each Limited Partner will take into account his share of such gain or loss regardless of whether he voted in favor of the Merger.

     The Partnership has furnished information to the Company regarding the basis of the Partnership's assets. Assuming that such information is accurate, the Partnership will recognize substantial losses as a result of the Merger. Under Code Section 267(a), a loss may not be deducted in connection with a sale or exchange between related parties even though the loss is realized for tax purposes. The Partnership would be treated as a related party to the Company if the Limited Partners own directly or constructively more than 50% of the Shares of the Company. The application of the constructive ownership rules of Section 267 to the Limited Partners will depend on facts peculiar to each Limited Partner. Therefore, Counsel is unable to conclude with certainty that Section 267 would not apply to any particular Limited Partner. Counsel does not believe, however, that the foregoing provisions will have a material effect on the Limited Partners.

     The Partnership has not made an election under Section 754 of the Code. This election, if made, would permit the Partnership to adjust the basis of its assets to reflect the price paid by purchase of Units. Accordingly, the amount of gain or loss recognized by the Partnership as a result of the Merger will be determined solely by reference to the basis of its assets and not by the purchase price paid by any Limited Partner for his Units. Each Limited Partner's gain or loss in connection with the Merger will be determined by reference to the basis of the Partnership in its underlying assets rather than by reference to the basis of his or her Units. However, as described in greater detail below, the basis which each Limited Partner will take in Shares received as a result of the Merger will equal the Limited Partner's basis in his Units, adjusted to reflect any gain or loss allocated to him from the Partnership as a result of the Merger.

     Gains or losses realized with respect to transfers in the Merger will be treated as realized from the sale of a capital asset within the meaning of
Section 1221 of the Code. Capital losses may be used first to offset capital gains. Capital losses in excess of capital gains will be deductible in an amount not to exceed $3,000 per year by taxpayers who are individuals. Amounts in excess of the $3,000 limitation may be carried forward and deducted in subsequent taxable years because the limits on the deductibility of losses applies to all capital losses recognized or carried forward to a particular taxable year, each Limited Partner should consult his own tax advisor concerning the deductibility of losses to be recognized as a result of the Merger.

     Under Section 469 of the Code, individuals may not deduct passive losses in excess of their passive income. Any losses suspended as a result of this limitation may be deducted in full if the taxpayer disposes of his or her entire interest in the passive activity in a fully taxable transaction to an unrelated person. The Merger will constitute a fully taxable transaction and as a result Limited Partners will be entitled to deduct any suspended passive losses attributable to the Partnership.

     The Merger will not result in the recognition of material unrelated business taxable income ("UBTI") by any tax-exempt Limited Partner which does not hold Units in the Partnership either as a "dealer" or as debt-financed property within the meaning of Section 514, and is not an organization described in Code Section 501(c)(7) (social clubs), 501(c)(9) (voluntary employees' beneficiary associations), 501(c)(17) (supplemental unemployment benefit trusts) or 501(c)(20) (qualified group legal services plans). The four classes of exempt organizations noted in the previous sentence may recognize gain or loss on the Merger.

     Upon consummation of the Merger, the Partnership will be deemed to have liquidated and distributed Shares, to its Limited Partners. The taxable year of the Partnership will end at such time and each Limited Partner in the Partnership must report, in his taxable year that includes the Merger, his share of all income, gain, loss, deduction and credit for such Partnership through the date of the Merger (including gain or loss resulting from the Merger described above). Each Limited Partner whose taxable year is not a calendar year could be required to take into income in a single taxable year his share of income of the Partnership attributable to more than one of its taxable years.

     The Shares will be distributed among the Limited Partners in a manner which will be on a pro rata basis based on their respective capital account balances adjusted to reflect the transaction contemplated by the Merger Agreement. The Limited Partners will not be required to recognize gain as a result of the distribution of Shares in liquidation of the Partnership. A shareholder's basis in the Shares received in the Merger will equal the basis in his or her Units adjusted by his or her distributive share of income, gain, loss, deduction and credit for the final taxable year of the Partnership as well as distributions received in such final taxable year (other than the distribution of the Shares). A shareholder's holding period for the Shares for purposes of determining capital gain or loss will begin on the date of the Merger.

     The Company will not recognize gain or loss as a result of the Merger. The Company will have a holding period in the acquired assets which begins on the Closing Date. The basis of the assets received by the

Company from the Partnership will equal the fair market values of the Shares issued in the Merger, plus the amount of any liabilities of the Partnership, if any, assumed by the Company.

TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

     Distributions made by the Company to its taxable shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income and will be treated as dividends. Shareholders who are individuals will be required to include such dividends in income in full. Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that such distributions exceed the adjusted basis of a Shareholder's Shares they will be included in income as long-term capital gain (or short-term capital gain if the Shares have been held for one year or less) assuming the Shares are a capital asset in the hands of the Shareholder.

     Shareholders which are corporations may exclude from income 70% (or in certain limited cases 80%) of dividends. Such exclusion will not apply if a corporate shareholder has not held the shares on which dividends are paid for at least 45 days or if the corporate shareholder is under an obligation to make related payments with respect to positions in substantially similar property. The holding period of stock for purposes of this provision will be reduced by periods during which the taxpayer has an option or obligation to sell such stock or has otherwise reduced the risks of ownership of such stock.

BACKUP WITHHOLDING

     The Company will report to its domestic shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder
(a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

     Under Section 512 of the Code shareholders which are tax-exempt persons may exclude dividends from the computation of UBTI, unless the Shares are subject to acquisition indebtedness. Such shareholders may further exclude from the calculation of UBTI any capital gain recognized on the sale of its property, unless such property is subject to acquisition indebtedness. Acquisition indebtedness includes debt incurred to purchase property, such as the Shares, and certain debt incurred either before or after the acquisition of such property.

STATE TAX CONSEQUENCES AND WITHHOLDING

     The Company and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. The Company does not believe, however, that Limited Partners will be required to file state tax returns, other than in their respective states of residence, as a result of the ownership of Shares. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on the Merger and an investment in the Company.

                                 LEGAL MATTERS

     Certain legal matters relating to the Common Stock to be offered hereby will be passed upon for the Company by Kutak Rock, 717 Seventeenth Street, Suite 2900, Denver, Colorado 80202.

                                    EXPERTS

     The financial statements of the Company as of December 31, 1994 and September 30, 1993 and for the year ended December 31, 1994, the three months ended December 31, 1993 and the years ended September 30, 1993 and September 30, 1992, and of the Partnership as of December 31, 1994 and 1993 and for the three years ended December 31, 1994, included in this Prospectus/Proxy Statement, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                               GLOSSARY OF TERMS

     Certain capitalized terms used in this Prospectus/Proxy Statement shall have the following meanings unless the context otherwise requires:

     "Amendments" means the proposed amendments to the Partnership Agreement to be adopted by the Limited Partners in connection with the Merger as set forth in Appendix B.

     "Assigned Value" means net asset value of the Partnership as of July 10, 1995 as determined by the Company.

     "Atrix, L.P." means a Colorado limited partnership which will be formed immediately prior to the Merger. The Company will be the sole limited partner of Atrix, L.P.

     "AtrixSub" means a Colorado corporation which will be a wholly owned subsidiary of the Company and which will formed by the Company prior to the Merger to serve as the sole general partner of Atrix, L.P.

     "Bylaws" means the bylaws of the Company, as in effect from time to time.

     "Certificate of Incorporation" means the certificate of incorporation of the Company, as in effect from time to time.

     "Closing Date" means the date on which the Merger is to be consummated.

     "Code" means the Internal Revenue Code of 1986, as amended, including successor statutes thereto.

     "Colorado Partnership Law" means the Colorado Uniform Limited Partnership Act of 1981, as amended.

     "Common Stock" means the $.001 par value common stock of the Company.

     "Company" or "General Partner" means Atrix Laboratories, Inc., a Delaware corporation and the general partner of the Partnership.

     "Counsel" means Kutak Rock, a partnership including professional corporations, which has served as counsel to the Company in the preparation of the Merger.

     "Delaware GCL" means the Delaware General Corporation Law, as may be amended from time to time.

     "Effective Time" means the time at which the Partnership will be merged with and into Atrix, L.P. in accordance with the Merger Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

     "FDA" means the United States Food and Drug Administration, the U.S. government agency responsible for the drug approval process.

     "General Partner" means the Company.

     "IRS" means the Internal Revenue Service.

     "Letter of Instructions" means the letter of instructions to the Limited Partners accompanying the Proxy Card and pertaining to the method of voting with respect to the Merger and related issues.

     "Limited Partner" means a limited partner of the Partnership.

     "Meeting" means the Special Meeting of Limited Partners of the Partnership to be held on September 27, 1995.

     "Merger" means the merger of the Partnership with and into Atrix, L.P. pursuant to the terms and conditions set forth in the Merger Agreement, as more fully described in the Prospectus/Proxy Statement.

     "Merger Agreement" means the Agreement and Plan of Merger among the Company, the Partnership and Atrix, L.P., pursuant to which the Merger of the Partnership and Atrix, L.P. is to be consummated.

     "Organizational Documents" means the Certificate of Incorporation and Bylaws.

     "Partnership Agreement" means the amended and restated certificates and agreement of limited partnership of the Partnership.

     "Partnership" means Vipont Royalty Income Fund, Ltd., a Colorado limited partnership

     "Person" means an individual, partnership, corporation, trust or other entity.

     "Prospectus/Proxy Statement" means this Prospectus/Proxy Statement, together with the supplements and appendices thereto, filed with the SEC as it may be further supplemented or amended from time to time.

     "Record Date" means August 21, 1995.

     "Registration Statement" means the Registration Statement on Form S-4,
Registration No. 33-     , as filed with the SEC by the Company under the
Securities Act to register the offering and sale of Shares pursuant to the Merger as the same may be amended or supplemented from time to time.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Shares" means shares of the $.001 par value Common Stock proposed to be exchanged for the Units in connection with the Merger.

     "Shareholder" means a holder of Shares of the Company.

     "Sharing Ratios" means the ratio of a Limited Partner's Units to the aggregate number of Units of all Limited Partners.

     "State" means any state of the United States of America, and the District of Columbia.

     "Unit" means a beneficial ownership of a limited partner interest in the Partnership.

     "VPI" means Vipont Pharmaceuticals, Inc.

                         INDEX TO FINANCIAL STATEMENTS

                            ATRIX LABORATORIES, INC.

                                                                                        PAGE
                                                                                        ----
AUDITED FINANCIAL STATEMENTS:
REPORT OF INDEPENDENT AUDITORS........................................................   F-2
  BALANCE SHEETS -- December 31, 1994 and September 30, 1993..........................   F-3
  STATEMENTS OF OPERATIONS -- Year Ended December 31, 1994, Three Months Ended
     December 31, 1993, and Years Ended September 30, 1993, and 1992..................   F-4
  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY -- Year Ended December 31, 1994, Three
     Months Ended December 31, 1993, and Years Ended September 30, 1993 and 1992......   F-5
  STATEMENTS OF CASH FLOWS -- Year Ended December 31, 1994, Three Months Ended
     December 31, 1993, and Years Ended September 30, 1993, and 1992..................   F-6
  NOTES TO THE FINANCIAL STATEMENTS -- For Year Ended December 31, 1994, Three Months
     Ended December 31, 1993, and Years Ended September 30, 1993 and 1992.............   F-7
UNAUDITED FINANCIAL STATEMENTS:
  BALANCE SHEETS -- June 30, 1995 and December 31, 1994...............................  F-14
  STATEMENTS OF OPERATIONS -- For the Three Months Ended June 30, 1995 and 1994.......  F-15
  STATEMENTS OF OPERATIONS -- For the Six Months Ended June 30, 1995 and 1994.........  F-16
  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY -- For the Six Months Ended June 30,
     1995.............................................................................  F-17
  STATEMENTS OF CASH FLOWS -- For the Six Months Ended June 30, 1995 and 1994.........  F-18
  NOTES TO FINANCIAL STATEMENTS -- For the Six Months Ended June 30, 1995 and 1994....  F-19
                       VIPONT ROYALTY INCOME FUND, LTD.
AUDITED FINANCIAL STATEMENTS:
REPORT OF INDEPENDENT AUDITORS........................................................  F-20
  BALANCE SHEETS -- December 31, 1994 and 1993........................................  F-21
  STATEMENTS OF OPERATIONS -- Years Ended December 31, 1994, 1993 and 1992............  F-22
  STATEMENTS OF CHANGES IN PARTNERS' EQUITY (DEFICIT) -- Years Ended December 31,
     1994, 1993 and 1992..............................................................  F-23
  STATEMENTS OF CASH FLOWS -- Years Ended December 31, 1994, 1993 and 1992............  F-24
  NOTES TO FINANCIAL STATEMENTS -- For the Years Ended December 31, 1994, 1993 and
     1992.............................................................................  F-25
UNAUDITED FINANCIAL STATEMENTS:
  BALANCE SHEETS -- June 30, 1995 and December 31, 1994...............................  F-27
  STATEMENTS OF OPERATIONS -- For the Three Months Ended June 30, 1995 and 1994.......  F-28
  STATEMENTS OF OPERATIONS -- For the Six Months Ended June 30, 1995 and 1994.........  F-29
  STATEMENTS OF CHANGES IN PARTNERS' DEFICIT -- For the Six Months Ended June 30,
     1995.............................................................................  F-30
  STATEMENTS OF CASH FLOWS -- For the Six Months Ended June 30, 1995 and 1994.........  F-31
  NOTES TO FINANCIAL STATEMENTS -- For the Six Months Ended June 30, 1995 and 1994....  F-32

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of
  Atrix Laboratories, Inc.
Fort Collins, Colorado

     We have audited the accompanying balance sheets of Atrix Laboratories, Inc. (the "Company") as of December 31, 1994 and September 30, 1993, and the related statements of operations, changes in shareholders' equity and cash flows for the year ended December 31, 1994, the three months ended December 31, 1993, and the years ended September 30, 1993 and 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1994 and September 30, 1993, and the results of its operations and its cash flows for the year ended December 31, 1994, the three months ended December 31, 1993, and the years ended September 30, 1993 and 1992, in conformity with generally accepted accounting principles.

/s/  DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Denver, Colorado
January 25, 1995

                            ATRIX LABORATORIES, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                DECEMBER 31,      SEPTEMBER 30,
                                                                    1994              1993
                                                                -------------     -------------
CURRENT ASSETS:
  Cash and cash equivalents...................................  $   1,880,275     $   1,520,917
  Marketable securities, at cost (Note 2).....................      7,896,827                --
  Marketable securities available-for-sale (Note 2)...........      3,300,894         8,369,435
  Accounts receivable.........................................         93,469            19,695
  Interest receivable.........................................        140,848           308,879
  Prepaid expenses and deposits...............................        119,102           108,599
                                                                  -----------       -----------
          Total current assets................................     13,431,415        10,327,525
                                                                  -----------       -----------
MARKETABLE SECURITIES, AT COST (Note 2).......................      7,172,095        17,446,683
                                                                  -----------       -----------
PROPERTY AND EQUIPMENT:
  Equipment, furniture and fixtures...........................      1,276,895           920,494
  Leasehold improvements......................................        368,851           339,866
                                                                  -----------       -----------
          Total...............................................      1,645,746         1,260,360
  Accumulated depreciation and amortization...................       (771,274)         (433,012)
                                                                  -----------       -----------
          Property and equipment, net.........................        874,472           827,348
                                                                  -----------       -----------
OTHER ASSETS:
  Intangible assets, net of accumulated amortization of
     $37,065 and $21,541......................................        527,640           472,823
                                                                  -----------       -----------
TOTAL.........................................................  $  22,005,622     $  29,074,379
                                                                  ===========       ===========

                             LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable -- trade (Notes 3 and 6)...................  $     481,267     $     389,480
  Accrued salaries and payroll taxes..........................         63,000            52,233
  Other accrued liabilities (Note 9)..........................        195,815           234,256
  Deferred revenue............................................         75,000           280,000
                                                                  -----------       -----------
          Total current liabilities...........................        815,082           955,969
                                                                  -----------       -----------
SHAREHOLDERS' EQUITY: (Note 4)
  Preferred stock $.001 par value; authorized 5,000,000
     shares,
     none issued or outstanding
  Common stock $.001 par value; authorized 25,000,000 shares;
     7,743,078 and 7,721,023 shares issued and outstanding....          7,743             7,721
  Unrealized holding gain (loss) on securities
     available-for-sale (Note 2)..............................       (396,965)           59,634
  Additional paid-in capital..................................     39,977,455        39,902,248
  Accumulated deficit.........................................    (18,397,693)      (11,851,193)
                                                                  -----------       -----------
          Total shareholders' equity..........................     21,190,540        28,118,410
                                                                  -----------       -----------
TOTAL.........................................................  $  22,005,622     $  29,074,379
                                                                  ===========       ===========

                       See notes to financial statements.

                            ATRIX LABORATORIES, INC.

                            STATEMENTS OF OPERATIONS

                                                             THREE MONTHS
                                               YEAR ENDED       ENDED        YEAR ENDED      YEAR ENDED
                                              DECEMBER 31,   DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                  1994           1993           1993            1992
                                              ------------   ------------   -------------   -------------
REVENUE:
  Contract revenue (Note 7).................  $    701,112   $    162,209    $  1,036,514    $    802,411
  Contract revenue from related party (Notes
     6 and 7)...............................        12,000          3,000         341,924         663,018
  Interest income...........................     1,320,258        373,930       1,556,187       1,695,719
  (Loss) gain on sale of securities.........      (218,043)            --         157,681              --
                                               -----------    -----------     -----------     -----------
          Total revenue.....................     1,815,327        539,139       3,092,306       3,161,148
                                               -----------    -----------     -----------     -----------

EXPENSES:
  Research expenses-Perio Product...........     2,764,587        540,512       2,788,787       2,430,666
  Research and development..................     3,902,480        841,849       3,064,702       2,129,365
  Acquisition of technology (Note 5)........            --             --              --       4,505,399
  Administrative expenses...................       688,122        163,416         937,035         995,954
                                               -----------    -----------     -----------     -----------
          Total expenses....................     7,355,189      1,545,777       6,790,524      10,061,384
                                               -----------    -----------     -----------     -----------

NET LOSS....................................  $ (5,539,862)  $ (1,006,638)   $ (3,698,218)   $ (6,900,236)
                                               ===========    ===========     ===========     ===========

NET LOSS PER COMMON SHARE...................  $       (.72)  $       (.13)   $       (.48)   $       (.94)
                                               ===========    ===========     ===========     ===========

WEIGHTED AVERAGE SHARES OUTSTANDING.........     7,740,981      7,721,023       7,695,164       7,340,088
                                               ===========    ===========     ===========     ===========

                       See notes to financial statements.

                            ATRIX LABORATORIES, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                                                                                     UNREALIZED
                                                    COMMON STOCK       ADDITIONAL     HOLDING       RETAINED        TOTAL
                                                 -------------------     PAID-IN        GAIN        EARNINGS     SHAREHOLDERS'
                                                   SHARES     AMOUNT     CAPITAL       (LOSS)       DEFICIT        EQUITY
                                                 ----------   ------   -----------   ----------   ------------   -----------
BALANCE, SEPTEMBER 30, 1991....................   5,478,356   $5,478   $ 2,669,601   $       --   $ (1,252,739)  $ 1,422,340
                                                 ----------   ------   -----------    ---------    -----------   -----------
Exercise of employee stock options.............      23,011       23        16,683           --             --        16,706
Issuance of common stock for warrants..........       5,000        5        24,995           --             --        25,000
Issuance of common stock for cash (net of
  underwriting and offering costs).............   2,000,000    2,000    34,665,841           --             --    34,667,841
Acquisition of technology......................     120,889      121     2,296,770                          --     2,296,891
Net loss for the year..........................          --       --            --           --     (6,900,236)   (6,900,236)
                                                 ----------   ------   -----------    ---------    -----------   -----------

BALANCE, SEPTEMBER 30, 1992....................   7,627,256   $7,627   $39,673,890   $       --   $ (8,152,975)  $31,528,542
                                                 ----------   ------   -----------    ---------    -----------   -----------
Exercise of employee stock options.............      89,917       90       209,113           --             --       209,203
Issuance of common stock for warrants..........       3,850        4        19,245           --             --        19,249
Unrealized holding gain........................          --       --            --       59,634             --        59,634
Net loss for the year..........................          --       --            --           --     (3,698,218)   (3,698,218)
                                                 ----------   ------   -----------    ---------    -----------   -----------

BALANCE, SEPTEMBER 30, 1993....................   7,721,023   $7,721   $39,902,248   $   59,634   $(11,851,193)  $28,118,410
                                                 ----------   ------   -----------    ---------    -----------   -----------
Unrealized holding loss........................          --       --            --     (133,637)            --      (133,637)
Net Loss for the Period........................          --       --            --           --     (1,006,638)   (1,006,638)
                                                 ----------   ------   -----------    ---------    -----------   -----------

BALANCE, DECEMBER 31, 1993.....................   7,721,023   $7,721   $39,902,248   $  (74,003)  $(12,857,831)  $26,978,135
                                                 ----------   ------   -----------    ---------    -----------   -----------
Exercise of employee stock options.............      14,080       14        35,340           --             --        35,354
Issuance of common stock for warrants..........       7,975        8        39,867           --             --        39,875
Unrealized holding loss........................          --       --            --     (322,962)                    (322,962)
Net loss for the year..........................          --       --            --           --     (5,539,862)   (5,539,862)
                                                 ----------   ------   -----------    ---------    -----------   -----------

BALANCE, DECEMBER 31, 1994.....................   7,743,078   $7,743   $39,977,455   $ (396,965)  $(18,397,693)  $21,190,540
                                                 ==========   ======   ===========    =========    ===========   ===========

                       See notes to financial statements.

                            ATRIX LABORATORIES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                THREE MONTHS
                                                YEAR ENDED         ENDED          YEAR ENDED        YEAR ENDED
                                               DECEMBER 31,     DECEMBER 31,     SEPTEMBER 30,     SEPTEMBER 30,
                                                   1994             1993             1993              1992
                                               ------------     ------------     -------------     -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...................................  $(5,539,862 )    $(1,006,638 )     $(3,698,218)      $(6,900,236)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
    Depreciation.............................      277,075           61,187           215,825           155,210
    Amortization of patents..................       13,632            1,890             6,896             4,006
    Write-off of patent costs................      134,380               --            69,038            29,977
    Amortization of bond premiums............      360,763          157,798           367,544           197,444
    Loss (Gain) on sale of marketable
      securities.............................      218,043               --          (157,681)               --
    Acquisition of technology through
      issuance of common stock...............           --               --                --         2,296,891
  Net changes in current assets and
    liabilities:
    Accounts receivable......................      (62,176 )        (11,598 )         (74,433)         (342,414)
    Interest receivable......................       17,035          150,996           244,661          (507,266)
    Income tax refund receivable.............           --               --           112,492                --
    Prepaid expenses and deposits............       43,199          (53,702 )          72,205          (106,866)
    Advance from related party...............           --               --                --            (5,150)
    Accounts payable -- trade................      (18,134 )        109,921            92,903          (600,048)
    Accrued salaries and payroll taxes.......       10,412              355             8,116             2,296
    Other accrued liabilities................      (32,106 )         (6,335 )          20,576           158,701
    Deferred revenue.........................      (79,357 )       (125,643 )        (151,865)          412,365
                                               -----------      -----------       -----------       -----------
         Net cash used in operating
           activities........................   (4,657,096 )       (721,769 )      (2,871,941)       (5,205,090)
                                               -----------      -----------       -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of equipment, furniture and
    fixtures.................................     (312,294 )        (43,053 )        (231,475)         (238,683)
  Acquisition of leasehold improvements......      (27,055 )         (2,983 )              --          (103,803)
  Investments in intangible assets...........     (157,829 )        (46,893 )        (184,291)         (172,693)
  Proceeds from maturities of marketable
    securities...............................    5,000,000               --        12,934,404                --
  Proceeds from sale of marketable securities
    available-for-sale.......................    4,848,194               --        11,314,120                --
  Investment in marketable securities........   (3,478,191 )       (116,902 )     (19,522,350)      (30,889,965)
                                               -----------      -----------       -----------       -----------
         Net cash provided by (used in)
           investing activities..............    5,872,825         (209,831 )       4,310,408       (31,405,144)
                                               -----------      -----------       -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Prepayment of long-term borrowing from
    related party............................           --               --        (3,586,272)               --
  Proceeds from issuance of common stock and
    exercise of employee stock options.......       75,229               --           228,452        34,934,547
                                               -----------      -----------       -----------       -----------
         Net cash provided by (used in)
           financing activities..............       75,229               --        (3,357,820)       34,934,547
                                               -----------      -----------       -----------       -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS................................    1,290,958         (931,600 )      (1,919,353)       (1,675,687)
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD.....................................      589,317        1,520,917         3,440,270         5,115,957
                                               -----------      -----------       -----------       -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD.....  $ 1,880,275      $   589,317       $ 1,520,917       $ 3,440,270
                                               ===========      ===========       ===========       ===========

                       See notes to financial statements.

                            ATRIX LABORATORIES, INC.

                       NOTES TO THE FINANCIAL STATEMENTS

    FOR YEAR ENDED DECEMBER 31, 1994, THREE MONTHS ENDED DECEMBER 31, 1993,
                  AND YEARS ENDED SEPTEMBER 30, 1993 AND 1992

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Atrix Laboratories, Inc. (the "Company") was incorporated in 1986 to conduct research and development activities. All of its products are in either the research, development, or clinical stage.

  Cash and cash equivalents

     Cash equivalents include all highly liquid investments with an original maturity of three months or less.

  Change in fiscal year end

     The Company changed its year end from September 30 to a calendar year ending December 31; therefore, statements of operations, changes in shareholders' equity and cash flows are presented for the year ended December 31, 1994, the three month period ended December 31, 1993, and the years ended September 30, 1993 and 1992. The balance sheets are presented as of December 31, 1994 and September 30, 1993.

  Investments

     Investments in marketable securities are stated at the amortized cost at the balance sheet date. The Company has the ability and intent to hold such securities to maturity. Premiums and discounts associated with bonds are amortized using the effective interest rate method. At December 31, 1994 and September 30, 1993, securities available-for-sale are carried at fair value with the unrealized holding gain or loss included in shareholders' equity.

  Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the term of the related lease.

     Betterments, renewals and extraordinary repairs that extend the life of an asset are capitalized; other repairs and maintenance are expensed. Repairs and maintenance expense was $72,865, $14,696, $66,375 and $54,107 for the year ended December 31, 1994, the three months ended December 31, 1993, and the years ended September 30, 1993 and 1992 respectively.

  Intangible assets

     Certain technology rights acquired from the Company's former parent, Vipont Pharmaceutical, Inc. ("VPI"), a wholly owned subsidiary of Colgate-Palmolive Company ("Colgate"), were transferred at cost less accumulated amortization and are being amortized on a straight-line basis over their estimated useful lives. Also included in intangible assets are the legal costs incurred to obtain patents. Upon receiving a determination that the Company's claims have been approved, these costs are amortized over the patent's estimated useful life commencing with the approval of the patent. Costs associated with patents are expensed upon the determination that such costs are not recoverable.

  Revenue recognition

     The Company recognizes revenue on research contracts as research work is performed and costs are incurred. Deferred revenue is recorded with respect to payments received that relate to research activities to be performed in subsequent periods.

                            ATRIX LABORATORIES, INC

  Research and Development

     Costs incurred in connection with research and development activities are expensed as incurred. These costs consist of direct and indirect costs associated with specific projects as well as fees paid to various entities that perform certain research on behalf of the Company.

  Loss per common share

     Net loss per common share is computed by dividing net loss by the weighted average number of shares outstanding during the period. Fully diluted earnings per share is the same as primary earnings per share.

  Income Taxes

     Effective October 1, 1993, the Company has prospectively changed its method of accounting for income taxes to comply with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (See Note 8).

2. MARKETABLE SECURITIES

     At December 31, 1994 marketable securities balances are as follows:

                                                  NUMBER OF
                                                   SHARES/                             FAIR
                                               PRINCIPAL AMOUNT        COST            VALUE
                                               ----------------     -----------     -----------
    Available-for-sale:
      U.S. Government and Agency Bond Funds
         Thornburg Fund......................         34,014        $   431,770     $   401,360
         Pimco Fund..........................        341,122          3,266,089       2,899,534
                                                  ----------        -----------     -----------
              Total..........................        375,136        $ 3,697,859     $ 3,300,894
                                                  ==========        ===========     ===========
    Held-to-maturity -- current:
      U.S. Government and Agency Bonds.......      4,570,000        $ 4,756,027     $ 4,619,995
         Commercial paper....................      3,177,025          3,140,800       3,153,758
                                                  ----------        -----------     -----------
                                                   7,747,025        $ 7,896,827     $ 7,773,753
                                                  ==========        ===========     ===========
    Held-to-maturity -- non-current:
      U.S. Government and Agency Bonds.......      7,025,000        $ 7,172,095     $ 6,947,833
                                                  ==========        ===========     ===========

     The U.S. Government and Agency bonds mature in 1-3 years.

     At September 30, 1993, marketable securities balances are as follows:

                                                  NUMBER OF
                                                   SHARES/                             FAIR
                                               PRINCIPAL AMOUNT        COST            VALUE
                                               ----------------     -----------     -----------
    Available-for-sale:
      U.S. Government and Agency Bond Funds:
         Thornburg Fund......................        411,787        $ 5,288,713     $ 5,320,292
         Pimco (Thomson) Fund................        314,021          3,021,088       3,049,143
                                                  ----------        -----------     -----------
              Total..........................        725,808        $ 8,309,801     $ 8,369,435
                                                  ==========        ===========     ===========
    Held-to-maturity -- non-current:
      U.S. Government and Agency Bonds.......     16,595,000        $17,446,683     $17,889,375
                                                  ==========        ===========     ===========

     The Company has adopted Statement of Financial Accounting Standards No. 115 "Accounting for Certain Investments in Debt and Equity Securities" as of September 30, 1993.

                            ATRIX LABORATORIES, INC

     This statement requires that marketable securities that are available-for-sale be stated at fair value with the difference between cost and fair value included as a component of shareholders' equity.

     At December 31, 1994, gross unrealized gains and losses pertaining to marketable securities were as follows:

                                                                   GAINS       LOSSES
                                                                  -------     --------
        Held-to-maturity -- current.............................  $12,958     $136,032
        Held-to-maturity -- non-current.........................       --      224,262
        Available-for-sale......................................       --      396,965
                                                                  -------     --------
                  Total.........................................  $12,958     $757,259
                                                                  =======     ========

3. VIPONT ROYALTY INCOME FUND, LTD.

     Vipont Royalty Income Fund, Ltd. (the "Partnership") was formed to undertake the research and development of a new therapeutic periodontal product (the "Perio Product") and the development of a secondary elicitation response method of producing sanguinarine from selected plant cells in tissue culture. The Company is the General Partner of the Partnership and owns 1% of the Partnership.

     In 1987, the Company entered into several agreements with the Partnership. Pursuant to a Technology Transfer Agreement (the "Technology Transfer Agreement"), the Company granted to the Partnership an exclusive irrevocable sublicense to use all technology and related know-how owned by or previously licensed to the Company for the sole purpose of developing the Perio Product with sanguinarine.

     Pursuant to a Research and Development Agreement, (the "Research and Development Agreement"), the Company agreed to perform research and development activities for the Partnership with the objective of developing, testing and applying for regulatory approval to market the Perio Product with sanguinarine. The Company was reimbursed by the Partnership for the cost of the research effort plus an overhead charge of 18.3% of the research expense. During the year ended September 30, 1991, the Company expended the remaining funds originally raised by the Partnership. The Company elected to continue research and development activities related to the Perio Product with sanguinarine in the clarifying trials at its own expense.

     The Company and the Partnership also entered into a Marketing Agreement, pursuant to which the Partnership granted to the Company and any of its affiliates the exclusive right, subject to certain conditions, to manufacture and market the Perio Product with sanguinarine on behalf of the Partnership. In exchange for the manufacturing and marketing rights granted to the Company, the Company is required to pay the Partnership specified royalty payments.

     In 1992, the Partnership approved amendments to the above agreements to allow the General Partner to share in royalties or proceeds from the sale of rights related to the Perio Product-Sanguinarine and the Partnership to share in royalties or proceeds from the sale of rights related to the Perio Product with or without an active agent, on a percentage basis representing the ratio of the total costs, including but not limited to all costs for testing, developing and securing regulatory approval, if ever, of the Perio Product with or without an active agent to the amount that each party has contributed. In determining the Partnership's contribution, the General Partner will credit the Partnership with the gross amount raised in the initial public offering of units, $10,350,000.

     The Partnership has ongoing expenses related to its status as a publicly traded partnership, including the cost of preparing and filing reports required by the Securities Exchange Act of 1934 and the Internal Revenue Service, and providing certain communications to the limited partners. It is estimated that the cost of preparing, filing and mailing the various reports, including an annual audit, will be approximately $30,000. The Partnership has exhausted all cash funds. The Company has agreed to advance funds to the Partnership to pay these expenses for the Partnership's year ending December 31, 1995. Such advances will only be due and

                            ATRIX LABORATORIES, INC
payable, if ever, from the Partnership's share of royalties or proceeds from the sale of the rights to the Perio Product.

     As of December 31, 1994, the Partnership had approximately $132,000 in accounts payable, consisting of management fees owed to the Company, as General Partner, and trade payables. The Company expensed the amounts advanced to the Partnership to pay general and administrative expenses in accordance with generally accepted accounting principles for advances to a research and development limited partnership.

4. SHAREHOLDERS' EQUITY

     In 1987, the Company registered warrants to purchase shares of the Company's common stock as part of a public offering of units by the Partnership. At September 30, 1993 and 1992 warrants to purchase 65,450 and 69,300 shares at $5.00 per share were outstanding. The remaining warrants expired in 1994.

     The Company has reserved 1,500,000 of its authorized but unissued common stock for non-qualified stock option plans. Under the terms of the plans, options are not exercisable for a period of one to three years from the date of grant. The exercise price of all options is the closing bid price of the stock on the date of grant. There are 373,710 shares which remain available under the plan for future employee stock option grants.

                                                                  NUMBER          EXERCISE
                                                                 OF SHARES     PRICE PER SHARE
                                                                 ---------     ---------------
    Options outstanding September 30, 1991.....................    569,061       $ .50-15.50
    Options granted............................................    110,850        6.50-20.75
    Options canceled or expired................................   (100,450)       5.25-20.75
    Options exercised..........................................    (23,011)        .50- 3.75
                                                                  --------

    Options outstanding September 30, 1992.....................    556,450       $ .50-20.75
    Options granted............................................    383,655        6.63- 9.88
    Options canceled or expired................................    (73,741)        .50-20.75
    Options exercised..........................................    (89,917)        .50- 7.87
                                                                  --------

    Options outstanding September 30, 1993.....................    776,447       $ .50-20.75
    Options granted............................................     69,345              5.88
                                                                  --------

    Options outstanding December 31, 1993......................    845,792       $ .50-20.75
    Options granted............................................     19,000        6.13- 9.13
    Options canceled or expired................................    (58,850)       5.88-14.00
    Options exercised..........................................    (14,080)        .50- 3.75
                                                                  --------

    Options outstanding December 31, 1994......................    791,862       $ .50-20.75
                                                                  ========

     Options outstanding were available for exercise as follows:

    Options Exercisable
      Currently Exercisable....................................    504,540
      1995.....................................................    163,331
      1996.....................................................    117,824
      1997.....................................................      6,167
                                                                   -------
              Total............................................    791,862
                                                                   =======

     During 1991, the Company reserved 50,000 of its authorized but unissued common stock for stock options to be granted to outside consultants. The Company granted 30,000 shares to a consultant at an exercise price equal to the market price on the date of grant of which 50% were exercisable on September 30, 1993, and 50% became exercisable on November 12, 1993. In April 1994, the Company granted a non-

                            ATRIX LABORATORIES, INC
qualified option to purchase 7,500 shares to a consultant at an exercise price equal to the market price on the date of grant, to vest over a period of three years upon each anniversary.

5. ACQUISITION OF TECHNOLOGY

     In 1992, the Company purchased from Southern Research Institute ("SRI") all of SRI's right, title and interest to the biodegradable controlled release drug delivery technology. Such technology is the basis for the ATRIGEL(TM) drug delivery system for which SRI previously had granted the Company a worldwide license. In consideration for the purchase of assets, the Company paid SRI $2,187,492 in cash and issued 120,889 shares of Common Stock which were valued at $19.00 per share. The cost of the technology and related expenses, $4,505,399, was charged to expense at the time of acquisition.

6. RELATED PARTY TRANSACTIONS

     In 1992 and 1993, the Company received a total of $1,000,000 from Colgate for funding of research and development of a biodegradable membrane for guided tissue regeneration in periodontal flap surgery ("GTR Product").

     The Research and Development Agreement provided that in the event Colgate exercised its right to terminate, which it did after the $1,000,000 expenditure, the Company could supply the GTR Product to any third party. However, in such event the Company agreed to reimburse Colgate for all actual out-of-pocket costs expended by Colgate, the manner and period for such reimbursement to be mutually agreed upon by the parties but in no event shall the full reimbursement to Colgate for its expenditures extend for a period of more than two years after the effective date of an executed agreement by the Company to supply the GTR Product to a third party.

     The Company has a Master Technology Transfer Agreement (the "Technology Agreement") related to the Perio Product with sanguinarine with VPI. In general, the Technology Agreement allocates between VPI and the Company rights to technology (the "Sanguinaria Technology") disclosed in certain specified patents (all relating to sanguinaria, sanguinarine and other benzophenanthridine alkaloids), subject matter disclosed in certain specified patent applications and related know-how, other proprietary information, and certain contractual rights arising out of the contracts between the Company and the Partnership.

     The Technology Agreement provides that legal title with respect to the Sanguinaria Technology will be held by VPI, with an exclusive, royalty free and irrevocable license to make, use or sell the Sanguinaria Technology in all fields of use other than human dental or oral care. The Technology Agreement designates fields of use under the Sanguinaria Technology as between the Company and VPI. The field of use designated for the Company includes any technological fields, in any country, other than the technological field of human dental or oral care. The field of use designated for VPI includes the technological field, in any country, of human oral or dental care. The Company and VPI are each free to investigate and to conduct research and development activities relating to the Sanguinaria Technology, regardless of the field of use in which such activities may lie. If either party develops any Improvement (defined in the Technology Agreement generally to include modifications, changes, alterations, or further development of existing Sanguinaria Technology) after the date of the Technology Agreement, the party developing such Improvement will own all right, title and interest to such Improvement.

     However, for Improvements developed outside of its respective field of use, each party has granted to the other the exclusive right to negotiate for an exclusive license to use such Improvement. Each party is required to keep the other informed as to the status of its research and development activities being conducted in connection with the Sanguinaria Technology and, in the event either party develops an Improvement in the other party's field of use, demonstrates the technological feasibility and circulates the economic viability thereof (along with providing an estimate of the costs associated with further development, including costs for any necessary clinical tests and a projected timetable for such development "Proof of Concept"), it must notify the other party in writing, not more than six months after such Proof of Concept.

                            ATRIX LABORATORIES, INC

     The Company has also granted to VPI the right of first negotiation for all human dental and oral products developed by it that do not utilize the Sanguinaria Technology or any Improvements.

     Pursuant to the Technology Agreement, VPI granted the Company an irrevocable and exclusive option (the "Manufacture and Purchase Option") to reacquire the rights to manufacture the Perio Product pursuant to a marketing agreement and to purchase the rights to the Perio Product and the related technology pursuant to a purchase option agreement and to exercise such rights for the Company's own benefit. The Company paid $50,000 to VPI as consideration for the grant of the Manufacture and Purchase Option, which was to be credited against the exercise price in the event of exercise of the option by the Company.

     Colgate notified the Company in June, 1993 that: (i) it would not participate in the marketing of certain products related to the time release Perio Pocket Treatment containing sanguinarine or doxycycline which were the subject of the Technology Agreement; and (ii) it waived certain rights of first negotiation under such contracts. In 1993, the Company expensed the $50,000 option payment upon Colgate's notice of termination.

     If neither VPI nor the Company commercializes and markets the Perio Product with sanguinarine within nine months after approval of the NDA or Product License Application ("PLA"), as applicable, for the Perio Product with sanguinarine by the appropriate regulatory authority in the country in which such application has been approved, then such rights revert to the Partnership.

7. MAJOR CUSTOMERS

     Contract revenue for three unrelated customers was $100,000, $210,000, and $335,357 for 1994, and for two unrelated customers was $36,567 and $125,642 for the three months ended December 31, 1993. Contract revenue for the years ended September 30, 1993 and 1992 includes $341,924 and $663,018 from a related party and $851,866 and $586,135 from an unrelated customer, respectively.

8. INCOME TAXES

     Effective October 1, 1993, the Company prospectively adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No.
109), which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement basis and the income tax basis of assets and liabilities that will result in taxable or deductive amounts in the future. Such deferred income tax liability computations are based on enacted tax laws and rates applicable to the years in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred income tax assets to the amounts expected to be realized. There was no cumulative effect on prior years resulting from the adoption of SFAS No. 109 because, as of October 1, 1993, a valuation allowance was established equal to the net deferred tax assets, due to uncertainties as to the ultimate realization of deferred tax assets.

     Net deferred tax assets and the valuation allowance at December 31, 1994, consist of:

        Deferred tax assets (liabilities):
          Net operating loss carryforwards..............................  $ 6,284,000
          Amortization of intangibles...................................    1,575,000
          Available-for-sale securities.................................      148,000
          Depreciation..................................................       22,600
          Investment in Partnership.....................................       85,000
          Other items...................................................      (12,000)
                                                                          -----------
                  Net deferred tax assets...............................    8,102,600
                                                                          -----------
        Less valuation allowance........................................   (8,102,600)
                                                                          -----------
                  Total.................................................  $         0
                                                                          ===========

                            ATRIX LABORATORIES, INC

     At December 31, 1994, the Company has approximately $16,846,000 of federal income tax net operating loss carryforwards which expire through 2008.

9. LEASE COMMITMENTS

     As of December 31, 1994, minimum rental commitments under non-cancelable operating leases of one year or more are as follows:

                                   YEAR ENDING
                                   DECEMBER 31,
                                ------------------
            1995......................................................  $247,049
            1996......................................................   251,537
            1997......................................................   231,024
            1998......................................................   101,174
                                                                        --------
                      Total...........................................  $830,784
                                                                        ========

     Other accrued liabilities includes deferred rent of $195,815 as of December 31, 1994 and $234,256 as of September 30, 1993. Rent expense was $179,204 for 1994, $43,911 for the three months ended December 31, 1993, $197,798 and $160,260 for the years ended September 30, 1993 and 1992, respectively.

                            ATRIX LABORATORIES, INC.

                                 BALANCE SHEETS

                      JUNE 30, 1995 AND DECEMBER 31, 1994

                                     ASSETS

                                                                    JUNE 30,       DECEMBER 31,
                                                                      1995             1994
                                                                  ------------     ------------
                                                                  (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.....................................  $  1,104,707     $  1,880,275
  Marketable securities, at cost................................     4,664,078        7,896,827
  Marketable securities, available-for-sale.....................     3,658,812        3,300,894
  Accounts receivable...........................................        19,630           93,469
  Interest receivable...........................................       119,105          140,848
  Prepaid expenses and deposits.................................       433,917          119,102
  Inventory -- Raw Materials....................................        64,170               --
                                                                  ------------     ------------
          Total current assets..................................    10,064,419       13,431,415
                                                                  ------------     ------------
MARKETABLE SECURITIES, AT COST..................................     7,138,256        7,172,095
                                                                  ------------     ------------
PROPERTY AND EQUIPMENT:
  Equipment, furniture and fixtures.............................     1,467,371        1,276,895
  Leasehold improvements........................................       398,108          368,851
                                                                  ------------     ------------
          Total.................................................     1,865,479        1,645,746
  Accumulated depreciation and amortization.....................      (937,593)        (771,274)
                                                                  ------------     ------------
     Property and equipment, net................................       927,886          874,472
                                                                  ------------     ------------
OTHER ASSETS:
  Intangible assets, net of accumulated amortization of $43,855
     and $37,065................................................       570,610          527,640
                                                                  ------------     ------------
TOTAL...........................................................  $ 18,701,171     $ 22,005,622
                                                                  ============     ============
                             LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable -- trade.....................................  $    572,867     $    481,267
  Accrued salaries and payroll taxes............................        66,375           63,000
  Other accrued liabilities.....................................       176,378          195,815
  Deferred revenue..............................................       162,501           75,000
                                                                  ------------     ------------
          Total current liabilities.............................       978,121          815,082
                                                                  ------------     ------------
SHAREHOLDERS' EQUITY:
  Preferred stock $.001 par value; authorized 5,000,000 shares, none issued or outstanding.................................
  Common Stock $.001 par value; authorized 25,000,000 shares;
     7,876,578 and 7,743,078 shares issued and outstanding......         7,877            7,743
  Unrealized holding loss on securities available-for-sale......      (149,666)        (396,965)
  Additional paid-in capital....................................    40,341,296       39,977,455
  Accumulated deficit...........................................   (22,476,457)     (18,397,693)
                                                                  ------------     ------------
          Total shareholders' equity............................    17,723,050       21,190,540
                                                                  ------------     ------------
TOTAL...........................................................  $ 18,701,171     $ 22,005,622
                                                                  ============     ============

                       See notes to financial statements.

                            ATRIX LABORATORIES, INC.

                            STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED JUNE 30, 1995 AND 1994
                                  (UNAUDITED)

                                                                       1995            1994
                                                                    -----------     -----------
REVENUE:
  Contract revenue................................................  $   182,416     $   218,390
  Contract revenue from related party.............................        3,000           3,000
  Interest income.................................................      281,883         334,796
  Loss on sale of marketable securities...........................           --         (42,507)
                                                                    -----------     -----------
          Total revenue...........................................      467,299         513,679
                                                                    -----------     -----------
EXPENSES:
  Research expenses-Perio Product.................................    1,438,555         740,759
  Research and development........................................      886,304         966,192
  Administrative..................................................      287,260         163,773
                                                                    -----------     -----------
          Total expenses..........................................    2,612,119       1,870,724
                                                                    -----------     -----------
NET LOSS..........................................................  $(2,144,820)    $(1,357,045)
                                                                    ===========     ===========
NET LOSS PER COMMON SHARE.........................................  $      (.27)    $      (.18)
                                                                    ===========     ===========
WEIGHTED AVERAGE SHARES OUTSTANDING...............................    7,875,741       7,742,578
                                                                    ===========     ===========

                       See notes to financial statements.

                            ATRIX LABORATORIES, INC.

                            STATEMENTS OF OPERATIONS

                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                                  (UNAUDITED)

                                                                       1995            1994
                                                                    -----------     -----------
REVENUE:
  Contract revenue................................................  $   238,666     $   312,109
  Contract revenue from related party.............................        6,000           6,000
  Interest income.................................................      544,691         690,772
  Loss on sale of marketable securities...........................           --         (63,595)
                                                                    -----------     -----------
          Total revenue...........................................      789,357         945,286
                                                                    -----------     -----------
EXPENSES:
  Research expenses-Perio Product.................................    2,556,104       1,360,370
  Research and development........................................    1,749,220       1,963,282
  Administrative..................................................      562,797         404,473
                                                                    -----------     -----------
          Total expenses..........................................    4,868,121       3,728,125
                                                                    -----------     -----------
NET LOSS..........................................................  $(4,078,764)    $(2,782,839)
                                                                    ===========     ===========
NET LOSS PER COMMON SHARE.........................................  $      (.52)    $      (.36)
                                                                    ===========     ===========
WEIGHTED AVERAGE SHARES OUTSTANDING...............................    7,844,260       7,739,256
                                                                    ===========     ===========

                       See notes to financial statements.

                            ATRIX LABORATORIES, INC.

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                  (UNAUDITED)

                                COMMON STOCK      ADDITIONAL    UNREALIZED                      TOTAL
                             ------------------     PAID-IN       HOLDING     ACCUMULATED    SHAREHOLDERS'
                              SHARES     AMOUNT     CAPITAL     GAIN (LOSS)     DEFICIT         EQUITY
                             ---------   ------   -----------   -----------   ------------   ------------
BALANCE, December 31,
  1994.....................  7,743,078   $7,743   $39,977,455    $(396,965)   $(18,397,693)  $ 21,190,540
Exercise of stock
  options..................    133,500      134       363,841           --              --        363,975
Unrealized holding gain....         --       --            --      247,299              --        247,299
Net loss for the period....         --       --            --           --      (4,078,764)    (4,078,764)
                             ---------   ------   -----------    ---------    ------------    -----------
BALANCE, June 30, 1995.....  7,876,578   $7,877   $40,341,296    $(149,666)   $(22,476,457)  $ 17,723,050
                             =========   ======   ===========    =========    ============    ===========

                       See notes to financial statements.

                            ATRIX LABORATORIES, INC.

                            STATEMENTS OF CASH FLOWS

                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                                  (UNAUDITED)

                                                                         1995          1994
                                                                      -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..........................................................  $(4,078,764)  $(2,782,839)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation...................................................      166,319       128,413
     Amortization of patents........................................        6,790         5,525
     Amortization of bond premiums..................................      125,788       178,149
     Loss on sale of marketable securities..........................           --        63,595
     Write-off of obsolete patents..................................        5,507        64,779
  Net changes in current assets and liabilities:
     Accounts receivable............................................       73,839        19,777
     Prepaid expenses and deposits..................................     (314,815)      (61,369)
     Inventory......................................................      (64,170)           --
     Interest receivable............................................       21,743         8,065
     Accounts payable -- trade......................................       91,600       (46,902)
     Accrued salaries and payroll taxes.............................        3,375        10,644
     Other accrued liabilities......................................      (19,437)      (13,636)
     Deferred revenue...............................................       87,501       (96,857)
                                                                       ----------    ----------
          Net cash used in operating activities.....................   (3,894,724)   (2,522,656)
                                                                       ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of equipment, furniture and fixtures..................     (190,476)     (139,949)
  Acquisition of leasehold improvements.............................      (29,257)      (19,609)
  Investments in intangible assets..................................      (55,266)      (96,403)
  Proceeds from sale of marketable securities available-for-sale....           --     2,405,687
  Proceeds from maturities of marketable securities.................    3,140,800            --
  Investment in marketable securities...............................     (110,620)     (201,947)
                                                                       ----------    ----------
          Net cash provided by investing activities.................    2,755,181     1,947,779
                                                                       ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock and exercise of stock
     options........................................................      363,975        75,229
                                                                       ----------    ----------
          Net cash provided by financing activities.................      363,975        75,229
                                                                       ----------    ----------

NET DECREASE IN CASH AND CASH EQUIVALENTS...........................     (775,568)     (499,648)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD......................    1,880,275       589,317
                                                                       ----------    ----------

CASH AND CASH EQUIVALENTS, END OF PERIOD............................  $ 1,104,707   $    89,669
                                                                       ==========    ==========

                       See notes to financial statements.

                            ATRIX LABORATORIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

                    SIX MONTHS ENDED JUNE 30, 1995 AND 1994

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying unaudited financial statements of Atrix Laboratories, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, all adjustments considered necessary (which consist only of normal recurring accruals) for a fair presentation have been included.

NOTE 2. RELATED PARTY

     The Company is the General Partner of Vipont Royalty Income Fund, Ltd. (the "Partnership"). The Partnership has ongoing expenses related to its status as a public partnership, including the cost of preparing and filing reports required by the Securities Exchange Act of 1934 and the Internal Revenue Service, and providing certain communications to the limited partners. It is estimated that the cost of preparing, filing and mailing the various reports, including an annual audit, is approximately $30,000 per year. The Partnership has exhausted all cash funds. The Company has agreed to advance funds to the Partnership to pay these expenses for the Partnership's calendar year ending December 31, 1995. All such advances will be due and payable, if ever, from the Partnership's share of royalties and/or proceeds from the sale of the rights to the Perio Product.

     As of June 30, 1995, the Partnership had approximately $148,000 in accounts payable, consisting of management fees owed to the Company, as General Partner, and trade payables. The Company expensed the amounts advanced to the Partnership to pay general and administrative expenses in accordance with generally accepted accounting principles for advances to a research and development limited partnership.

                         REPORT OF INDEPENDENT AUDITORS

To the Partners of
Vipont Royalty Income Fund, Ltd.
Fort Collins, Colorado

     We have audited the accompanying balance sheets of Vipont Royalty Income Fund, Ltd., (the Partnership) as of December 31, 1994 and 1993, and the related statements of operations, changes in partners' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Partnership at December 31, 1994 and 1993, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

/s/  DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Denver, Colorado
January 26, 1995

                        VIPONT ROYALTY INCOME FUND, LTD.

                                 BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1993

                                     ASSETS

                                                                     1994          1993
                                                                  -----------   -----------
    CURRENT ASSETS:
      Cash and cash equivalents.................................  $        --   $        --
                                                                  -----------   -----------

              TOTAL.............................................  $        --   $        --
                                                                  ===========   ===========

    LIABILITIES AND PARTNERS' DEFICIT

    CURRENT LIABILITIES:
      Accounts payable -- general partner.......................  $   131,900   $   103,274
                                                                  -----------   -----------
              Total current liabilities.........................      131,900       103,274
                                                                  -----------   -----------

    COMMITMENTS (Note 3)........................................           --            --

    PARTNERS' DEFICIT
      General partner...........................................      102,465       102,465
      Limited partners (5,175 units authorized, issued and
         outstanding)...........................................    8,901,000     8,901,000
      Accumulated deficit.......................................   (9,135,365)   (9,106,739)
                                                                  -----------   -----------
              Total partners' deficit...........................     (131,900)     (103,274)
                                                                  -----------   -----------
    TOTAL.......................................................  $        --   $        --
                                                                  ===========   ===========

                       See notes to financial statements.

                        VIPONT ROYALTY INCOME FUND, LTD.

                            STATEMENTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                              1994         1993         1992
                                                            --------     --------     ---------
EXPENSES:
  General and administrative expenses.....................  $ 28,626     $ 35,245     $ 155,640
                                                            --------     --------     ---------
  Total expenses..........................................    28,626       35,245       155,640
INTEREST INCOME...........................................        --           --         1,997
                                                            --------     --------     ---------
NET LOSS..................................................  $(28,626)    $(35,245)    $(153,643)
                                                            ========     ========     =========
NET LOSS PER LIMITED PARTNERSHIP INTEREST.................  $  (5.48)    $  (6.74)    $  (29.39)
                                                            ========     ========     =========

                       See notes to financial statements.

                        VIPONT ROYALTY INCOME FUND, LTD.

              STATEMENTS OF CHANGES IN PARTNERS' EQUITY (DEFICIT)

                 YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992

                                                                            LIMITED
                                                            GENERAL        PARTNERS
                                                           PARTNER 1%         99%           TOTAL
                                                           ----------     -----------     ---------
BALANCE, December 31, 1991...............................   $ 13,287       $   72,327     $  85,614
                                                             -------        ---------     ---------
Net Loss.................................................     (1,536)        (152,107)     (153,643)
                                                             -------        ---------     ---------
BALANCE, December 31, 1992...............................   $ 11,751       $  (79,780)    $ (68,029)
                                                             -------        ---------     ---------
Net Loss.................................................       (352)         (34,893)      (35,245)
                                                             -------        ---------     ---------
BALANCE, December 31, 1993...............................   $ 11,399       $ (114,673)    $(103,274)
                                                             -------        ---------     ---------
Net Loss.................................................       (286)         (28,340)      (28,626)
                                                             -------        ---------     ---------
BALANCE, December 31, 1994...............................   $ 11,113       $ (143,013)    $(131,900)
                                                             =======        =========     =========

                       See notes to financial statements.

                        VIPONT ROYALTY INCOME FUND, LTD.

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                                                                  1994       1993       1992
                                                                --------   --------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss....................................................  $(28,626)  $(35,245)  $(153,643)
     Adjustments to reconcile net loss to net cash used in
       operating activities:
     Changes in operating assets and liabilities:
       Accounts payable -- Trade..............................        --         --      (1,000)
       Accounts payable -- General partner....................    28,626     35,245      53,239
                                                                --------   --------   -----------
          Cash used in operating activities...................        --         --    (101,404)
NET DECREASE IN CASH AND CASH EQUIVALENTS.....................        --         --    (101,404)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR..................        --         --     101,404
                                                                --------   --------   -----------
CASH AND CASH EQUIVALENTS, END OF YEAR........................  $     --   $     --   $      --
                                                                ========   ========   ===========

                       See notes to financial statements.

                        VIPONT ROYALTY INCOME FUND, LTD.

                         NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Vipont Royalty Income Fund, Ltd. (the Partnership) is a Colorado Limited Partnership which was formed on August 5, 1987. The Partnership's activities to date have consisted of funding the research and development of new periodontal products for therapeutic use. Pursuant to a vote of the limited partners on June 20, 1990, Atrix Laboratories, Inc. (Atrix) was substituted as the General Partner of the Partnership and owns 1 percent of the Partnership.

     Pursuant to the partnership agreement, profits, losses, and distributions are allocated one percent to the General Partner and ninety-nine percent to the limited partners based on their respective ownership interests.

  Cash and Cash Equivalents

     Cash equivalents include all highly liquid investments with a maturity of three months or less.

  Research and Development Costs

     Research and development was performed for the Partnership under a research agreement with Atrix (Note 2). All costs associated with the research were expensed as they were incurred. Atrix allocated costs to the Partnership for those items which related directly to the research performed on behalf of the Partnership.

  General and Administrative Expenses

     General and administrative expenses include bank service charges, legal fees, management fees and office expenses.

  Income Taxes

     The Partnership is not considered a taxable entity for federal and state income tax purposes. Any taxable income or losses are reported by the partners on their own tax returns in accordance with the partnership agreement.

  Loss Per Limited Partnership Interests

     The loss per limited partnership interest is calculated based on the 5,175 limited partnership units outstanding.

2. RESEARCH AND DEVELOPMENT

     Effective August 5, 1987, the Partnership entered into contracts with Atrix to perform research and development for new therapeutic periodontal treatment products and the development of a method of producing sanguinarine from plant cells in tissue culture.

     Under the terms of the contracts, the Partnership made annual advance payments to Atrix for the estimated yearly cost of the research. The advance payments were expensed monthly as the funds were used to perform research. Atrix received 18.3 percent of all direct and indirect research costs as overhead reimbursement. During the year ended December 31, 1991, the remaining funds raised by the Partnership were expended. Atrix has elected to use its funds to continue research and development activities related to the Perio Product.

                        VIPONT ROYALTY INCOME FUND, LTD.

3. RELATED PARTY TRANSACTIONS AND COMMITMENTS

     A Special Meeting of the limited partners of the Partnership was held on October 14, 1992, to consider a proposal (the "Proposal") to authorize Atrix Laboratories, Inc., the general partner of the Partnership (the "General Partner"), to amend various documents between the Partnership and the General Partner (the "Partnership Documents") to share in certain royalties and/or proceeds from the sale of rights related to a Perio Product. The Proposal was approved by the limited partners at the Special Meeting held on October 14, 1992.

     Prior to the amendment of the Partnership Documents, the General Partner was not entitled to participate in royalties from the sale of the Perio Product-Sanguinarine, other than from its General Partner's Interest in the Partnership. As a result of the approval of the Proposal, and in consideration for its funding of clarifying studies, the Phase III clinical studies and a New Drug Application ("NDA") filing, if any, Atrix Laboratories, Inc., as General Partner of the Partnership, will be entitled to participate in royalties and/or proceeds from the sale of rights related to a Perio Product containing sanguinarine. Further, the Partnership will not be required to pay any of the future costs for the development of a Perio Product containing sanguinarine, a Perio Product containing doxycycline, or a Perio Product without an active agent, or for filing for regulatory approval, including a NDA for the same.

     The Proposal as approved, allows the General Partner to share in royalties and/or proceeds from the sale of rights related to the Perio Product-Sanguinarine and the Partnership to share in royalties and/or proceeds from the sale of rights related to the Perio Product with or without an active agent, on a percentage basis representing the ratio of the total costs, including but not limited to all costs for testing, development and securing regulatory approval, if ever, of the Perio Product with or without an active agent to the amount that each party has contributed. In determining the Partnership's contribution, the General Partner will credit the Partnership with $10,350,000, the gross amount raised in the Partnership's initial public offering of Units.

     The Partnership has ongoing general and administrative expenses related to its status as a public partnership; for example, annual reports on Form 10-K and quarterly reports on Form 10-Q. Further, the Partnership is required to prepare tax returns and provide certain communications to the limited partners. It is estimated that the cost of preparing, filing, and mailing the various reports, including an annual audit, will be approximately $30,000 for the year ending December 31, 1995. The General Partner has agreed to advance funds to the Partnership to pay these expenses for the year ending December 31, 1995, pursuant to Article 4 of the Amended and Restated Agreement of Limited Partnership. Such advances will only be due and payable, if ever, from the Partnership's share of royalties and/or proceeds from the sale of rights to the Perio Product.

     The Partnership is required to pay the General Partner $12,000 annually for management fees. The Partnership owed the General Partner $131,900 at December 31, 1994 for fees and expenses incurred on behalf of the Partnership.

                        VIPONT ROYALTY INCOME FUND, LTD.

                                 BALANCE SHEETS

                      JUNE 30, 1995 AND DECEMBER 31, 1994
                                  (UNAUDITED)

                                     ASSETS

                                                                                     DECEMBER
                                                                       JUNE 30,         31,
                                                                         1995          1994
                                                                      -----------   -----------
CURRENT ASSETS:
  Cash and cash equivalents.........................................  $        --   $        --
                                                                      -----------   -----------
TOTAL...............................................................  $        --   $        --
                                                                      ===========   ===========

                       LIABILITIES AND PARTNERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable -- general partner...............................  $   148,424   $   131,900
                                                                      -----------   -----------
          Total current liabilities.................................      148,424       131,900
                                                                      -----------   -----------
PARTNERS' EQUITY (DEFICIT)
  General partner...................................................      102,465       102,465
  Limited partners (5,175 units authorized, issued and
     outstanding)...................................................    8,901,000     8,901,000
  Accumulated deficit...............................................   (9,151,889)   (9,135,365)
                                                                      -----------   -----------
          Total partners' deficit...................................     (148,424)     (131,900)
                                                                      -----------   -----------
TOTAL...............................................................  $        --   $        --
                                                                       ==========    ==========

                       See notes to financial statements.

                        VIPONT ROYALTY INCOME FUND, LTD.

                            STATEMENTS OF OPERATIONS

               FOR THE THREE MONTHS ENDED JUNE 30, 1995 AND 1994
                                  (UNAUDITED)

                                                                            1995        1994
                                                                          --------     -------
EXPENSES
  General and administrative expenses...................................  $ 10,204     $ 6,606
                                                                          --------     -------
NET LOSS................................................................  $(10,204)    $(6,606)
                                                                          ========     =======
NET LOSS PER LIMITED PARTNERSHIP INTEREST...............................  $  (1.95)    $ (1.26)
                                                                          ========     =======

                        VIPONT ROYALTY INCOME FUND, LTD.

                            STATEMENTS OF OPERATIONS

                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                                  (UNAUDITED)

                                                                           1995         1994
                                                                         --------     --------
EXPENSES
  General and administrative expenses..................................  $ 16,524     $ 18,147
                                                                         --------     --------
NET LOSS...............................................................  $(16,524)    $(18,147)
                                                                         ========     ========
NET LOSS PER LIMITED PARTNERSHIP INTEREST..............................  $  (3.16)    $  (3.47)
                                                                         ========     ========

                       See notes to financial statements.

                        VIPONT ROYALTY INCOME FUND, LTD.

                   STATEMENTS OF CHANGES IN PARTNERS' DEFICIT

                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                  (UNAUDITED)

                                                       GENERAL         LIMITED
                                                      PARTNER 1%     PARTNERS 99%       TOTAL
                                                      ----------     ------------     ---------
    BALANCE, December 31, 1994......................   $ 11,113       $ (143,013)     $(131,900)
    Net Loss........................................       (165)         (16,359)       (16,524)
                                                        -------        ---------      ---------
    BALANCE, June 30, 1995..........................   $ 10,948       $ (159,372)     $(148,424)
                                                        =======        =========      =========

                       See notes to financial statements.

                        VIPONT ROYALTY INCOME FUND, LTD.

                            STATEMENTS OF CASH FLOWS

                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994
                                  (UNAUDITED)

                                                                           1995         1994
                                                                         --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.............................................................  $(16,524)    $(18,147)
  Adjustments to reconcile net loss to net cash used in operating activities:
     Changes in operating assets and liabilities:
       Accounts payable -- general partner.............................    16,524       18,147
                                                                         --------     --------
          Cash used in operating activities............................        --           --
                                                                         --------     --------
NET DECREASE IN CASH AND CASH EQUIVALENTS..............................        --           --
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.........................        --           --
                                                                         --------     --------
CASH AND CASH EQUIVALENTS, END OF PERIOD...............................  $     --     $     --
                                                                         ========     ========

                       See notes to financial statements.

                        VIPONT ROYALTY INCOME FUND, LTD.

                         NOTES TO FINANCIAL STATEMENTS

                FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1994

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying unaudited financial statements of Vipont Royalty Income Fund, Ltd. (the "Partnership") have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

NOTE 2. RELATED PARTY TRANSACTIONS

     A Special Meeting of the limited partners of the Partnership was held on October 14, 1992, to consider a proposal (the "Proposal") to authorize Atrix Laboratories, Inc., the general partner of the Partnership (the "General Partner"), to amend various documents between the Partnership and the General Partner to permit the General Partner to share in certain royalties and proceeds from the sale of rights related to a Perio Product. The Proposal was approved by the limited partners at the Special Meeting held on October 14, 1992.

     Prior to the amendment of the Partnership Documents, the General Partner was not entitled to participate in royalties from the sale of the Perio Product-Sanguinarine, other than from its General Partner's Interest in the Partnership. As a result of the approval of the Proposal, and in consideration for its funding of clarifying studies, the Phase III clinical studies and a New Drug Application ("NDA") filing, if any, Atrix Laboratories, Inc., as General Partner of the Partnership, is entitled to participate in royalties and proceeds from the sale of rights related to a Perio Product containing sanguinarine. Further, the Partnership will not be required to pay any of the future costs for the development of a Perio Product containing sanguinarine, a Perio Product containing doxycycline, or a Perio Product without an active agent, or for filing for regulatory approval, including an NDA for the same.

     The Proposal as approved, allows the General Partner to share in royalties or proceeds from the sale of rights related to the Perio Product-Sanguinarine and the Partnership to share in royalties or proceeds from the sale of rights related to the Perio Product with or without an active agent, on a percentage basis representing the ratio of the total costs, including but not limited to all costs for testing, development and securing regulatory approval, if ever, of the Perio Product with or without an active agent to the amount that each party has contributed. In determining the Partnership's contribution, the General Partner will credit the Partnership with $10,350,000, the gross amount raised in the Partnership's initial public offering of Units.

     The Partnership has ongoing general and administrative expenses related to its status as a public Partnership; for example, annual reports on Form 10-K and quarterly reports on Form 10-Q. Further, the Partnership is required to prepare tax returns and provide certain communications to the limited partners. It is estimated that the cost of preparing, filing, and mailing the various reports, including an annual audit, will be approximately $30,000 for the year ending December 31, 1995. The General Partner has agreed to advance funds to the Partnership to pay these expenses for the year ending December 31, 1995, pursuant to Article 4 of the Partnership's Amended and Restated Agreement of Limited Partnership. Such advances will only be due and payable, if ever, from the Partnership's share of royalties and proceeds from the sale of rights to the Perio Product.

     The Partnership is required to pay the General Partner $12,000 annually for management fees. The Partnership owed the General Partner $148,000 at June 30, 1995 for fees and expenses incurred on behalf of the Partnership.

                                   APPENDIX A

                                    FORM OF
                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") dated as of
            , 1995, by and among Atrix Laboratories, Inc., a Delaware corporation (the "Company"), Atrix, L.P., a Colorado limited partnership ("Atrix, L.P."), and Vipont Royalty Income Fund, Ltd., a Colorado limited partnership (the "Partnership").

                              W I T N E S S E T H:

     WHEREAS, the Company wishes to acquire all of the assets of the Partnership; and

     WHEREAS, the Company is the sole limited partner of Atrix, L.P., and AtrixSub, a Colorado corporation and a wholly owned subsidiary of the Company ("AtrixSub"), is the sole general partner of Atrix, L.P.; and

     WHEREAS, Atrix, L.P. has been formed solely for the purpose of facilitating such acquisition; and

     WHEREAS, the Company desires to merge the Partnership with and into Atrix, L.P., pursuant to Colorado law, with Atrix, L.P. being the surviving entity (the "Merger") as set forth in the registration statement of the Company on Form S-4,
Registration No. 33-     , including all amendments thereto (the "Registration
Statement"), filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), of which the
Prospectus/Proxy Statement of the Company, dated           , 1995 (the
"Prospectus/Proxy Statement"), is a part; and

     WHEREAS, Section 62-210 of the Colorado Uniform Limited Partnership Act of 1981, as amended ("CULPA") authorizes the merger of two or more Colorado limited partnerships; and

     WHEREAS, Atrix, L.P.'s Certificate of Limited Partnership and Agreement of Limited Partnership and resolutions adopted by AtrixSub authorize this Agreement and the consummation of the Merger; and

     WHEREAS, the Partnership's Certificate of Limited Partnership and Amended and Restated Agreement of Limited Partnership and resolutions adopted by the Company, as the sole general partner of the Partnership, authorize this Agreement and the consummation of the Merger;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement covenant and agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section 1.01. THE MERGER; SURVIVING ENTITY. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.02 below), the Partnership shall be merged with and into Atrix, L.P., pursuant to Section 62-210 of CULPA, and the separate existence of the Partnership shall cease. Atrix, L.P. shall be the surviving entity (the "Surviving Partnership") and shall continue to be governed by CULPA.

     Section 1.02. EFFECTIVE TIME. In accordance with Section 62-210(4) of CULPA, the Merger shall become effective upon the filing of the Partnership's Certificate of Cancellation with the Secretary of State of the State of Colorado (the "Effective Time"). All other filings or recordings required by Colorado law in connection with the Merger shall also be made.

     Section 1.03. EFFECT OF THE MERGER. The Merger shall have the effects set forth in Section 62-210 of CULPA.

                                   ARTICLE II

                           THE SURVIVING PARTNERSHIP

     Section 2.01. NAME. The name of the Surviving Partnership shall be Atrix, L.P.

     Section 2.02. CERTIFICATE OF LIMITED PARTNERSHIP AND AGREEMENT OF LIMITED PARTNERSHIP. The Certificate of Limited Partnership and Agreement of Limited Partnership of Atrix, L.P. as in effect immediately prior to the Effective Time shall be the Certificate of Limited Partnership and Agreement of Limited Partnership of the Surviving Partnership unless and until amended in accordance with its terms and applicable law.

     Section 2.03. GENERAL PARTNER. The general partner of Atrix, L.P. immediately prior to the Effective Time shall continue as the general partner of the Surviving Partnership and remain the general partner until the general partner withdraws or is removed in accordance with the provisions of the Agreement of Limited Partnership of Atrix, L.P.

                                  ARTICLE III

                      CONVERSION OF PARTNERSHIP INTERESTS

     Section 3.01. CONVERSION OF LIMITED PARTNER INTERESTS.

     (a) At the Effective Time, each Partnership Unit ("Unit") shall be converted, into shares of the Company's common stock, $.001 par value per share (the "Shares" or "Common Stock").

     (b) The aggregate number of Shares to be issued to the Limited Partners will equal $3,524,175 or $681 per Unit, the value of the Partnership as of July 10, 1995 as determined by the Company, divided by the average per share closing price of the Common Stock taken over the 15 trading days ending on the sixth trading day before the date of the Merger.

     (c) The Shares will be allocated among the Limited Partners in proportion to their ownership interest in the Partnership. No fractional Shares will be issued. Each Limited Partner who would otherwise be entitled to a fractional share of Common Stock will instead receive a cash payment equal to the fraction multiplied by the average closing price per share of the Common Stock taken over the 15 days ending on the sixth trading day before the date of the Merger.

     (d) For federal income tax purposes, the conversion of the Units in the Partnership pursuant to this Article III shall be deemed a distribution in liquidation of the Partnership pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), in accordance with the capital accounts of the Limited Partners.

     Section 3.02. ISSUANCE OF SHARES.

     (a) The Company shall designate an exchange agent (the "Exchange Agent"), which may be an employee of the Company, to act as such in connection with the issuance of certificates representing Common Stock pursuant to this Agreement.

     (b) As soon as practicable after the Effective Time, the Company shall cause the Exchange Agent to distribute to each Limited Partner certificates representing the number of shares of Common Stock to which such Limited Partner is entitled pursuant to Section 3.01(c) of this Agreement.

     Section 3.03. GENERAL PARTNER INTERESTS. In connection with the Merger, the Company will not receive Shares or any other consideration for its general partner interests in the Partnership and its general partner interests in the Partnership shall be deemed cancelled.

                                   ARTICLE IV

                       TRANSFER AND CONVEYANCE OF ASSETS
                         AND ASSUMPTION OF LIABILITIES

     Section 4.01. TRANSFER, CONVEYANCE AND ASSUMPTION. At the Effective Time, Atrix, L.P. shall continue in existence as the Surviving Partnership, and without further transfer, succeed to and possess all the rights, privileges and powers of the Partnership, and all the assets and property of whatever kind and character of the Partnership shall vest in Atrix, L.P. without further act or deed; thereafter, Atrix, L.P., as the Surviving Partnership, shall be liable for all of the liabilities and obligations of the Partnership, and any claim or judgment against the Partnership may be enforced against Atrix, L.P., as the Surviving Partnership, in accordance with Section 62-210 of CULPA.

     Section 4.02. FURTHER ASSURANCES. If at any time Atrix, L.P. shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Partnership the title to any property or right of the Partnership, or otherwise to carry out the provisions hereof, the Company, as the general partner of the Partnership, as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances, and do all things necessary and proper to vest, perfect or convey title to such property or right in the Surviving Partnership and otherwise to carry out the provisions hereof.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

     The Partnership represents and warrants to Atrix, L.P. and the Company as follows:

     Section 5.01. VALIDITY OF ACTIONS. The Partnership (i) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Colorado, (ii) has the authority to conduct its business as currently conducted and to own and operate the properties which it now owns and operates, (iii) is qualified to do business in all jurisdictions in which such qualification is necessary, and (iv) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of the Partnership, and has received all necessary authorization and is a legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of the Certificate of Limited Partnership or the Amended and Restated Agreement of Limited Partnership of the Partnership nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which the Partnership is a party or by which it or its assets may be bound, or cause a breach of any applicable federal or state law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

     Section 5.02. PARTNERSHIP'S FINANCIAL STATEMENTS. The financial statements and schedules of the Partnership, together with related notes (the "Financial Statements"), set forth in the Registration Statement of the Company, fairly present, on the basis stated in the Registration Statement, the financial position of the Partnership at the date or for the periods specified in the Registration Statement. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), except to the extent stated therein.

     Section 5.03. NO MISSTATEMENTS. The representations of the Partnership contained in this Agreement and the information supplied by the Partnership for inclusion in the Registration Statement and the Prospectus/Proxy Statement do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

     Section 5.04. NO MATERIAL ADVERSE CHANGE. Since the respective dates as to which information is given in the Registration Statement and the Prospectus/Proxy Statement with respect to the Partnership, and except as described in the Registration Statement or the Prospectus/Proxy Statement, there have been no changes in the business, operations, properties, assets or the prospects or condition, financial or otherwise, of the Partnership which would, in the aggregate, have a material adverse effect on the business, properties, prospects, profitability, assets or financial condition of the Partnership.

     Section 5.05. TITLE TO ASSETS. The Partnership has good and marketable title to the assets reflected in the most recent balance sheet (the "Balance Sheet") included in the Financial Statements with respect to the Partnership, and will hold good and marketable title to such assets, and any assets acquired by the Partnership prior to the Effective Time, as of the Effective Time, except for assets disposed of in the ordinary course of business. Such assets, together with the related goodwill and rights of the Partnership as a going concern, tangible and intangible, are collectively referred to as the "Assets." Except as otherwise disclosed in the Balance Sheet or related notes accompanying it, all of the Assets are owned free and clear of any and all adverse claims, security interests, charges or other encumbrances or restrictions of every nature, except liens for current taxes not yet due and payable or landlords' liens as provided for in the relevant leases or by applicable law.

     Section 5.06. LIABILITIES OF THE PARTNERSHIPS. The Partnership has no material liabilities, contingent or otherwise, including, without limitation, liabilities for state or federal income, withholding or other taxes, except to the extent reflected, reserved against, or provided for in the Balance Sheet, and except for any material liabilities disclosed in the Prospectus/Proxy Statement or any other obligations incurred after June 30, 1995 in the ordinary course of business which subsequently incurred obligations are of an amount and nature as to be capable of being discharged from the operations of the Partnership without requiring additional equity or borrowing.

     Section 5.07. TAXES. The Partnership has filed timely all federal, state and local tax returns which it is required to file, has provided to its Limited Partners all required schedules, K-1's and such other tax forms as may be required by federal, state or local authorities, and has no outstanding liability for any federal, state or local taxes or interest or penalties thereon, whether disputed or not, except taxes not yet payable which have been provided for in accordance with GAAP and are disclosed in the Financial Statements.

     Section 5.08. ACTIONS PENDING.  Except as disclosed in the Prospectus/Proxy
Statement: (i) there are no actions, suits, proceedings or claims pending or threatened against the Partnership or the General Partner which, if determined adversely to such Partnership, could (A) have a material adverse effect on the Partnership, the Assets or the business of the Partnership when taken as a whole, or (B) prevent or delay the consummation of any of the transactions contemplated by this Agreement; (ii) the Partnership, to the best of its knowledge, is not the subject of any pending or threatened investigation relating to any aspect of the Partnership's operations by any federal, state or local governmental agency or authority; and (iii) the Partnership, to the best of its knowledge, is not and has not been the subject of any formal or informal complaint, investigation or inspection under the Equal Employment Opportunity Act or the Occupational Safety and Health Act (or their state or local counterparts) or by any other federal, state or local authority.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF ATRIX, L.P.

     Atrix, L.P. represents and warrants to the Partnership as follows:

     Section 6.01. VALIDITY OF ACTIONS. Atrix, L.P. (i) is duly organized, validly existing and in good standing under the laws of the State of Colorado,
(ii) has the authority to conduct its business as currently conducted, (iii) is qualified to do business in all jurisdictions in which such qualification is necessary, and (iv) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of Atrix, L.P., has received all necessary authorization and is a legal, valid and binding obligation of Atrix, L.P., enforceable against Atrix, L.P. in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of the Certificate of Limited Partnership or the Agreement of Limited Partnership of Atrix, L.P. nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which

Atrix, L.P. is a party or by which it or its assets may be bound, or cause a breach of any applicable federal or state law or regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

     Section 6.02. MISSTATEMENTS. The representations of Atrix, L.P. contained in this Agreement and the information regarding Atrix, L.P. contained in the Registration Statement and the Prospectus/Proxy Statement do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

                                  ARTICLE VII

                            COVENANTS OF THE PARTIES

     Section 7.01. PROHIBITED ACTS. Pending consummation of the Merger or prior to termination of this Agreement, the Partnership agrees that, without prior written consent of Atrix, L.P., given in a letter which specifically refers to this Section of the Agreement, the Partnership shall not:

          (a) perform any act or omit to take any action that would make any of its representations made above or any information pertaining to it in the Registration Statement or the Prospectus/Proxy Statement inaccurate or materially misleading as of the Effective Time;

          (b) enter into any commitment, contract or other transaction in any way affecting any of the Partnership's business, except to carry out its business in the ordinary course, and as contemplated by this Agreement or in the Prospectus/Proxy Statement;

          (c) make any loans or advances to, or investments in, any other corporation, partnership or other legal entity or to any other persons except in the ordinary course of business;

          (d) borrow money for any purpose or agree to become contingently liable, by guaranty or otherwise, for the obligations or indebtedness of any other person other than in the ordinary course of business; or

          (e) mortgage, pledge, encumber, sell, lease or transfer any of the Assets other than in the ordinary course of business.

     Section 7.02. NOTICE. Pending the consummation of the Merger or prior to termination of this Agreement, each party agrees that it will promptly advise the other of the occurrence of any condition or event which would make any of its representations contained in this Agreement or the Prospectus/Proxy Statement inaccurate, incorrect, or materially misleading.

     Section 7.03. ADDITIONAL DOCUMENTS. At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

     The obligations of the Company and Atrix, L.P., on the one hand, and the Partnership on the other hand, to consummate the Merger shall be subject to compliance with or satisfaction of the following conditions:

     Section 8.01. COMPLIANCE. Atrix, L.P. and the Partnership shall have complied with all of the covenants and agreements in this Agreement on its part to be complied with as of or prior to the Effective Time.

     Section 8.02. PARTNERSHIP APPROVALS. Limited Partners holding an aggregate of at least 2,588 Units, which constitutes an majority of the outstanding Units, shall have approved the Merger.

     Section 8.03. CONSENTS OBTAINED. All necessary consents, waivers, approvals, authorizations or orders required to be obtained, and the making of all filings required to be made by any party to the Merger for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated thereby on or before (and remain in effect at) the Effective Time shall have been obtained or made.

     Section 8.04. NO MATERIAL ADVERSE CHANGE. Since the respective dates as to which information is given in the Registration Statement and the Prospectus/Proxy Statement, there shall not have occurred or been threatened any material adverse changes in the overall business or prospects of the Partnership or in the tax or other regulatory provisions applicable to the Partnership or Atrix, L.P., and Atrix, L.P. shall not have become aware of any facts that, in its sole judgment, have or may have a material effect, whether adverse or otherwise, on the Partnership, taken as a whole, or the value to Atrix, L.P. of the properties of the Partnership, taken as a whole.

     Section 8.05. NO DECLARATIONS. At the Effective Time, there shall be no declaration of suspension of trading in, or limitation on prices for, securities generally on The Nasdaq Stock Market, declaration of a banking moratorium by federal or state authorities or any suspension of payments by banks in the United States (whether mandatory or not) or of the extension of credit by lending institutions in the United States, or commencement of war, armed hostility, or other international or national calamity directly or indirectly involving the United States, which war, hostility or calamity, in the sole judgment of Atrix, L.P., would have a material adverse effect on the business objectives of Atrix, L.P., or, in the case of any of the foregoing existing on the date of the Prospectus/Proxy Statement, any material acceleration or worsening thereof.

     Section 8.06. EFFECTIVENESS OF REGISTRATION STATEMENT. At or prior to the Effective Time, the Registration Statement shall have been declared effective, no stop order suspending the effectiveness of the Registration Statement shall have been issued, no proceedings for such purpose shall have been initiated, and all necessary approvals under state securities or blue sky laws shall have been received.

     Section 8.07. PROSPECTUS/PROXY STATEMENT. All other conditions to the Merger set forth in the Prospectus/Proxy Statement shall have been satisfied or waived.

                                   ARTICLE IX

                                OTHER AGREEMENTS

     WAIVER BY GENERAL PARTNER. Immediately prior to the Effective Time, the Company, as general partner of the Partnership shall waive all rights to (i) any fees not accrued to the Effective Time, and (ii) any proceeds from the sale or liquidation of any property of the Partnership to which the Company would have been entitled pursuant to the Amended and Restated Agreement of Limited Partnership of the Partnership.

                                   ARTICLE X

                         TERMINATION; AMENDMENT; WAIVER

     Section 10.01. TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the filing of the Certificate with the Secretary of State of the State of Colorado, (i) by mutual consent of Atrix, L.P. and the Partnership, (ii) by action of the Partnership in the event of a failure of a condition to the obligations of Atrix, L.P. set forth in Article VIII of this Agreement, (iii) by action of Atrix, L.P. in the event of a failure of a condition to the obligations of the Partnership set forth in Article VIII of this Agreement, or (iv) by action of Atrix, L.P. or the Partnership in the event that the Merger is not consummated prior to December 31, 1995 or such later date as the parties shall mutually agree in writing.

     Section 10.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

     Section 10.03. AMENDMENT. The parties hereto may, by written agreement, amend this Agreement at any time prior to the Effective Time, such amendment to be approved by Atrix, L.P., the Company and the Partnership; provided that, after the approval of the Merger by the Limited Partners holding a majority of the Units of the Partnership, no amendment shall be made which alters or changes
(i) the amount or kind of
consideration which the Limited Partners are entitled to receive upon conversion of the Units of the Partnership or (ii) the terms and conditions of this Agreement if such alteration or change would have an adverse effect on the Limited Partners.

     Section 10.04. WAIVER. At any time prior to the Effective Time, any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive compliance with any of the agreements of any other party or with any condition to the obligations hereunder, in each case only to the extent that such obligations, agreements and conditions are intended for its benefit.

                                   ARTICLE XI

                                 MISCELLANEOUS

     Section 11.01. EXPENSES. If the Merger becomes effective, all of the expenses incurred in connection with the Merger shall be paid as specified in the Prospectus/Proxy Statement.

     Section 11.02. NOTICES. All notices or other communications required or permitted under the terms of this Agreement by any party shall be made in writing and shall be delivered by first class mail or by personal delivery, postage or fees prepaid, to the other parties at 2579 Midpoint Drive, Fort Collins, Colorado 80525, with a copy to Kutak Rock, Suite 2900, 717 Seventeenth Street, Denver, Colorado 80202, Attention: Warren L. Troupe, or to such other address as any of the parties hereto may designate by notice to the others.

     Section 11.03. NON-ASSIGNABILITY. This Agreement shall not be assignable by any of the parties to this Agreement.

     Section 11.04. ENTIRE AGREEMENT. This Agreement contains the parties' entire understanding and agreement with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

     Section 11.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.

     Section 11.06. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to conflicts of law principles.

     Section 11.07. HEADINGS. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

     Section 11.08. GENDER; NUMBER. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

     Section 11.09. SEVERABILITY. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

     Section 11.10. AUTHORIZATION. The Company and AtrixSub, as the sole general partner of the Partnership and Atrix, L.P., respectively, (a) shall be authorized, at such time in their full discretion as they deem appropriate, to execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership or Atrix, L.P., as the case may be, and, to the extent necessary, the limited partners of the Partnership or Atrix, L.P., as the case may be, any and all documents and instruments, and (b) shall do and perform any and all acts required by applicable law or which the Company or AtrixSub, as the case may be, deems necessary or advisable to effectuate the Merger.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.

                                          ATRIX, L.P., a Colorado limited
                                          partnership

                                          By: AtrixSub, Inc., a Colorado
                                              corporation, its sole general
                                              partner

                                          By
                                          --------------------------------------

                                         --------------------------------------,
                                          President

                                          ATRIX LABORATORIES, INC., a Delaware
                                          corporation

                                          By
                                          --------------------------------------
                                             John E Urheim, Vice Chairman and
                                            Chief Executive Officer

                                          VIPONT ROYALTY INCOME FUND, LTD., a
                                          Colorado limited partnership

                                          By: Atrix Laboratories, Inc., a
                                              Delaware corporation, its sole
                                              general partner

                                            By
                                            ------------------------------------
                                               John E. Urheim, Vice Chairman and
                                              Chief Executive Officer

                                   APPENDIX B

              CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        VIPONT ROYALTY INCOME FUND, LTD.
                        (A COLORADO LIMITED PARTNERSHIP)

     THIS CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this "Amendment") of Vipont Royalty Income Fund, Ltd., a Colorado Limited Partnership, (the "Partnership") is made and entered into by and among Atrix Laboratories, Inc., a Delaware corporation, as general partner of the Partnership (the "General Partner"), and those persons and entities who are limited partners of the Partnership (the "Limited Partners"). Capitalized terms used within this Amendment shall have the meanings provided in the Agreement (as defined below) unless otherwise provided herein.

          (a) The Partnership was formed on August 5, 1987 under the provisions of the Colorado Uniform Limited Partnership Act of 1981, as amended ("CULPA"), pursuant to the terms of a Certificate of Limited Partnership filed with the office of the Secretary of State of the State of Colorado and the terms of the Partnership's Agreement of Limited Partnership (the "Original Agreement").

          (b) The Original Agreement was subsequently amended and restated. The Original Agreement as amended and restated is referred to herein as the "Agreement."

          (c) This Amendment amends the Agreement.

          (d) On or before             , 1995, pursuant to the terms of the
     Prospectus/Proxy Statement dated             , 1995 (the "Prospectus/Proxy
     Statement"), Limited Partners holding at least a majority of the outstanding Units of the Partnership voted to approve the merger of the Partnership with and into Atrix, L.P., a Colorado limited partnership ("Atrix L.P.") (such transaction with Atrix L.P. being referred to herein as the "Merger"). Pursuant to the terms of the Merger, the Limited Partners will receive common stock of the General Partner (the "Shares").

          (e) Accordingly, the parties hereto desire to amend the Agreement to authorize the Merger and to provide for the distribution of the Shares among the Limited Partners.

     NOW, THEREFORE, in accordance with the terms of the Agreement, the parties hereto agree to amend the Agreement as follows:

          1. DEFINITIONS. The Agreement shall be amended to include the following defined terms:

          "Assigned Value" means, for purposes of the Merger, the value attributable to the Partnership.

          "Atrix L.P." means Atrix L.P., a Colorado limited partnership.

          "Merger" means the merger of the Partnership with and into Atrix L.P., as described in the Prospectus/Proxy Statement.

          "Prospectus/Proxy Statement" means the Prospectus/Proxy Statement dated , 1995, delivered to the Limited Partners in connection with the Merger.

          "Shares" means the common stock of the General Partner to be issued in the Merger.

     2. SPECIAL DISTRIBUTION OF SHARES. In order to specially distribute Shares to the appropriate Limited Partners in the Merger, Section 14.04 of the Agreement is renumbered as new Section 14.05 and the following information is added to the Agreement to read as follows:

          Section 14.04. Special Distribution of Shares. For purposes of this Agreement, the Merger shall be treated as if the Partnership has (a) disposed of all of its assets and liabilities to Atrix L.P. in exchange for the Shares and (b) liquidated in the manner provided in Section 14.02. Accordingly, pursuant to the

     Merger, the following shall occur: (a) the General Partner will issue Shares to the Partnership; and (b) the General Partner will cause the distribution of the Shares from the Partnership to the Limited Partners on a pro rata basis based upon each Limited Partner's Capital Account in complete liquidation of their interests in the Partnership. In the event a Limited Partner is entitled to a fractional Share, such Limited Partner will receive a cash payment equal to the fraction multiplied by the average closing price per share of the Common Stock taken over the 15 trading days ending on the sixth trading day before the Closing Date. For purposes of Colorado law, the Merger shall be a merger subject to the provisions of
     Section 210 of CULPA.

     3. MERGER. Notwithstanding anything in the Agreement to the contrary, upon the vote in favor of the Merger by Limited Partners holding a majority of the outstanding Units, the Partnership shall be authorized (a) to merge or consolidate with any other domestic or foreign limited partnership (as those terms are defined in CULPA), and (b) to consummate the transactions contemplated by the Merger.

     4. GENERAL PARTNER AUTHORIZATION. The General Partner shall be authorized, at such time in its full discretion as it deems appropriate, to execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership, the General Partner and the Limited Partners, any and all documents and instruments and shall do and perform any and all acts required by applicable law or which the General Partner deems necessary or advisable in order to give effect to this Amendment, to the consummation of any merger or consolidation of the Partnership with any other domestic or foreign limited partnership (as those terms are defined in CULPA), and to the consummation of the Merger.

     5. FULL FORCE AND EFFECT OF AGREEMENT. Except as provided in this Amendment, all other terms of the Agreement remain in full force and effect.

     6. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon, and shall enure to the benefit of, the parties hereto and their respective successors and assigns.

     7. COUNTERPARTS. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

     8. GOVERNING LAW. This Amendment shall be interpreted in accordance with the laws of the State of Colorado, all rights and remedies being governed by such laws.

     IN WITNESS WHEREOF, the undersigned hereby execute this Amendment as of the
            day of             , 1995.

                                          GENERAL PARTNER:

                                          ATRIX LABORATORIES, INC., a Delaware
                                          corporation

                                          By

                                            ------------------------------------
                                              John E. Urheim, Chief Executive
                                                           Officer

                                          LIMITED PARTNERS:

                                          By: ATRIX LABORATORIES, INC. a
                                              Delaware corporation as
                                              Attorney-in-Fact for all Limited
                                              Partners

                                              By

                                              ----------------------------------
                                                John E. Urheim, Vice Chairman
                                                 and Chief Executive Officer

                                   APPENDIX C

                                August 18, 1995

Atrix Laboratories, Inc.
2579 Midpoint Drive
Ft. Collins, CO 80525

     Re: Certain Federal Income Tax Issues

Ladies and Gentlemen:

     We have acted as your tax counsel in connection with the consummation of that certain Agreement and Plan of Merger (the "Merger Agreement") among Vipont Royalty Income Fund, Ltd. (the "Partnership"), Atrix L.P. (the "Company") and you. The general partner and limited partner, respectively, of the Company will be AtrixSub, Inc. and you.

     Pursuant to the terms of the Merger Agreement, the Partnership will be merged into the Company, the survivor of which will be the Company. Immediately thereafter, shares of your common stock, $.001 par value (the "Stock") will be distributed to the former limited partners of the Partnership in accordance with their respective capital account balances. Thereafter, the Company will be dissolved and its remaining assets distributed to you in liquidation thereof. Such remaining assets will be the assets formerly owned by the Partnership.

     You have requested our opinion concerning the material federal income tax consequences of the transactions contemplated by the Merger Agreement by the Partnership. This opinion is based in part on various representations and assumptions and the description of your operations as set forth in that certain Prospectus/Proxy Statement filed with the Securities and Exchange Commission (the "Proxy Statement").

     This opinion is further based in part on relevant provisions of the Code, the Treasury Regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts, each as of the date hereof, all of which are subject to change. Also, any variation or difference in the facts from those set forth in the Proxy Statement or the representations furnished to us by you may affect the conclusions stated herein.

     In rendering this opinion we have assumed the validity of the signatures, the accuracy of copies, and that you have been organized and operated as set forth in your Articles of Incorporation and the Proxy Statement. We further have assumed compliance with the respective terms and conditions of all the following documents and the accuracy of the matters set forth in your representations. Please note that we have not independently verified any of the information described herein.

     Further, in rendering this opinion we have reviewed the following documents:

          i) Your Articles of Incorporation;

          ii) The Proxy Statement;

          iii) The Agreement of Limited Partnership of the Company; and

          iv) The Amended and Restated Agreement of Limited Partnership of the Partnership.

     Further, in rendering the opinion expressed herein, we relied upon the following representations which you have made to us:

          i) the Company was organized solely for the purpose of facilitating the acquisition of the assets of the Partnership by you; and

          ii) immediately after the consummation of the transactions contemplated under the Merger Agreement, the Company will be liquidated and its assets distributed to you.

     Based upon the foregoing, and subject to the qualifications and limitations described herein we are of the opinion that the transactions contemplated under the Merger Agreement will be treated as a sale of assets by the Partnership to which the nonrecognition provisions of Section 351 of the Code will not apply. In addition, in our opinion, the discussion in the Proxy Statement represents the material federal income tax consequences associated with the Merger (as defined in the Proxy Statement), which may affect Limited Partners who are individuals and citizens or residents of the United States, to the extent such discussion describes provisions of the Code or interpretations thereof.

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. Please be advised that we have rendered no opinion regarding any tax issues, other than as set forth herein.

     We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Company's registration statement on Form S-4 and the use of our name in the registration statement.

                                          Very truly yours,

                                          /s/ KUTAK ROCK

                            [KUTAK ROCK LETTERHEAD]

                                August 18, 1995

Atrix Laboratories, Inc.
2579 Midpoint Drive
Ft. Collins, CO 80525

     Re: Vipont Royalty Income Fund, Ltd.

Ladies and Gentlemen:

     We have acted as tax counsel to Atrix Laboratories, Inc. in its separate corporate capacity in connection with the merger of Vipont Royalty Income Fund, Ltd. (the "Partnership") into Atrix, L.P. (the "Company"), pursuant to the terms of that certain merger agreement dated as of the date hereof (the "Merger Agreement"). Please be advised that the partners of the Partnership are hereby entitled to rely upon our opinion of counsel regarding certain federal income tax issues associated with the transactions contemplated under the Merger Agreement to the same extent as if it were addressed to them.

                                            Best regards,

                                            Thane R. Hodson

                                    PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS/PROXY STATEMENT

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The General Corporation Law of the State of Delaware permits a Delaware corporation to indemnify its officers or directors under certain circumstances. Such statute provides that, in actions in which the corporation is not a party, a corporation may indemnify its officers or directors for losses incurred by them if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. In actions in which the corporation is a party, the statute provides the same standard but prohibits indemnification if the director or officer is adjudged liable to the corporation.

     The Company has implemented such indemnification provisions in its Certificate of Incorporation which provides that officers and directors shall be entitled to be indemnified by the corporation to the fullest extent permitted by law against expenses (including attorney's fees), judgments, fines and amounts paid in settlement incurred in connection with any action, suit or proceeding by reason of the fact that he is or was an officer or director of the Company.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

  EXHIBIT
    NO.                                            DESCRIPTION
-----------       ------------------------------------------------------------------------------
    2.01*         Form of Agreement and Plan of Merger to be entered into by and among the
                  Company, Atrix, L.P. and the Partnership, is incorporated by reference to
                  Appendix A to the Prospectus/Proxy Statement.
    3.01(1)       Amended and Restated Certificate of Incorporation of the Company.
    3.02(2)       Amended and Restated Bylaws of the Company.
    4.01(2)       Form of Common Stock Certificate.
    5.01*         Opinion of Kutak Rock as to the legality of the Shares.
    8.01*         Opinion of Kutak Rock as to certain tax matters is incorporated by reference to Appendix C to the Prospectus/Proxy Statement.
   10.01(3)       Research and Development Agreement between the Company and the Partnership dated August 5, 1987.
   10.02(3)       Technology Transfer Agreement between the Company and the Partnership dated
                  August 5, 1987.
   10.03(3)       Marketing Agreement between the Company and the Partnership dated August 5,
                  1987.
   10.04(5)       First Amendment to Marketing Agreement between the Company and the Partnership dated as of October 14, 1992.
   10.05(3)       Purchase Option Agreement between the Company and the Partnership dated August
                  5, 1987.
   10.06(5)       First Amendment to the Purchase Option Agreement between the Company and the
                  Partnership dated as of October 14, 1992.
   10.07(4)       Employment Agreement between the Company and John E. Urheim dated June 4,
                  1993.
   10.08(2)       Amendment No. 3 and Restatement of Master Technology Transfer Agreement
                  between the Company and VPI dated February 22, 1990.
   10.09(2)       Incentive Stock Option Agreement.
   10.10(2)       Amended and Restated Agreement of Limited Partnership of the Partnership dated
                  June 20, 1990.

  EXHIBIT
    NO.                                            DESCRIPTION
-----------       ------------------------------------------------------------------------------
   10.11(3)       Certificate of Limited Partnership of the Partnership.
   10.12(5)       Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of
                  the Partnership.
   10.13*         Form of Amendment to Amended and Restated Agreement of Limited Partnership of
                  the Partnership is incorporated by reference to Appendix B to the
                  Prospectus/Proxy Statement.
   23.01*         Consent of Kutak Rock included as part of its opinion filed as Exhibit 5.01 is incorporated herein by reference.
   23.02*         Consent of Kutak Rock included as part of its opinion filed as Exhibit 8.01 is incorporated herein by reference.
   23.03*         Consent of Deloitte & Touche LLP.
   24.01*         The Power of Attorney, included at page II-5 of the Registration Statement is incorporated herein by reference.
   99.1*          Form of Proxy Card.

---------------
* Filed herewith

(1) Incorporated herein by reference to the Company's Current Report on Form 8-K dated December 1, 1989, as filed with the Securities and Exchange Commission on December 15, 1989.

(2) Incorporated herein by reference to the Registration Statement of Form S-1 of the Company, File No. 33-34882 as filed with the Securities and Exchange Commission.

(3) Incorporated herein by reference to the Registration Statement on Form S-1 of the Company, the Partnership and VPI, File No. 33-11483 as filed with the Securities and Exchange Commission on January 23, 1987.

(4) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993.

(5) Incorporated herein by reference to the Partnership's Annual Report on Form 10-K for the year December 31, 1994, as amended by its Form 10-K/A-1 filed August 18, 1995.

ITEM 22.  UNDERTAKINGS

     A. The Company hereby undertakes the following:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The undersigned Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     D. The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus/Proxy Statement pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

     E. The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ft. Collins, State of Colorado on August 17, 1995

                                          ATRIX LABORATORIES, INC.
                                          (Registrant)

                                          By:        /s/ John E. Urheim

                                            ------------------------------------
                                            John E. Urheim, Vice Chairman of the
                                              Board and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Urheim his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, to all intents and purposes and as full as he may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  NAME                                   TITLE                       DATE
----------------------------------------  -----------------------------------  ----------------
           /s/  William C. O'Neil,        Chairman of the Board of Directors    August 17, 1995
                   Jr.
----------------------------------------
         William C. O'Neil, Jr.
                  /s/  John E.            Vice Chairman of the Board of        August 17, 1995
                  Urheim                  Directors and Chief Executive
----------------------------------------  Officer
             John E. Urheim
                   /s/  G. Lee            President, Chief Scientific Officer   August 17, 1995
                 Southard                 and Director
----------------------------------------
          Dr. G. Lee Southard
                                          Director
----------------------------------------
        Dr. R. Bruce Merrifield
                   /s/  Jere E.           Director                              August 17, 1995
                  Goyan
----------------------------------------
           Dr. Jere E. Goyan
                  /s/  Rodney             Director                              August 17, 1995
                 O'Connor
----------------------------------------
            Rodney O'Connor
              /s/  Dr. D. Walter          Director                              August 17, 1995
                  Cohen
----------------------------------------
          Dr. D. Walter Cohen
                 /s/  David R.            Director                              August 17, 1995
                 Bethune
----------------------------------------
            David R. Bethune
               /s/  Kimberly A.           Corporate Controller Assistant        August 17, 1995
                  Marks                   Secretary, and Assistant Treasurer
----------------------------------------
           Kimberly A. Marks

                            ATRIX LABORATORIES, INC.

                                 EXHIBIT INDEX

                                                                                  SEQUENTIALLY
                                          EXHIBIT                                 NUMBERED PAGE
            --------------------------------------------------------------------  -------------
 2.01*      Form of Agreement and Plan of Merger to be entered into by and among the Company, Atrix, L.P. and the Partnership, is incorporated by reference to Appendix A to the Prospectus/Proxy Statement.
 3.01(1)    Amended and Restated Certificate of Incorporation of the Company.
 3.02(2)    Amended and Restated Bylaws of the Company.
 4.01(2)    Form of Common Stock Certificate.
 5.01*      Opinion of Kutak Rock as to the legality of the Shares.
 8.01*      Opinion of Kutak Rock as to certain tax matters is incorporated by reference to Appendix C to the Prospectus/Proxy Statement.
10.01(3)    Research and Development Agreement between the Company and the
            Partnership dated August 5, 1987.
10.02(3)    Technology Transfer Agreement between the Company and the
            Partnership dated August 5, 1987.
10.03(3)    Marketing Agreement between the Company and the Partnership dated
            August 5, 1987.
10.04(5)    First Amendment to Marketing Agreement between the Company and the
            Partnership dated as of October 14, 1992.
10.05(3)    Purchase Option Agreement between the Company and the Partnership dated August 5, 1987.
10.06(5)    First Amendment to the Purchase Option Agreement between the Company and the Partnership dated as of October 14, 1992.
10.07(4)    Employment Agreement between the Company and John E. Urheim dated
            June 4, 1993.
10.08(2)    Amendment No. 3 and Restatement of Master Technology Transfer
            Agreement between the Company and VPI dated February 22, 1990.
10.09(2)    Incentive Stock Option Agreement.
10.10(2)    Amended and Restated Agreement of Limited Partnership of the
            Partnership dated June 20, 1990.
10.11(3)    Certificate of Limited Partnership of the Partnership.
10.12(5)    Amendment No. 1 to Amended and Restated Agreement of Limited
            Partnership of the Partnership.
10.13*      Form of Amendment to Amended and Restated Agreement of Limited
            Partnership of the Partnership is incorporated by reference to
            Appendix B to the Prospectus/Proxy Statement.
23.01*      Consent of Kutak Rock included as part of its opinion filed as
            Exhibit 5.01 is incorporated herein by reference.
23.02*      Consent of Kutak Rock included as part of its opinion filed as
            Exhibit 8.01 is incorporated herein by reference.
23.03*      Consent of Deloitte & Touche LLP.

                                                                                  SEQUENTIALLY
                                          EXHIBIT                                 NUMBERED PAGE
            --------------------------------------------------------------------  -------------
24.01*      The Power of Attorney, included at page II-5 of the Registration
            Statement is incorporated herein by reference.
99.1*       Form of Proxy Card.

---------------
* Filed herewith

(1) Incorporated herein by reference to the Company's Current Report on Form 8-K dated December 1, 1989, as filed with the Securities and Exchange Commission on December 15, 1989.

(2) Incorporated herein by reference to the Registration Statement of Form S-1 of the Company, File No. 33-34882 as filed with the Securities and Exchange Commission.

(3) Incorporated herein by reference to the Registration Statement on Form S-1 of the Company, the Partnership and VPI, File No. 33-11483 as filed with the Securities and Exchange Commission on January 23, 1987.

(4) Incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993.

(5) Incorporated herein by reference to the Partnership's Annual Report on Form 10-K for the year December 31, 1994, as amended by its Form 10-K/A-1 filed August 18, 1995.